Exhibit 10.4

LEASE

OF PREMISES AT 784 MEMORIAL DRIVE

CAMBRIDGE, MASSACHUSETTS

FROM

BHX, LLC, AS TRUSTEE OF 784 REALTY TRUST

TO

INFINITY PHARMACEUTICALS, INC.

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Exhibits:

A	Property Description
B	Site Plan
C	Building Floor Plan
D	Base Building Work
E	Form of Letter of Credit
F	Notice to Parcel B Owner
G-1	Subordination, Non-Disturbance and Attornment Agreement (Union Security Insurance Company)
G-2	Subordination, Non-Disturbance and Attornment Agreement (future lender)
H	Form of Notice of Lease
Schedules:

2.1	Encumbrances
3.2(b)	Programming Elements for Tenant Improvements
3.2(c)	Approved Contractors for TI Work
5.3	Environmental Reports
6.1(b)	Specifications for Building Systems
6.1(f)	Janitorial Schedule
6.5	Estoppel Certificate of Parcel B Owner
13.15	Letter Agreement

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SUMMARY OF BASIC TERMS

LEASE

OF PREMISES AT 784 MEMORIAL DRIVE

CAMBRIDGE, MASSACHUSETTS

TO

INFINITY PHARMACEUTICALS, INC.

DATED AS OF SEPTEMBER 25, 2014

The following is a summary of certain basic terms of this Lease which is intended for the convenience and reference of the parties. Capitalized terms used, but not defined, in this Summary of Basic Terms have their defined meanings in this Lease. In addition, some of the following items or terms are incorporated into this Lease by reference to the item or term or to this Summary of Basic Terms.

1.	Landlord: BHX, LLC, a Massachusetts limited liability company, as Trustee of 784 Realty Trust under Declaration of Trust dated December 21, 1999, recorded with the Middlesex South Registry of Deeds on December 29, 1999 as Instrument No. 827, and filed with the Middlesex Registry District of the Land Court on December 29, 1999 as Document No. 1127477.

2.	Tenant: Infinity Pharmaceuticals, Inc., a Delaware corporation.

3A.	Premises: The entire Building, containing an agreed upon 61,000 square feet of leasable space.

3B.	Project: The real property with the Building and any other improvements now or hereafter thereon, commonly known as 784 Memorial Drive, Cambridge, Massachusetts, as described on Exhibit A and depicted on Exhibit B.

3C.	Leasable Square Footage of the Premises: 61,000 square feet.

3D.	Leasable Square Footage of the Building: 61,000 square feet.

4A.	Base Building Work: Tenant shall design and perform the Base Building Work as set forth in Section 3.1.

4B.	TI Work: Tenant shall design and perform the TI Work as set forth in Section 3.2.

4C.	Allowances: Landlord shall provide Tenant (i) an allowance for the actual Base Building Costs in the amount of $2,800,000 (the “Base Building Allowance”), (ii) an allowance for the actual TI Costs in the amount of $3,050,000 ($50.00 per square foot) (the “TI Allowance”), and (iii) an allowance for the actual costs of preliminary space planning for the Premises in the amount of $6,100 ($0.10 per square foot) (the “Space Planning Allowance”). If the TI Costs exceed the TI Allowance, Landlord shall, at the request of Tenant as provided in Section 3.5(b)(iv), provide Tenant an additional allowance in an amount up to $1,220,000 ($20.00 per square foot) (the “Supplemental Allowance”) for the actual TI Costs; provided that if Landlord provides the Supplemental Allowance, the monthly installments of Base Rent shall be increased as provided in Section 3.5(b)(iv). The allowances shall be disbursed and applied as provided in Section 3.5.

5A.	Commencement Date: November 1, 2014.

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5B.	Base Rent Commencement Date: April 1, 2015.

5C.	Lease Term: From the Commencement Date through March 31, 2025, subject to extension as provided in Section 2.5(b).

5D.	Extension: Tenant shall have the right to extend the Lease Term for up to two terms of five years each in accordance with Section 2.5(b).

6.	Permitted Use: The Premises may be used for general office purposes and, subject to Legal Requirements, uses accessory to general offices only and for no other purpose.

7.	Security Deposit: $1,000,000, subject to reduction as provided in Section 2.6(c). The Security Deposit shall be in the form of cash or Letter of Credit, as provided in Section 2.6.

8.	Tenant’s Parking Allocation: Tenant shall have the right to use up to 105 parking spaces on Parcel B and the parking spaces in the turnaround in front of the Building, as provided in Section 2.3.

9.	Base Rent: The Base Rent for the Initial Term shall be as follows (subject to increase pursuant to Section 3.5(b)(iv) if Landlord provides the Supplemental Allowance):

PERIOD	ANNUAL RATE	MONTHLY RATE	PSF RATE
Commencement Date until Base Rent Commencement Date*	-0-	-0-	-0-
Base Rent Commencement Date through fifth Lease Year	$2,043,500.00	$170,291.67	$33.50
Sixth through tenth Lease Years	$2,287,500.00	190,625.00	$37.50

If Landlord provides the Supplemental Allowance, the Base Rent provided for above will be increased as provided in Section 3.5(b)(iv).

The Base Rent for each Extension Term will be as provided in Section 4.1(b).

10.	Additional Rent: Tenant’s Share of Operating Costs, Tenant’s Share of Taxes, and the Utility Costs, each as more fully provided in Article IV, and all other fees, charges, expenses, fines, assessments, interest, indemnities and other sums payable by Tenant under this Lease.

11.	Brokers: CB Richard Ellis/New England, having an office at 33 Arch Street, 28th Floor, Boston, MA 02110, and The Bulfinch Companies, Inc., having an office at First Needham Place, 250 First Avenue, Suite 200, Needham, MA 02494.

12A.	Tenant’s Address For Notices, Telephone Number, Email and Taxpayer Identification No.:

Infinity Pharmaceuticals, Inc.

780 Memorial Drive

Cambridge, MA 02139

Attn: Chief Executive Officer

Telephone: 617-453-1000; Email: adelene.perkins@infi.com

Tenant F.I.D.#33-0655706

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with a copy to:

DLA Piper LLP (US)

33 Arch Street

Boston, MA 01220

Attn: Geoff Howell., Esq.

Telephone: 617-406-6008; Email: geoff.howell@dlapiper.com

12B.	Landlord’s Address for Notices:

BHX, LLC, as Trustee of 784 Realty Trust

c/o The Bulfinch Companies, Inc.

First Needham Place

250 First Avenue, Suite 200

Needham, MA 02494

Attention: Robert A Schlager

Telephone: (781) 707-4000; Email: ras@bulfinch.com

with a copy to:

Vorys, Sater, Seymour and Pease LLP

301 East Fourth Street, Suite 3500

Cincinnati, OH 45202

Attn: Charles C. Bissinger, Jr., Esq.

Telephone: (513) 723-4000; Email: ccbissinger@vorys.com

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LEASE

THIS LEASE (this “Lease”), made as of the 25th day of September, 2014, between BHX, LLC, a Massachusetts limited liability company, as Trustee of 784 Realty Trust, and INFINITY PHARMACEUTICALS, INC., a Delaware corporation, is as follows.

W I T N E S S E T H:

ARTICLE I

CERTAIN DEFINITIONS

In addition to the words and terms defined elsewhere in this Lease, the following words and terms shall have in this Lease the meanings given in this Article:

“Additional Rent” has the meaning given in Item 10 of the Summary of Basic Terms.

“Bankruptcy Laws” means any existing or future bankruptcy, insolvency, reorganization, dissolution, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction, or any laws amendatory thereof or supplemental thereto, including, without limitation, the United States Bankruptcy Code of 1978, as amended (11 U.S.C. Section 101 et seq.), as any or all of the foregoing may be amended or supplemented from time to time.

“Base Building Allowance” has the meaning given in Item 4C of the Summary of Basic Terms.

“Base Building Costs” means all costs of designing and performing the Base Building Work.

“Base Building Plans” means the plans and specifications for the Base Building Work, to be prepared by Tenant’s Architect as provided in Section 3.1(b).

“Base Building Work” means the detailed scope of work described in Exhibit D hereto.

“Base Rent” has the meaning given in Item 9 of the Summary of Basic Terms.

“Base Rent Commencement Date” has the meaning given in Item 5B of the Summary of Basic Terms.

“Brokers” has the meaning given in Item 11 of the Summary of Basic Terms.

“Building” means the building located at the Project commonly known as 784 Memorial Drive, Cambridge, Massachusetts, as depicted on the Site Plan.

“Business Days” mean Monday through Friday, except holidays. The term “holiday” shall mean (a) the federal day of celebration of the following holidays: New Year’s Day, President’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas and (b) the Friday after Thanksgiving.

“Capital Operating Costs” means all costs of repairs, replacements and improvements made by Landlord to the Project that, under GAAP, would be capitalized.

“Commencement Date” has the meaning given in Item 5A of the Summary of Basic Terms.

“Declaration” means the Declaration of Easements, Covenants, Conditions and Restrictions, dated December 22, 1999, by 784 Memorial Drive LLC, filed with the Middlesex South Registry District of the Land Court as Document No. 1127474 and recorded in the Middlesex South Registry of Deeds on December 29, 1999, in Book 31008, Page 1, as amended by the First Amendment to Declaration of Easements, Covenants, Conditions and Restrictions, dated September 17, 2001, by 784 Memorial Drive LLC, ARE 770/784/790 Memorial Drive LLC and Landlord, filed with the Middlesex South Registry District of the Land Court as Document No. 1195705 and recorded in the Middlesex South Registry of Deeds in Book 34522, Page 324.

“Encumbrances” has the meaning given in Section 2.1.

“Environmental Law” means the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1802 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Clean Water Act, 33 U.S.C. §1321 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, Chapter 21E of the Massachusetts General Laws, all regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation (including any state or local board of health rules, regulation, or code), or any common law (including common law that may impose strict liability or liability based on negligence), which may relate to or deal with human health, the environment, natural resources, or Hazardous Materials, all as may be from time to time amended or modified.

“Event of Default” means any of the events listed in Section 12.1.

“Excess Base Building Allowance” means, if applicable, any unused portion of the Base Building Allowance remaining after completion of the Base Building Work and payment of all Base Building Costs as established to the reasonable satisfaction of Landlord, including by such certifications, lien waivers and other documents from Tenant, Tenant’s contractor and Tenant’s Architect as Landlord may reasonably request (provided that lien waivers shall not be required from subcontractors performing work with an aggregate cost of less than $50,000 in any one instance).

“Excluded Items” means the following: (a) debt service and ground rent payments; (b) any cost or expenditure for which Landlord is entitled to reimbursement by insurance proceeds or eminent domain proceeds; (c) costs for which Landlord is entitled to reimbursement under warranties; (d) salaries and bonuses of officers and executives of Landlord and administrative employees above the level of property manager or building supervisor and Landlord’s general overhead; (e) the cost of any additions to the Building; (f) any cost, other than the management fee provided for in the definition of Operating Costs, otherwise included in Operating Costs representing an amount paid to a person or entity affiliated with Landlord which is in excess of the amount which would have been paid on an arms-length basis in the absence of such relationship; (g) depreciation, amortization and Capital Operating Costs, other than Permitted Capital Operating Costs; (h) costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project; (i) costs of any disputes between Landlord and its employees; (j) legal fees which are not for the enforcement or protection of rights that benefit Tenant; (k) legal fees in excess of $5,000 for any matter involving the enforcement or protection of rights that benefit Tenant, unless Tenant has authorized legal fees in excess of $5,000 for such matter in writing prior to Landlord incurring such costs; (l) costs of performing any Tenant-Assumed Service; (m) costs incurred to remove, remedy, contain, monitor or treat any Hazardous Materials on, in or about or emanating from the Project (including, without limitation, Hazardous Materials in the ground water or soil); (n) costs, fees and expenses associated with the formation and administration of the ownership entity constituting Landlord, and of its affiliates, such as costs of tax returns or appraisals (but excluding preparation of financial reports required by this Lease); (o) advertising, marketing costs and leasing commissions associated with leasing space in the Building; (p) costs of so-called leasehold improvements to rentable areas in the Building; (q) costs for which Landlord is entitled to reimbursement by third parties; (r) legal and accounting expenses related to lease negotiations and enforcement of leases; (s) damages, penalties, fines or interest that Landlord is obligated to pay by reason of any tort liability of Landlord, Landlord’s violation of Legal Requirements or failure by Landlord to comply with its lease obligations or to timely pay any component of Operating Costs; (t) charitable and political contributions; (u) costs incurred by Landlord as a result of Landlord’s breach of this Lease; (v) compensation paid to any Person to the extent that the same is not fairly allocable to the work or service provided by such Person to the Project; (w) Taxes and any estate, succession, inheritance, profit, use, occupancy, gross receipts, rental, capital gains and transfer taxes imposed upon Landlord; (x) any bad debt loss, rent loss or reserves for bad debts or rent loss; (y) any expenses which are not paid or incurred in respect of the Project but rather in respect of other real property owned by Landlord or affiliates of Landlord; (z) costs incurred with respect to a sale or transfer of all or any portion of the Property or any interest therein or in any Person of whatever tier owning an interest therein; (AA) costs of works or services for particular tenants (including Tenant) that are separately reimbursable to Landlord by such tenant; (BB) costs paid directly by individual tenants, including Tenant, to suppliers, including tenant electricity and telephone costs; (CC) interest or penalties for late payment by Landlord; (DD) reserves; (EE) advertising or marketing expenses; (FF) brokerage fees and commissions; (GG) exactions and impact fees paid to governmental bodies; (HH) charitable or political contributions; and (I) fines and penalties.

“Extension Term” means, as applicable, (a) the period of five years beginning at the end of the Initial Term, and (b) the period of five years beginning at the end of the first Extension Term.

“GAAP” means generally accepted accounting principles, consistently applied.

“Hazardous Materials” means, at any time, (a) any “hazardous substance” as defined in §101(14) of CERCLA (42 U.S.C. §9601(14)) or regulations promulgated thereunder; (b) any “solid waste,” “hazardous waste,” or “infectious waste,” as such terms are defined in any Environmental Law at such time; (c) asbestos, urea-formaldehyde, polychlorinated biphenyls (“PCBs”), bio-medical materials or waste, nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances which may be hazardous to human or animal health or the environment or which are listed or identified in, or regulated by, any Environmental Law; and (d) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under any Environmental Law.

“Initial Term” means the period beginning at 12:01 a.m. on the Commencement Date and ending at 11:59 p.m. on March 31, 2025.

“Insurance Costs” includes the cost of insuring the entire Project, including without limitation the Building and other improvements now or hereafter situated thereon, and all operations conducted in connection therewith, with such policies, coverages and companies and in such limits as are required pursuant to Section 6.1(h); provided that the costs of any insurance covering debt service or similar financing charges shall be excluded from Insurance Costs. The costs of environmental liability insurance reasonably allocable to the Project, amortized on a straight-line basis over the term of the insurance policy, up to a maximum of $5,000 in any year, may be included in Insurance Costs if a copy of the applicable insurance policy and an endorsement reasonably satisfactory to Tenant naming Tenant as an additional insured is provided to Tenant.

“Invitees” means, as to Landlord or Tenant, its employees, workers, visitors, guests, customers, suppliers, agents, contractors, representatives, licensees and other invitees (other than persons under the direction or control of the other party to this Agreement).

“Land” means the land located at 784 Memorial Drive, Cambridge, Massachusetts, more particularly described in Exhibit A hereto and which is depicted on the Site Plan.

“Landlord” means BHX, LLC, a Massachusetts limited liability company, as Trustee of 784 Realty Trust, its successors and assigns.

“Landlord’s Services” means the Services to be performed by Landlord as provided in Section 6.1, being all of the Services other than the Tenant-Assumed Services.

“Latent Defect” means any defect in the Building which (a) exists as of the date of this Lease, (b) is discovered by Tenant after the date of this Lease in the course of performing the Base Building Work, (c) was not reasonably discoverable by visual inspection of Tenant on the basis of Tenant’s due diligence prior to the date of this Lease, and (d) affects Base Building Work; provided that Latent Hazardous Materials shall not constitute a Latent Defect.

“Latent Defect Costs” means all costs of designing and performing the Latent Defect Work, if any.

“Latent Defect Work” means the work reasonably necessary to correct Latent Defects, if any.

“Latent Hazardous Materials” means Hazardous Materials which (a) exist in the Building as of the date of this Lease, (b) are in violation of Environmental Laws or the presence of which otherwise increases the cost to perform the Base Building Work (e.g. asbestos containing materials that are below reportable thresholds but that require special handling or precautions), and (c) are discovered by Tenant after the date of this Lease in the course of performing the Base Building Work.

“Latent Hazardous Materials Costs” means all costs of designing and performing the Latent Hazardous Materials Work, if any.

“Latent Hazardous Materials Work” means the work reasonably necessary to remediate the Latent Hazardous Materials, if any.

“Lease Effectiveness Conditions” has the meaning given in Section 13.15.

“Lease Term” means the Initial Term and, if Tenant timely and properly exercises its right to extend pursuant to Section 2.5(b), each Extension Term as to which Tenant exercises such right.

“Lease Year” means the 12 month period beginning on each April 1 throughout the Lease Term; provided that the first Lease Year shall also include the period from the Commencement Date until the Base Rent Commencement Date.

“Legal Requirements” means all applicable laws, statutes, rules, regulations and requirements of governmental authorities, including, but not limited to, zoning laws and building codes.

“Operating Costs” means all reasonable costs, expenses and disbursements of every kind and nature (except Taxes) which Landlord shall pay in connection with performing Landlord’s Services in accordance with this Lease. Operating Costs shall include, by way of illustration, but not be limited to, all reasonable costs or charges paid by Landlord for or in connection with any of the following: the performance of Landlord’s maintenance and repair obligations with respect to the Project; providing janitorial service to the Project; the maintenance, repair and replacement of HVAC equipment and systems; providing utility services to the Project; operating any shuttle or other transportation service between the Project and public transportation stations (if any); any police details at any entrances to the Project if required to undertake repairs and maintenance, requested by Tenant or required by Legal Requirements; removal of trash, debris, and refuse; removal of snow and ice; pest and vermin control; providing, maintaining, repairing and replacing paving, curbs, walkways, landscaping, planters, roofs, walls, drainage, utility lines, security systems and other equipment; painting the exterior of the Building; repaving, resurfacing and restriping parking areas and drives; lighting, cleaning, waterproofing, repairing and maintaining Outside Areas; licenses, permits and inspection fees; legal, accounting, inspection and third-party consultant fees; Permitted Capital Operating Costs; wages, salaries and benefits of operating personnel, including welfare, retirement, vacations and other compensation and fringe benefits and payroll taxes; any insurance deductible paid by Landlord in connection with an insured property loss; a management fee equal to 1.75% of gross rents (gross rents being the Base Rent plus the Additional Rent payable with respect to Operating Costs and Taxes, but expressly excluding from Operating Costs any costs incurred by Tenant for any Tenant-Assumed Services), regardless of the allocation of Services as between Landlord Services and Tenant-Assumed Services; Insurance Costs; and costs that are the responsibility of Landlord under the Declaration. However, notwithstanding the above, none of the Excluded Items shall be included in Operating Costs.

“Outside Areas” means all areas of the Project located outside of the Building, including parking areas located on the Property from time to time.

“Outside Equipment” means an emergency generator, mechanical equipment, heat exchangers, solar panels, antennas, satellite dishes and the like and related appurtenances and cabling used in connection with Tenant’s business at the Premises.

“Parcel B” has the meaning given in the Declaration.

“Parcel B Owner” has the meaning given in the Declaration.

“Permitted Capital Operating Costs” means Capital Operating Costs consisting of (a) capital repairs or replacements (as distinct from capital improvements) necessary in Landlord’s good faith judgment for the proper maintenance and repair of the Project, (b) capital repairs, replacements or improvements required by new Legal Requirements enacted and effective after the date of this Lease, or (c) capital repairs, replacements or improvements which reduce other Operating Costs, in each case amortized over their expected useful life based upon and including a market rate of interest; provided that Permitted Capital Operating Costs shall not include any portion of the Capital Operating Costs described in clause (c) above in excess of the annual reduction in Operating Costs achieved by reason of the capital repair, replacement or improvement; and provided, further, that Capital Operating Costs for the Building shell, foundation, roof, columns, façade, floor slabs and other structural elements of the Building shall not be Permitted Capital Operating Costs.

“Permitted Transferee” means (a) an entity controlling, controlled by or under common control with Tenant, (b) an entity which succeeds to Tenant’s business by merger, consolidation or other form of corporate reorganization, or (c) an entity which acquires all or substantially all of Tenant’s assets or stock; provided that an entity may not become a Permitted Transferee through or as a part of a bankruptcy or other similar insolvency proceeding.

“Permitted Use” has the meaning given in Item 6 of the Summary of Basic Terms.

“Person” means any individual, partnership, joint venture, trust, limited liability company, business trust, joint stock company, unincorporated association, corporation, institution, or entity, including any governmental authority.

“Preliminary Base Building Plans” means plans for the Base Building Work preliminary to the Base Building Plans, to be prepared by Tenant’s Architect in accordance with Section 3.1(b).

“Preliminary TI Plans” means the space plans for the Premises and other plans for the TI Work preliminary to the TI Plans, to be prepared by Tenant’s Architect in accordance with Section 3.2(b).

“Premises” has the meaning given in Item 3A of the Summary of Basic Terms.

“Project” has the meaning given in Item 3B of the Summary of Basic Terms.

“Services” has the meaning given in Section 6.1.

“Site Plan” means the site plan attached hereto as Exhibit B which depicts the approximate size and layout of the Land and the Building.

“Space Planning Allowance” has the meaning given in Item 4C of the Summary of Basic Terms.

“Summary of Basic Terms” means the Summary of Basic Terms which appears immediately after the table of contents of this Lease.

“Supplemental Allowance” has the meaning given in Item 4C of the Summary of Basic Terms.

“Tax Fiscal Year” shall mean the City of Cambridge fiscal year (i.e. July 1 through June 30 next following), or such other tax period as may be established by the City of Cambridge for the payment of Taxes.

“Taxes” shall mean (a) all real estate taxes, assessments, betterments, water or sewer entrance fees and similar charges against the Project, including general, special, ordinary and extraordinary, or any other charges (including charges for the use of municipal services if billed separately from other taxes), levied, assessed or imposed at any time by any governmental authority upon or against the Land, the Building or the fixtures, signs and other improvements thereon then comprising the Project (provided that such other charges are levied, assessed or imposed against other commercial properties in the City of Cambridge) and (b) all reasonable out-of-pocket attorneys fees, appraisal fees and other fees, charges, costs and/or expenses incurred in connection with any proceedings related to the contest of amount of the Taxes, the tax classification and/or the assessed value of the Project. This definition of Taxes is based upon the present system of real estate taxation in the Commonwealth of Massachusetts; if taxes upon rentals or any other basis shall be substituted, in whole or in part, for the present ad valorem real estate taxes, the term “Taxes” shall be deemed changed to the extent to which there is such a substitution for the present ad valorem real estate taxes but only to the extent that the same would be payable if the Project were the only property of Landlord. Notwithstanding anything to the contrary contained in this Lease, the following shall be excluded from Taxes and shall be paid solely by Landlord: inheritance, estate, succession, transfer, gift, franchise, or capital stock tax, or any income taxes arising out of or related to ownership and operation of income producing real estate, or any excise taxes imposed upon Landlord based upon gross or net rentals or other income received by it. Betterment assessments and interest thereon shall be apportioned equally over the longest period permitted by law

“Tenant” means Infinity Pharmaceuticals, Inc., a Delaware corporation, its permitted successors and permitted assigns.

“Tenant-Assumed Service” has the meaning given in Section 6.2(a).

“Tenant’s Architect” means Olson Lewis + Architects or another architectural firm selected by Tenant or Tenant’s design-build contractor, if applicable, and approved by Landlord, which approval Landlord will not unreasonably withhold, condition or delay.

“Tenant’s Share” means the amount (expressed as a percentage) equal to (a) the Leasable Square Footage of the Premises divided by (b) the Leasable Square Footage of the Building, rounded to the nearest one-tenth of one percent (0.1%), being 100%.

“TI Allowance” has the meaning given in Item 4C of the Summary of Basic Terms.

“TI Costs” means all costs of designing and performing the TI Work.

“TI Plans” means the plans and specifications for the TI Work, to be prepared by Tenant’s Architect in accordance with Section 3.2(b).

“TI Work” means the alterations and improvements to be made to the Premises to prepare the Premises for Tenant’s occupancy.

“Utility Costs” means the costs for all utility services provided to the Project, including but not limited to gas, electric, telephone, cable, water and sewer service.

ARTICLE II

LEASE OF PREMISES

Section 2.1 Lease of the Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon and subject to the terms and provisions of this Lease, subject to all zoning ordinances and subject to and with the benefit of all easements, covenants, conditions and restrictions of record listed on Schedule 2.1 (the “Encumbrances”). Without limiting the generality of the immediately preceding sentence, the Premises are leased by Landlord to Tenant subject to, and together with the benefit of, the Declaration.

Section 2.2 Outside Areas. The Premises are leased with the benefit of the exclusive right to use the Outside Areas for all such purposes as such areas may be reasonably designated, but only in connection with lawful business in the Building.

Section 2.3 Parking. Tenant shall have all of the rights under the Declaration to use up to 105 of the parking spaces on Parcel B, on and subject to the terms and conditions set forth in the Declaration. Without limiting the generality of the immediately preceding sentence, Tenant shall be a “Parcel A Parking Tenant,” as defined in the Declaration, and Landlord shall give Parcel B Owner notice designating Tenant as a Parcel A Parking Tenant, effective as of the Commencement Date, with respect to 105 parking spaces or such smaller number of parking spaces which Tenant has indicated by written notice to Landlord that Tenant desires to use. At the written request of Tenant from time to time, Tenant may change the number of parking spaces being used by Tenant on Parcel B (up to 105 parking spaces), in which event Landlord will promptly communicate such change to Parcel B Owner as contemplated by the Declaration and such change shall become effective in accordance with the Declaration. In addition to designating Tenant as a Parcel A Parking Tenant, Landlord shall permit Tenant to participate with Landlord in the determination of the “Market Rent,” as defined in the Declaration, for parking spaces pursuant to Section 4.6.2(d) of the Declaration. In addition to the parking spaces on Parcel B which Tenant may use as provided above, Tenant shall have the exclusive right to use, free of charge, the parking spaces in the turnaround in front of the Building. Landlord and Tenant shall cooperate to attempt to obtain the approval of the Parcel B Owner under the Declaration to allow Tenant to exercise all of the rights of the Parcel A Owner to the parking spaces on Parcel B directly, rather than through Landlord (e.g. by notifying the Parcel B owner regarding the number of spaces to be used from time to time and for purposes of determining the Market Rent for parking established under the Declaration).

Section 2.4 Declaration Common Areas. Tenant shall have the right to use the Common Areas (as defined in the Declaration), on and subject to the terms and conditions set forth in the Declaration. Such Common Areas include the landscaped areas located immediately northerly and southerly of the Project, depicted as “Restriction Area A” and “Restriction Area B” on the site plan which is Exhibit B to the Declaration. At Tenant’s request, Landlord shall, at no out-of-pocket cost to Landlord, cooperate with Tenant in seeking the consent of Parcel B Owner to Tenant’s installation and maintenance of landscaping and landscaping elements within Restriction Area A and Restriction Area B.

Section 2.5 Lease Term.

(a) Initial Term. The Lease Term shall commence at 12:01 a.m. on the Commencement Date and shall end at 11:59 p.m. on the last day of the tenth Lease Year, subject to extension as provided in Section 2.5(b).

(b) Extension Options. Provided an Event of Default does not then exist, Tenant shall have the right to extend the Lease Term for up to two periods of five years each by giving Landlord written notice of extension, which notice must be delivered not earlier than 18 months, nor later than 12 months, prior to expiration of the Initial Term or first Extension Term, as applicable. If an extension becomes effective, the Lease Term shall be automatically extended upon the same terms and conditions as were applicable to the Initial Term, except that (i) Base Rent for such Extension Term shall be as set forth in Section 4.1(b), and (ii) there shall be no further right to extend or renew the Lease Term beyond the second Extension Term.

Section 2.6 Security Deposit.

(a) Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord the Security Deposit, which shall be in the form of cash or a letter of credit which satisfies the conditions of Section 2.6(b) (“Letter of Credit”).

(b) The Letter of Credit must satisfy all of the following conditions: (i) the Letter of Credit must be in the form attached hereto as Exhibit E, or in such other substantially similar form as Landlord may approve, with an expiration date not less than one year after the date of the Letter of Credit; (ii) the beneficiary of the Letter of Credit must be Landlord or Landlord’s lender (provided that any such lender is subject to the terms of this Section 2.6); (iii) the Letter of Credit must be irrevocable, unconditional and transferable one or more times without charge to Landlord; and (iv) the Letter of Credit must be issued by a bank satisfactory to Landlord in its reasonable discretion (Landlord acknowledging that JP Morgan Chase Bank, NA is acceptable). If, at any time, the issuer of the Letter of Credit gives notice of its election not to renew, extend and/or reissue the Letter of Credit, then Tenant shall, not later than 30 days prior to the expiration of the term of the Letter of Credit, deliver to Landlord (1) a replacement Letter of Credit satisfying all of the above conditions or (2) cash in the full amount of the expiring Letter of Credit; and if Tenant fails to timely deliver to Landlord a replacement Letter of Credit as provided above or cash in the full amount of the expiring Letter of Credit, Landlord may draw on the Letter of Credit and hold the proceeds of such drawing as the Security Deposit. If (x) Landlord shall reasonably feel insecure with the creditworthiness of the bank issuing the Letter of Credit and Tenant shall fail, within 20 days after notice, to either provide a replacement Letter of Credit as provided above or cash in the full amount of the existing Letter of Credit, or (y) Tenant fails to provide Landlord with cash in the full amount of the Letter of Credit within ten days after notice from Landlord that (I) any proceedings under the Bankruptcy Code, receivership or any insolvency law are instituted with the issuer of the Letter of Credit as debtor or (II) the bank issuing the Letter of Credit is taken over by the Federal Deposit Insurance Corporation, the Resolution Trust Corporation or a similar entity, then such failure by Tenant under clauses (x) or (y) of this sentence shall constitute an Event of Default and, in addition to any other rights which Landlord might have by reason of such Event of Default, Landlord may draw on the Letter of Credit and hold the proceeds of such drawing as part of the Security Deposit.

(c) The amount of the Security Deposit shall be subject to reduction as provided in this Section 2.6(c). The initial amount of the Security Deposit shall be $1,000,000. As of the commencement of the third Lease Year, provided that an Event of Default does not then exist and that no Event of Default has occurred during the second Lease Year, the amount of the Security Deposit shall be reduced to $500,000. As of the beginning of the fifth Lease Year, provided that Tenant qualified for the prior reduction of the Security Deposit and an Event of Default does not then exist and that no Event of Default has occurred during the fourth Lease Year, the amount of the Security Deposit shall be further reduced to $250,000. If, upon any reduction in the amount of the Security Deposit as provided above, the Security Deposit is then in the form of a Letter of Credit, then such reduction in the amount of the Security Deposit shall be accomplished by Tenant causing the issuing bank to issue (i) a replacement Letter of Credit in an amount reflecting the reduced amount of the Security Deposit, whereupon Landlord shall return the replaced Letter of Credit to the issuing bank, or (ii) an amendment of the Letter of Credit reflecting the reduced amount of the Security Deposit. Tenant shall have the right to substitute a replacement Letter of Credit meeting the criteria of this Section 2.6 from time to time. Landlord shall reasonably cooperate with Tenant in the provision of any replacement or amendment of the Letter of Credit hereunder for purposes of avoiding the need for Tenant to maintain Letters of Credit for the benefit of Landlord in amounts in excess of those required by this Lease at any one time; e.g. by use of an escrow arrangement with a third party reasonably approved by Landlord or otherwise.

(d) The Security Deposit is security for the faithful performance and observance by Tenant of Tenant’s obligations under this Lease and is not an advance payment of rent. If an Event of Default occurs, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for payment of any Base Rent or Additional Rent which is then due and payable or for any sum which Landlord expends by reason of the occurrence of an Event of Default, including, but not limited to, any damage or deficiency accrued before or after summary proceedings or other re-entry by

Landlord, including the costs of such proceeding or re-entry and further including, without limitation, reasonable attorneys’ fees. Landlord shall always have the right to apply the Security Deposit, or any part thereof, as aforesaid, without notice (other than notices required with respect to the Event of Default) and without prejudice to any other remedy which Landlord may have, or Landlord may pursue any other such remedy in lieu of applying the Security Deposit or any part thereof. No interest shall be payable on the Security Deposit and Landlord shall have the right to commingle the Security Deposit with other funds of Landlord. If Landlord shall apply the Security Deposit in whole or in part, Tenant shall within five Business Days following demand pay to Landlord the amount so applied, or cause the Letter of Credit to be reinstated, to restore the Security Deposit to its original amount. In the event of a sale or other transfer of the Project, or leasing of the entire Project including the Premises subject to Tenant’s tenancy hereunder, Landlord shall transfer the Security Deposit then remaining to the vendee or lessee, such vendee or lessee shall thereupon become entitled to the rights and subject to the obligations of the landlord under this Lease (including the obligations with respect to the Security Deposit), and, provided that such vendee or lessee has assumed Landlord’s obligations under this Section 2.6 in writing, Landlord shall thereupon be released from all liability for the return of such Security Deposit to Tenant, and Tenant agrees to look solely to the new landlord for the return of the Security Deposit then remaining. Tenant will not assign or encumber or attempt to assign or encumber the Security Deposit, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Upon the expiration or earlier termination of the term, Landlord shall, within 15 days thereafter, return the Letter of Credit to Tenant, provided that no Event of Default is then continuing.

Section 2.7 Lease Amendment. If, pursuant to any provision of this Lease, there results a change in any of the terms or amounts in the Summary of Basic Terms then in effect, Landlord and Tenant will promptly execute a written amendment to, and restatement of, the Summary of Basic Terms, substituting the changed terms and recomputed amounts in lieu of each of the applicable terms and amounts then in effect which have been changed. As of the effective date of the amendment to the Summary of Basic Terms, the changed terms will be effective for all purposes of this Lease, and the amended and restated Summary of Basic Terms will be a part of, and incorporated into, this Lease. The failure of the parties to enter into such an amendment shall not affect the changes to this Lease as otherwise determined pursuant to the provisions hereof.

ARTICLE III

WORK; SIGNS

Section 3.1 Base Building Work.

(a) Generally. Tenant shall design and perform the Base Building Work in accordance with this Section 3.1.

(b) Base Building Plans. Prior to commencing any Base Building Work, Tenant will cause Tenant’s Architect to prepare and submit to Landlord for review and approval Base Building Plans, consisting of construction documents for the Base Building Work sufficient to obtain a building permit from the City of Cambridge inspectional services department and for the bidding of the Base Building Work. In the process of developing the Base Building Plans, Tenant shall cause Tenant’s Architect to prepare and submit to Landlord for review and approval a set of each of schematic and design development plans as Preliminary Base Building Plans. Within five Business Days after receipt of any proposed Preliminary Base Building Plans or Base Building Plans, Landlord shall, by written notice to Tenant, reasonably approve or disapprove the same. Landlord will not unreasonably withhold its approval of proposed Preliminary Base Building Plans or Base Building Plans, and in any disapproval of proposed Preliminary Base Building Plans or Base Building Plans (in whole or in part), Landlord shall specify in reasonable detail the respects in which the Preliminary Base Building Plans or Base Building Plans are not satisfactory to Landlord and the changes which Landlord desires in order that the Preliminary Base Building Plans or Base Building Plans will be satisfactory to Landlord. After receiving any notice of disapproval from Landlord with respect to proposed Preliminary Base Building Plans or Base Building Plans, Tenant will revise the same as reasonably requested by Landlord and will resubmit the revised Preliminary Base Building Plans or Base

Building Plans to Landlord for review and approval in accordance with the procedures set forth in this Section. Landlord will not disapprove any element of proposed Preliminary Base Building Plans or Base Building Plans that are provided for in, or reasonably inferable from, previously approved Preliminary Base Building Plans or the scope of work described in Exhibit D hereto. Tenant may make changes in the approved Base Building Plans only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided that Tenant may make minor field work changes in the approved Base Building Plans which do not, individually or in the aggregate, materially adversely affect the quality, functionality or aesthetic appearance of the Base Building Work or the Building, with notice to Landlord (without the requirement of consent) where Tenant’s general contractor is obligated to provide Tenant with notice of the same. Landlord’s approval of Preliminary Base Building Plans or Base Building Plans shall not, and shall not be deemed to, be a certification, representation or warranty by Landlord that the same are adequate, complete or in compliance with Legal Requirements, provided that nothing in this sentence shall relieve Landlord of its obligations for ongoing maintenance of the Base Building Work as described in Section 3.1(e), below. Landlord may, at its election, have one or more architects and/or engineers selected by Landlord review proposed Preliminary Base Building Plans, Base Building Plans and/or any proposed changes therein. All such reviews shall be for the sole benefit of Landlord and neither Landlord nor such architects and/or engineers shall have any liability or obligation to Tenant or any other Person with respect to the Base Building Plans or the Base Building Work.

(c) Performance of Base Building Work. Tenant shall be fully responsible for causing the Base Building Work to be performed. The general contractor or construction manager performing or managing the Base Building Work, and the contract pursuant to which such general contractor or construction manager performs or manages the Base Building Work, shall be subject to the provisions of Section 3.1(d). All of the Base Building Work shall be done in a good and workmanlike manner using new and high quality materials, in accordance with Legal Requirements and insurance requirements applicable thereto, substantially in accordance with the approved Base Building Plans, and in accordance with the requirements of Section 7.11 and other applicable provisions of this Lease. Landlord may conduct such inspections of the Base Building Work as Landlord, in its sole discretion, determines. All such inspections shall be for the sole benefit of Landlord and Landlord shall have no liability or obligation to Tenant or any other Person with respect to the Base Building Work or the performance thereof.

(d) Contractor and Contract. Tenant shall chose a general contractor or construction management firm reasonably approved by Landlord (Landlord acknowledging that The Richmond Group and TRG Builders are approved) for the performance or management of the Base Building Work and shall cause such general contractor or construction manager to bid the Base Building Work to at least three subcontractors approved by Landlord, which approval Landlord will not unreasonably withhold, condition or delay, for each trade other than the mechanical, electrical and plumbing trades, which may be bid to vendor engineered design/build subcontractors reasonably approved by Landlord. Landlord shall consult with Tenant and Tenant’s general contractor or construction manager in reviewing such bids, and Tenant shall select the lowest and best pre-qualified bid, unless otherwise approved by Landlord and such general contractor or construction manager. The general contract or the construction management agreement for the performance or management of the Base Building Work shall be a fixed price or guaranteed maximum price contract and shall be subject to the prior written approval of Landlord not to be unreasonably withheld, conditioned or delayed. If Tenant elects to have a single contractor (whether a general contractor or a construction manager) or architect design, perform or manage both the Base Building Work and the TI Work, then Tenant shall either (i) enter into a separate contract with such contractor and architect, if applicable, for each of the Base Building Work and the TI Work or (ii) enter into a single contract with such contractor and architect, if applicable, for both the Base Building Work and the TI Work which provides for a separate accounting for each of the Base Building Work and the TI Work and, with respect to construction, a separate fixed price or guaranteed maximum price for the Base Building Work. Tenant shall obtain a preliminary estimate for the fixed price or guaranteed maximum price for the Base Building Work upon Landlord’s approval of the design development documents.

(e) Ongoing Maintenance. Upon completion of the Base Building Work, Tenant shall assign, on a non-exclusive basis, all contracts and warranties for the Base Building Work to Landlord. Such warranties shall include, without limitation, (i) a warranty from the general contractor or construction manager for the Base Building Work that the Base Building Work has been performed in a good and workmanlike manner, free from defects in workmanship and materials, in compliance with Legal Requirements, and substantially in accordance with the Base Building Plans, and (ii) a warranty from Tenant’s Architect that the Base Building Plans comply with all Legal Requirements. After completion of the Base Building Work, and Landlord will have the ongoing obligation to repair and maintain the same consistent with Landlord’s maintenance and repair obligations under this Lease, including the repair of any defects in the Base Building Work (provided that any costs of such repair and maintenance shall be included in Operating Costs, except to the extent of any Excluded Costs).

Section 3.2 TI Work.

(a) Generally. Tenant shall design and perform the TI Work in accordance with this Section 3.2.

(b) TI Plans. Prior to commencing any TI Work, Tenant will cause Tenant’s Architect to prepare and submit to Landlord for review and approval TI Plans, consisting of working plans and specifications for the TI Work. In the process of developing the TI Plans, Tenant may cause Tenant’s Architect to prepare and submit to Landlord for review and approval Preliminary TI Plans. Within five Business Days after receipt of proposed Preliminary TI Plans or TI Plans, Landlord shall, by written notice to Tenant, reasonably approve or disapprove the same. Landlord will not unreasonably withhold its approval of proposed Preliminary TI Plans or TI Plans, and in any disapproval of proposed Preliminary TI Plans or TI Plans (in whole or in part), Landlord shall specify in reasonable detail the respects in which the Preliminary TI Plans or TI Plans are not satisfactory to Landlord and the changes which Landlord desires in order that the Preliminary TI Plans or TI Plans will be satisfactory to Landlord. Landlord expressly acknowledges that the Preliminary TI Plans and TI Plans may include the programming elements described on Schedule 3.2(b) hereto. After receiving any notice of disapproval from Landlord with respect to proposed Preliminary TI Plans or TI Plans, Tenant will revise the same as reasonably requested by Landlord and will resubmit the revised Preliminary TI Plans or TI Plans to Landlord for review and approval in accordance with the procedures set forth in this Section. Tenant may make material changes in the approved TI Plans only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall be fully responsible for the compliance of the TI Plans with all Legal Requirements and for assuring that the TI Plans provide for TI Work that will be in compliance with all Legal Requirements and will satisfy Tenant’s requirements. Landlord’s approval of Preliminary TI Plans or TI Plans shall not, and shall not be deemed to, be a certification, representation or warranty by Landlord that the same are adequate, complete or in compliance with Legal Requirements. Landlord may, at its election, have one or more architects and/or engineers selected by Landlord review proposed Preliminary TI Plans, TI Plans and/or any proposed changes therein. All such reviews shall be for the sole benefit of Landlord and neither Landlord nor such architects and/or engineers shall have any liability or obligation to Tenant or any other Person with respect to the TI Plans or the TI Work.

(c) Performance of TI Work. Tenant shall be fully responsible for the performance of the TI Work. The contractor(s) performing the TI Work shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and Tenant shall furnish to Landlord a copy of the contract(s) with such contractor(s). The contractors listed on Schedule 3.2(c), attached, are hereby approved by Landlord for the purposes of the immediately preceding sentence. All of the TI Work shall be done in a good and workmanlike manner using new and high quality materials, in accordance with Legal Requirements and insurance requirements applicable thereto, substantially in accordance with the approved TI Plans, and in accordance with the requirements of Section 7.11 and other applicable provisions of this Lease. Landlord may conduct such inspections of the TI Work as Landlord, in its sole discretion, determines. All such inspections shall be for the sole benefit of Landlord and Landlord shall have no liability or obligation to Tenant or any other Person with respect to the TI Work or the performance thereof.

Section 3.3 Latent Defect Work. If, in the course of performing the Base Building Work, Tenant discovers any Latent Defects, then, in conjunction with the performance of the Base Building Work, Tenant shall perform the Latent Defect Work. The Latent Defect Work shall be designed and performed in the same manner, and on and subject to the same terms and conditions as are applicable to, the design and performance of the Base Building Work as set forth in Section 3.1.

Section 3.4 Latent Hazardous Materials Work. If, in the course of performing the Base Building Work, Tenant discovers any Latent Hazardous Materials, then Landlord shall perform the Latent Hazardous Materials Work to remediate the Latent Hazardous Materials at its sole cost and expense. Landlord shall perform the Latent Hazardous Materials Work in a good and workmanlike manner, in accordance with Legal Requirements, and in such manner as to minimize any delay in performance of the Base Building Work or the TI Work, to the extent practical. If practical to perform the Latent Hazardous Materials Work, on the one hand, and the Base Building Work and/or TI Work, on the other hand, concurrently, Landlord and Tenant shall cooperate to coordinate such work to minimize interference of one with the other.

Section 3.5 Responsibility for Costs.

(a) Base Building Costs. Landlord shall provide the Base Building Allowance to or for the benefit of Tenant for the payment of Base Building Costs, on and subject to the terms and conditions set forth in this Section 3.5(a). Disbursement of the Base Building Allowance to or at the direction of Tenant to pay or reimburse Tenant for Base Building Costs shall be conditioned upon the subject Base Building Work having been performed in accordance with the provisions of this Lease, and shall be subject to Landlord’s receipt of a request for payment in form and with backup reasonably satisfactory to Landlord, including but not limited to such certifications, lien waivers and other documents from Tenant, Tenant’s contractor and Tenant’s Architect as Landlord may reasonably require (provided that lien waivers shall not be required from subcontractors performing work with an aggregate cost of less than $50,000 in any one instance). Tenant may request disbursements of the Base Building Allowance from time to time as the Base Building Work progresses, but not more frequently than monthly. Landlord shall make disbursements of the Base Building Allowance to or at the direction of Tenant within 30 days after receipt of Tenant’s written request and reasonably satisfactory backup documentation. Landlord may inspect the Base Building Work as a condition to making any requested disbursement of the Base Building Allowance to confirm the status of the Base Building Work and that the Base Building Work is being performed in accordance with the provisions of this Lease. All Base Building Costs in excess of the Base Building Allowance shall be paid by Tenant, without reimbursement by Landlord. Any Excess Base Building Allowance shall be available, first, for application to payment of or reimbursement for any Latent Defect Costs and Latent Hazardous Materials Costs, and second, for application to payment of or reimbursement for any TI Costs in excess of the TI Allowance.

(b) TI Costs.

(i) General. Landlord shall provide the Space Planning Allowance and the TI Allowance to or for the benefit of Tenant for the payment of TI Costs, on and subject to the terms and conditions set forth in Section 3.5(b)(ii) and Section 3.5(b)(iii), respectively. In addition, at Tenant’s request as provided in Section 3.5(b)(iv), Landlord shall provide the Supplemental Allowance to or for the benefit of Tenant for the payment of TI Costs, on and subject to the terms and conditions set forth in Section 3.5(b)(iv). Tenant shall be responsible for all TI Costs not paid or reimbursed by the Space Planning Allowance, the TI Allowance or the Supplemental Allowance, subject to availability of any Excess Base Building Allowance as provided in Section 3.5(a).

(ii) Space Planning Allowance. The Space Planning Allowance shall be disbursed and applied by Landlord to pay or reimburse Tenant for TI Costs consisting of amounts owing by Tenant to Tenant’s Architect for the Preliminary TI Plans. Landlord shall disburse the Space Planning Allowance to or for the benefit of Tenant within 30 days after receipt of Tenant’s written request and reasonably satisfactory backup documentation. All costs of the Preliminary TI Plans in excess of the Space Planning Allowance shall be paid by Tenant, without reimbursement by Landlord (except to the extent of the availability of the TI Allowance, Supplemental Allowance or Excess Base Building Allowance for reimbursement of such costs). Any unused portion of the Space Planning Allowance remaining after payment of all costs of the Preliminary TI Plans shall be added to and become a part of the TI Allowance.

(iii) TI Allowance. The TI Allowance shall be disbursed and applied by Landlord to pay or reimburse Tenant for TI Costs. Disbursement of the TI Allowance to or at the direction of Tenant to pay or reimburse Tenant for TI Costs shall be conditioned upon the subject TI Work having been performed in accordance with the provisions of this Lease, and shall be subject to Landlord’s receipt of a request for payment in form and with backup reasonably satisfactory to Landlord, including but not limited to such certifications, lien waivers and other documents from Tenant, Tenant’s contractor and Tenant’s Architect as Landlord may reasonably require (provided that lien waivers shall not be required from subcontractors performing work with an aggregate value of less than $50,000 in any one instance). Tenant may request disbursements of the TI Allowance from time to time as the TI Work progresses, but not more frequently than monthly. Prior to commencement of the TI Work, Landlord and Tenant shall determine and agree upon the estimated TI Costs on the basis of the TI Plan and Tenant’s contract(s) for the performance of the TI Work (the “Estimated TI Costs”), and if the Estimated TI Costs exceed the TI Allowance, Landlord may limit each requested disbursement of the TI Allowance to a percentage of the TI Costs which are the subject of the disbursement request, which percentage shall be determined by dividing the TI Allowance by the Estimated TI Costs. Landlord shall make disbursements of the TI Allowance to or at the direction of Tenant within 30 days after receipt of Tenant’s written request and reasonably satisfactory backup documentation. Landlord may inspect the TI Work as a condition to making any requested disbursement of the TI Allowance to confirm the status of the TI Work and that the TI Work is being performed in accordance with the provisions of this Lease. All TI Costs in excess of the TI Allowance shall be paid by Tenant, without reimbursement by Landlord; subject, however, to the availability of the Supplemental Allowance as provided in Section 3.5(b)(iv) and the availability of any Excess Base Building Allowance as provided in Section 3.5(a). Any unused portion of the TI Allowance remaining after payment of all TI Costs shall be available for application to payment or reimbursement of Tenant for any Base Building Costs in excess of the Base Building Allowance. Tenant shall have the right to apply the TI Allowance towards general construction, data/telecommunications cabling, architectural costs (including space plans, mechanical, electrical, and plumbing work drawings), and construction management fees for the TI Work.

(iv) Supplemental Allowance. If the TI Costs exceed or are reasonably estimated to exceed the TI Allowance, then, at the written request of Tenant made no later than 60 days after the Base Rent Commencement Date, Landlord shall provide Tenant with such portion of the Supplemental Allowance, as specified in such request, to pay or reimburse Tenant for TI Costs in excess of the TI Allowance, in which case the Supplemental Allowance shall be added to the TI Allowance and disbursement of the Supplemental Allowance shall be subject to the same terms and conditions as are applicable to disbursements of the TI Allowance as set forth in Section 3.5(b)(iii). If Landlord provides the Supplemental Allowance, then the monthly installments of Base Rent shall be increased by the amount that would fully amortize the Supplemental Allowance, together with interest at a per annum rate equal to the higher of (A) 8.50% or (B) the sum of 1.50% plus the prime rate of Bank of America as of the date of the first disbursement of the Supplemental Allowance, in equal consecutive monthly installments of principal and interest on the first day of each calendar month commencing with the first day of the first calendar month first occurring on or after the first disbursement of the Supplemental Allowance and continuing through the remainder of the Initial Term, provided that Tenant may pre-pay the Supplemental Allowance and interest accrued thereon at any time, without penalty, by at least 10 days’ prior written notice to Landlord.

(c) Latent Defect Costs. Landlord shall be responsible for the Latent Defect Costs, provided that Landlord may apply any Excess Base Building Allowance to the payment of Latent Defect Costs. Payment of Latent Defect Costs by Landlord shall be conditioned upon the subject Latent Defect Work having been performed in accordance with the provisions of this Lease, and shall be subject to Landlord’s receipt of a request for payment in form and with backup reasonably satisfactory to Landlord, including but not limited to such certifications, lien waivers and other documents from Tenant, Tenant’s contractor and Tenant’s Architect as Landlord may reasonably require (provided that lien waivers shall not be required from subcontractors performing work with an aggregate cost of less than $50,000 in any one instance). Tenant may request payment of Latent Defect Costs from time to time as the Latent Defect Work progresses, but not more frequently than monthly. Landlord shall pay or reimburse Tenant for Latent Defect Costs within 30 days after receipt of Tenant’s written request and reasonably satisfactory backup documentation. Landlord may inspect the Latent Defect Work as a condition to making any requested payment of Latent Defect Costs to confirm the status of the Latent Defect Work and that the Latent Defect Work is being performed in accordance with the provisions of this Lease.

(d) Latent Hazardous Materials Costs. Landlord shall be responsible for the Latent Hazardous Materials Costs, provided that Landlord may apply any Excess Base Building Allowance to the payment of Latent Hazardous Materials Costs.

(e) Offset Right. If Landlord shall fail to pay any amounts due with respect to the Base Building Allowance, the Space Planning Allowance, the TI Allowance, the Supplemental Allowance, or the Latent Defect Costs (such amounts being called “Past Due Amounts”), Tenant may offset the Past Due Amounts against Base Rent and Additional Rent only if Tenant first obtains (i) a judgment for recovery of the Past Due Amounts in a court of competent jurisdiction which is no longer subject to appeal, (ii) a determination that the Past Due Amounts are owing by Landlord in an arbitration conducted pursuant to the following provisions of this Section 3.5(e), or (iii) a written acknowledgment by Landlord that Landlord does not contest that the Past Due Amounts are owing. Any offset which Tenant is entitled to take pursuant to this Section 3.5(e) shall include interest on the Past Due Amounts from the due date at a per annum rate equal to 3% plus the prime rate of Bank of America (or any successor) in effect from time to time. Without limiting Tenant’s remedies for Landlord’s failure to pay any Past Due Amounts, Tenant may submit a claim for the Past Due Amounts to binding arbitration in accordance with the following provisions. Such arbitration shall be conducted by a single disinterested arbitrator having not less than ten years’ experience in the operation, maintenance and leasing of commercial real estate to be selected and held by the American Arbitration Association in Boston, Massachusetts in accordance with its expedited commercial rules and regulations then in effect. Landlord and Tenant shall use diligent good faith efforts to complete the arbitration within 30 days following the submission of the claim to arbitration. The determination of the arbitrator shall be conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction. The party which does not prevail in the arbitration as determined by the arbitrator shall pay for the arbitrator and related costs of the arbitration (but not the attorneys’ fees of the prevailing party). Except as provided in this Section 3.5(e), Tenant shall not have any right of offset with respect to amounts owing or claimed to be owing by Landlord to Tenant with respect to any Past Due Amounts.

Section 3.6 Landlord’s Specific Repairs. Landlord shall, at Landlord’s cost, perform the following maintenance and repairs prior to the Base Rent Commencement Date: (a) repair and point the steps and ramp on the parking lot side of the Building; (b) repair or replace the roof of the Building as necessary to prevent the current leaks; (c) repair or replace the glass in the exterior windows of the Building as necessary; (d) resolve the issue of snow falling onto the steps from the roof at the parking lot entrance of the Building; and (e) caulk the exterior edge and windows of the Building as necessary, in each case in a manner consistent with first class office and laboratory buildings. Landlord shall perform such work in a good and workmanlike manner, in accordance with all Legal Requirements, and in such a manner as to minimize interference with Tenant’s construction activities and Tenant’s use of the Premises, to the extent practical.

Section 3.7 Signs. Tenant may install or erect signage identifying Tenant’s business on the exterior of the Building and/or in the Outside Areas, subject to compliance with the following provisions of this Section 3.7. The location, design, shape, size, materials, color and type of such signs and all other matters related to such signage (other than Tenant’s right to erect such signage) shall be subject to Landlord’s prior written approval following submission by Tenant to Landlord of detailed plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s right to exterior signage shall be subject to compliance with all applicable requirements of the City of Cambridge, all other applicable Legal Requirements, and the Encumbrances. Tenant shall be solely responsible for confirming that any proposed sign is in compliance with all Legal Requirements. All costs of obtaining permits and approvals, creating, installing, illuminating, maintaining, repairing and/or replacing Tenant’s exterior signs shall be paid by Tenant. Any signs of Tenant located in the interior of the Building shall comply with all applicable Legal Requirements and may be installed and maintained by Tenant in its sole discretion. Tenant shall maintain its signs in good repair and condition. Upon the expiration of the Lease Term or other termination of this Lease, Tenant shall remove all of Tenant’s exterior signage from the Building and the Outside Areas and shall repair any damage caused by such signage or by the removal of such signage. Landlord shall cooperate with Tenant to obtain governmental approvals for any exterior signage in accordance with this Lease.

ARTICLE IV

BASE RENT; ADDITIONAL RENT

Section 4.1 Base Rent.

(a) Tenant shall pay Base Rent in the amounts set forth in Item 9 of the Summary of Basic Terms. Base Rent shall be payable in equal monthly installments of one-twelfth of the annual Base Rent then in effect and shall be paid without offset for any reason except as otherwise expressly provided herein, in advance, on the first day of each calendar month during the Lease Term. Base Rent and Additional Rent shall be paid by an “electronic funds transfer” system arranged by and among Tenant, Tenant’s bank and Landlord or otherwise by such method as is reasonably directed by Landlord upon at least 30 days’ prior notice to Tenant. The obligations owing by Tenant under this Section are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

(b) The Base Rent per square foot for each Extension Term will be 95% of the then fair market base rent per square foot for the Premises (the “Market Rent”), determined in accordance with Section 4.1(c) or Section 4.1(d); provided that in no event shall the Base Rent for an Extension Term be less than the Base Rent in effect at the end of the immediately preceding Initial Term or first Extension Term, as applicable. The Market Rent shall be determined as of the commencement of the applicable Extension Term at the then current arms-length negotiated rents being charged for comparable space in comparable buildings located in the market area of the Project, taking into consideration all relevant factors, including, without limitation, the treatment of Operating Costs and Taxes (e.g., if a comparable lease is on a so-called “gross” basis, then the portion of the rent reflecting Operating Costs and Taxes would be deducted from the comparable lease rents for purposes of determining Market Rent). The parties acknowledge that the Market Rent may or may not include escalations at various points during the Extension Term, depending upon market factors. The Market Rent for an Extension Term may be determined prior to exercise of the applicable extension option pursuant to Section 4.1(c). If Tenant exercises an extension option without the Market Rent for the applicable Extension Term having been determined pursuant to Section 4.1(c), then the Market Rent shall be determined pursuant to Section 4.1(d). Any communications, proposals, negotiations and agreements by the parties regarding the Market Rent shall be confidential information and shall be subject to the provisions of Section 13.14.

(c) At any time that Tenant has the right to exercise an extension option pursuant to Section 2.5(b), Tenant may, in anticipation of exercising such extension option, give Landlord a written notice requesting Landlord’s proposal as to the Market Rent. Within ten Business Days after receipt of such notice, Landlord shall give a written notice to Tenant with a good faith proposal as to the Market Rent. If Tenant does not accept such proposal in writing, then, at the request of Tenant, Landlord and Tenant shall negotiate in good faith to attempt to agree in writing upon the Market Rent prior to expiration of the time for Tenant to exercise the extension option pursuant to Section 2.5(b). If the parties agree in writing upon the Market Rent prior to expiration of the time for Tenant to exercise the extension option pursuant to Section 2.5(b) (which may consist of Tenant’s acceptance of Landlord’s good faith proposal, whether or not contained in Tenant’s notice of exercise of such extension option), then, if Tenant exercises such extension option, the Market Rent shall be as so agreed. Negotiation and agreement upon the Market Rent pursuant to this Section 4.1(c) shall not obligate Tenant to exercise the applicable extension option pursuant to Section 2.5(b). Nothing in this Section 4.1(c) shall extend the time for Tenant to exercise an extension option pursuant to Section 2.5(b).

(d) (i) If Tenant gives Landlord written notice of exercise of an extension option pursuant to Section 2.5(b) without the Market Rent having been determined pursuant to Section 4.1(c), then, for a period of 15 days after Tenant gives Landlord such written notice (such period being called the “Negotiation Period”), Landlord and Tenant shall negotiate in good faith to attempt to agree upon the Market Rent. If the parties agree upon the Market Rent prior to the determination of the arbitrator pursuant to Section 4.1(d)(ii), whether such agreement is reached during or after the Negotiation Period, the Market Rent shall be as so agreed.

(ii) If the parties are unable to agree upon the Market Rent within the Negotiation Period, then each party shall, upon selection of an arbitrator pursuant to Section 4.1(d)(iii), simultaneously submit to the arbitrator for binding arbitration a proposal as to the Market Rent. The arbitrator shall not have the right to modify any provision of the Lease except Base Rent. Within 30 days after both parties have submitted such proposals to the arbitrator, the arbitrator shall select one of the proposals as more closely approximating the Market Rent appropriate for the Extension Term, and, unless the parties have then agreed upon the Market Rent, the proposed Market Rent set forth in such proposal selected by the arbitrator shall be deemed to be the Market Rent.

(iii) If the parties are unable to agree upon the Market Rent within the Negotiation Period, then the parties shall, within 15 days after the end of the Negotiation Period (such 15 day period being herein called the “Selection Period”), attempt to agree upon a qualified arbitrator (meeting the standards described below) to whom to submit the determination of Market Rent for binding arbitration pursuant to Section 4.1(d)(ii). If the parties are unable to agree upon a qualified arbitrator within the Selection Period, then, at the end of the Selection Period, each party shall select a qualified arbitrator and, within 15 days after the end of the Selection Period, the arbitrators shall agree upon a qualified arbitrator to whom the determination of Market Rent shall be submitted for binding arbitration pursuant to Section 4.1(d)(ii). If such arbitrators are unable to agree promptly upon a qualified arbitrator, a qualified arbitrator shall be selected by the Boston office of the American Arbitration Association. Any arbitrator selected by either party, by the arbitrators selected by the parties or by the American Arbitration Association shall be independent of both parties and shall have such experience, either as a licensed real estate broker or as an appraiser for at least ten years, as would qualify such arbitrator as an expert with respect to leasing terms for comparable buildings in the market area of the Project. Such arbitrator shall make the determination required pursuant to Section 4.1(d)(ii) within 30 days after selection. The parties shall share equally the fees and expenses of the arbitrator to whom the determination of Market Rent is submitted. Landlord and Tenant shall each pay the fee of the arbitrator selected by it.

Section 4.2 Certain Additional Rent. Tenant shall pay, without offset for any reason except as otherwise expressly provided herein, all payments of Additional Rent payable by Tenant to Landlord hereunder. If Tenant fails to pay any Additional Rent, Landlord shall have all the rights and remedies for failure to pay Base Rent. The obligations owing by Tenant under this Section are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

Section 4.3 Taxes.

(a) Tenant shall pay to Landlord, as Additional Rent, amounts equal to Tenant’s Share of the Taxes. The Taxes shall be estimated in good faith by Landlord at the commencement of the Lease Term and the end of each Tax Fiscal Year (based on the most recent tax data available to Landlord), and Tenant’s Share of the Taxes shall be payable to Landlord in equal estimated monthly installments on the first day of each calendar month during the Lease Term, subject to readjustment when the actual amount of Taxes is determined. After readjustment, any shortage shall be due and payable by Tenant within 30 days of demand by Landlord and any excess shall, unless an Event of Default has occurred, be credited against future Additional Rent obligations, or refunded if the Lease Term has ended and Tenant has no further obligations to Landlord. If the taxing authority provides an estimated tax bill, then monthly installments of Taxes shall be based thereon until the final tax bill is ascertained. Landlord shall furnish to Tenant promptly after receipt thereof a copy of the tax bill or any estimated tax bill for the Project received by Landlord.

(b) If, after Tenant shall have made any payment under this Section, Landlord shall receive a refund (the “Refund”) of any portion of the Taxes paid on account of any Tax Fiscal Year in which such payments shall have been made as a result of an abatement of such Taxes, by final determination of legal proceedings, settlement or otherwise, Landlord shall, within 30 days after receiving the Refund, pay to Tenant (unless an Event of Default then exists) an amount equal to the lesser of (i) Tenant’s Tax payments for such Tax Fiscal Year or (ii) Tenant’s Share of the Refund, which payment to Tenant shall be appropriately adjusted if Tenant’s Tax payments covered a shorter period than covered by the Refund.

(c) Tenant’s obligation in respect of Taxes shall be prorated for the first and last Tax Fiscal Years within the Lease Term. If the final tax bill for the Tax Fiscal Year in which expiration or termination of this Lease occurs shall not have been received by Landlord, then within 30 days after the receipt of the tax bill for such Tax Fiscal Year, Landlord and Tenant shall make appropriate adjustments of estimated payments.

(d) Without limiting the generality of the foregoing, Tenant shall pay all rent and personal property taxes attributable to its signs or any other personal property including but not limited to its trade fixtures, the existing or any future floor coverings, wall treatments and light fixtures in the Premises.

(e) At Tenant’s request from time to time, Landlord shall promptly prosecute and diligently pursue an appeal or challenge of the assessed valuation of the Project or the amount of Taxes. Each of Landlord and Tenant shall cooperate as reasonably requested by the other in any such appeal or challenge. Tenant shall pay Additional Rent in respect of Taxes without regard to any appeal or challenge that might reduce the Taxes, until the determination of such appeal or challenge.

Section 4.4 Operating Costs.

(a) Tenant shall pay to Landlord, as Additional Rent, amounts equal to Tenant’s Share of the Operating Costs.

(b) Landlord shall furnish to Tenant no less than 30 days prior to the Commencement Date and prior to the beginning of each calendar year a budget of the estimated Operating Costs for the applicable calendar year (an “Annual Budget”), based on the most recent cost data available to Landlord. Landlord may, no more than one time during a calendar year covered by an Annual Budget, furnish to Tenant a revised Annual Budget based on updated cost data. Each Annual Budget and revised Annual Budget shall be subject to Tenant’s written approval, which Tenant will not unreasonably withhold, condition or delay. In any disapproval of an Annual Budget or revised Annual Budget, Tenant shall specify the reasons for disapproval and the changes suggested by Tenant. If Tenant fails to respond in writing to a proposed Annual Budget or revised Annual Budget within five Business Days after submission, and Landlord sends a subsequent notice requesting approval of such proposed Annual Budget or revised Annual Budget, including a copy of the same, stating conspicuously at or near the top of the first page, “FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE BUSINESS DAYS SHALL RESULT IN DEEMED CONSENT TO THE ANNUAL BUDGET”, and Tenant shall thereafter fail to respond in writing to such request within such second five Business Day period, such Annual Budget or revised Annual Budget shall be deemed approval by Tenant. The Additional Rent payable by Tenant in respect of Operating Costs shall not be limited by any Annual Budget or revised Annual Budget, provided that Landlord uses commercially reasonable efforts, in good faith, to keep Operating Costs within the Annual Budget.

(c) Tenant’s Share of the Operating Costs shall be payable in equal estimated monthly installments on the basis of the Annual Budget on the first day of each calendar month during the Lease Term, subject to readjustment on no more than on occasion in each calendar year on the basis of any revision of the Annual Budget and also when actual Operating Costs are determined as further provided in Section 4.6. After a readjustment, any shortage shall be due and payable by Tenant within 30 days of demand by Landlord and any excess shall, unless an Event of Default then exists, be credited against future Additional Rent obligations, or refunded promptly if the Lease Term has ended and Tenant has no further obligations to Landlord.

(d) Landlord shall bid any contracts for third party services that would be included in Operating Costs and cost more than $35,000 per year to at least three qualified bidders. Contracts for such services shall be limited to one-year terms unless otherwise approved by Tenant. Tenant shall have the right to propose one or more qualified bidders reasonably approved by Landlord for any such services. Landlord shall (i) consult with Tenant from time to time as reasonably requested by Tenant regarding Operating Costs and appropriate actions to reduce or control Operating Costs consistent with the operation of a first-class office building, and (ii) furnish such information as Tenant may reasonably request from time to time regarding Taxes and Operating Costs. Landlord will consider in good faith suggestions made by Tenant to reduce or control Operating Costs and will not unreasonably refuse to act on such suggestions. Unless required by Legal Requirements (but excluding Legal Requirements to which Landlord voluntarily submits by contract, such as agreements entered into between Landlord and the City of Cambridge), Landlord will not initiate any shuttle or other transportation service serving the Project, the cost of which would be included in Operating Costs, without Tenant’s consent. Other than where impractical by reason of an emergency, Landlord shall, prior to incurring any Permitted Capital Operating Costs which Landlord anticipates will cost in excess of $10,000, give Tenant written notice of the subject capital repair, replacement or improvement, including the anticipated cost thereof.

Section 4.5 Utility Costs. Tenant shall promptly pay all Utility Costs when due to the appropriate public utility. Landlord shall cooperate with Tenant to place all utilities for the Project in Tenant’s name on the Commencement Date or as soon thereafter as practicable. Until such time as any utilities are placed in Tenant’s name, Tenant shall pay such costs directly to the provider within 30 days following receipt of actual provider bills therefor from Landlord.

Section 4.6 Tenant’s Audit Rights. Annually, within three months after the end of each calendar year (or, with respect to Taxes, Tax Fiscal Year), Landlord shall furnish to Tenant a report setting forth in reasonable detail the Operating Costs (reconciled to the Annual Budget) and Taxes for the immediately preceding calendar year (in the case of Operating Costs ) or Tax Fiscal Year (in the case of Taxes). Tenant shall have the right to audit Landlord’s books and records relating to Operating Costs and/or Taxes with respect to the period covered by each such report within one year after receipt of such report (such one year period being called the “Audit Period”) by delivering a notice of its intention to perform such audit to Landlord. If, as a result of such audit, Tenant believes that it is entitled to receive a refund of any Additional Rent paid by Tenant in respect of Operating Costs and/or Taxes, Tenant shall deliver to Landlord, no later than the later to occur of 30 days after expiration of the Audit Period or 150 days after Landlord makes available such books and records to Tenant at a location in the Greater Boston area, a notice demanding such a refund, together with a statement of the grounds for each such demand and the amount of each proposed refund. Notwithstanding anything to the contrary herein, if any line item in the annual statement of Operating Costs and Taxes is overstated by more than 10%, then Tenant shall have the right to audit Landlord’s books and record with respect to such line item (but not other matters) for an additional two year period prior to the year already under review. The cost of any such audit shall be paid by Tenant, except that, if it is established that the Additional Rent in respect of Operating Costs and Taxes charged to Tenant for the period in question was overstated by more than 3%, the reasonable out-of-pocket cost of such audit paid to a third party other than an employee of Tenant, up to a maximum of $10,000, shall be paid or reimbursed to Tenant by Landlord. An overstatement shall not be deemed to exist due to a Refund. Any audit shall be performed by either (a) Tenant’s regular employees or (b) a reputable certified public accountant reasonably acceptable to Landlord whose compensation is not, directly or indirectly, contingent in whole or in part on the results of the audit. If Landlord determines that a report previously furnished by Landlord was in error, Landlord may furnish a corrective or supplemental report to Tenant within one year after the original report was furnished, and if such corrective or supplemental report results in increased Additional Rent, the Audit Period for the year covered by such report shall be extended for one year after Landlord furnishes the corrective or supplemental report. Tenant’s rights under this Section 4.6 shall survive the termination of this Lease.

ARTICLE V

USE OF PREMISES

Section 5.1 Permitted Use. Tenant shall use and occupy the Premises only for the Permitted Use.

Section 5.2 Restrictions on Use. Tenant shall use the Premises in a careful, safe and proper manner, shall not commit or suffer any physical waste on or about the Project, and shall not make any use of the Project which is prohibited by or contrary to any Legal Requirements, or which would cause a public or private nuisance. In addition, Tenant shall comply with the Declaration in Tenant’s use and occupancy of the Premises. Tenant, at its own expense, shall obtain any and all permits, approvals and licenses necessary for Tenant’s particular use of the Premises (as opposed to general office use generally). Tenant shall not overload the floors or other structural parts of the Building, based on the actual floor load of the Building; and shall not commit or permit anyone claiming by through or under Tenant to commit any act or thing on the Project which violates Legal Requirements (subject to Tenant’s rights pursuant to Section 7.7). Tenant shall not do or permit to be done any act or thing on the Project which will invalidate or be in conflict with the reasonable requirements of any insurance policies made known to Tenant, or which will increase the rate of any insurance, covering the Building (unless Tenant agrees to pay the same). Tenant shall cause any fire lanes located within the Project to be kept free of all parking associated with its business or occupancy. Tenant shall not permit the emission of any objectionable noise or odor from the Premises in a manner that is inconsistent with first class office use and shall at its own cost install such extra sound-proofing or noise control systems and odor control systems, as may be needed to eliminate noise, vibrations and odors, if any, emanating from the Premises being heard, felt or smelled outside the Premises. Tenant shall not permanently place any file cabinets bookcases, partitions, shelves or other furnishings or equipment in a location which blocks any windows (temporary location in such a manner shall be permitted where required to accommodate on-going Alterations or a de minimis number of temporary offices).

Section 5.3 Hazardous Materials.

(a) Tenant (i) will not conduct any activity on the Premises that will use or produce any Hazardous Materials, except for such activities that are both (1) part of the ordinary course of Tenant’s business activities and (2) conducted in accordance with all Environmental Laws; (ii) will not use the Premises in any manner for the storage of any Hazardous Materials except for storage of such materials that are both (1) used in the ordinary course of Tenant’s business and (2) properly stored in a manner and location satisfying all Environmental Laws; (iii) will not install any underground tanks of any type; and (iv) will not permit any Hazardous Materials to be brought onto the Premises, except in the ordinary course of Tenant’s business and in compliance with all Environmental Laws. If any Hazardous Materials are brought or found on the Premises in violation of the above provisions of this Section, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Lease Term the Premises are found to be so contaminated or subject to such conditions as a result of Tenant’s failure to comply with the foregoing provisions, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of such failure. Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an “MSDS”) was issued by the producers or manufacturers thereof, together with copies of the MSDS’s for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord’s request therefor. Tenant shall remove all Hazardous Materials existing in or on the Premises as a result of the activities of Tenant or any of Tenant’s Invitees in a manner acceptable to Landlord before the earlier of the date Tenant vacates the Premises and the date Tenant’s right to possess the Premises ends. Landlord may, subject to the provisions of Section 7.10, enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant’s business and shall provide Tenant with a copy of any final reports from such inspections and tests, and provided further than any invasive inspections and tests shall be subject to the immediately following sentence. Such environmental inspections may include invasive work so long as

(a) Landlord has a good faith reason to believe that invasive work is necessary to identify Hazardous Materials conditions in violation of law, based on observed or known conditions, (b) Landlord consults with Tenant regarding the scope and necessity for such invasive work prior to undertaking the same, (c) any damage caused by such invasive work is promptly repaired by Landlord at its sole cost and expense, (d) any invasive work is carried out after regular business hours and with all measures reasonably taken to avoid damaging property of Tenant, and (d) Landlord obtains split samples of any materials that are tested and provides Tenant with such materials so that Tenant can conduct its own inspection and tests. Such inspections and tests shall be conducted at Landlord’s expense, unless they reveal the presence of Hazardous Materials in violation of the above provisions of this Section or that Tenant has not complied with the requirements of this Section, in which case Tenant shall reimburse Landlord for the reasonable out-of-pocket cost thereof within 30 days after Landlord’s request therefor to the extent resulting from Tenant’s violation of the above provisions.

(b) Landlord represents to Tenant that (a) attached hereto as Schedule 5.3 is a list of all third party environmental reports in Landlord’s possession or control with respect to the Project, copies of which have been provided to Tenant, and (b) except as disclosed in such reports, Landlord does not have actual knowledge of the existence of any Hazardous Materials at the Project in violation of Environmental Laws as of the date of this Lease. Landlord will indemnify, defend and hold Tenant harmless from and against any and all liabilities, claims, costs and expenses arising from the existence of Hazardous Materials at the Project in violation of Environmental Laws as of the date of this Lease or caused by or through Landlord (whether before or after the date of this Lease), except to the extent resulting from the activities of Tenant or any of Tenant’s Invitees.

Section 5.4 ADA. Landlord represents to Tenant that Landlord does not have actual knowledge of any non-compliance of the Project with the Americans with Disabilities Act or other applicable Legal Requirements (without regard for Tenant’s particular use of the Premises, as opposed to office use generally). For purposes of Sections 5.3 and 5.4 of this Lease, “actual knowledge” means the actual knowledge of Eric Schlager, Robert Schlager, James Cronin or Tim DiGaetano.

Section 5.5 Outside Equipment. At no additional rent to Tenant, but otherwise at Tenant’s cost, Tenant shall have the right to install and maintain Outside Equipment on the roof of the Building and/or on the Land for Tenant’s use in connection with Tenant’s business (provided that Tenant shall not be permitted to make any alterations or installations that, in Landlord’s reasonable judgment, could invalidate or otherwise adversely affect any roof warranty, a copy of which has been provided to Tenant), subject to (a) Legal Requirements, (b) the terms and conditions of this Lease (including, but not limited to, Section 5.2 and Article VII), (c) the Encumbrances, and (d) Landlord’s written approval (not to be unreasonably withheld, conditioned or delayed) of the size and location of such Outside Equipment, together with the plans and specifications therefor. Landlord may condition Landlord’s approval of any Outside Equipment on Tenant’s agreement to remove such Outside Equipment at the end of the Lease Term; otherwise, Tenant will have no obligation to remove any Outside Equipment approved by Landlord at the end of the Lease Term. Tenant shall have access to the roof of the Building for the purpose of installing, using, maintaining, repairing and replacing any Outside Equipment to be located on the roof, subject to Landlord’s reasonable requirements. Tenant shall not allow any third parties, other than affiliates of Tenant and permitted subtenants and assignees, to use any Outside Equipment installed by Tenant.

ARTICLE VI

SERVICES

Section 6.1 Landlord’s Services. Landlord shall furnish to the Project the services set forth below in this Section 6.1 (the “Services”), other than any Tenant-Assumed Services. The Services consist of the following, all of which shall be provided in a manner consistent with the operation of the Project as a Class A office property in the Boston metropolitan area:

(a) Building. Maintaining, repairing and replacing, as necessary, and keeping in good condition the exterior and structure of the Building and mechanical elements and building systems of the Building, including the exterior windows and glass, the roof and roof system and structure, façade, floor slabs, load-bearing walls, columns, foundation, and the utility lines and systems (including the sump pump and related basement drainage) serving the Building.

(b) Systems. Operating, maintaining, repairing and replacing as necessary the heating, ventilating and air conditioning system, the plumbing system, the life safety and building management system, the elevators and mechanical systems and the electrical system of the Building in accordance with the specifications set forth in Schedule 6.1(b) hereto, and keeping the same in good operating order and condition on a 24-hour, 7-day a week basis.

(c) Water and Sewer. Providing cold and hot water for ordinary drinking, cleaning, sanitary and lavatory purposes and water as required to serve the Building systems on a 24-hour, 7-day a week basis.

(d) Outside Areas. Maintaining and repairing, and providing lighting and landscaping, for the Outside Areas; including snow and ice removal and striping and repaving the parking areas and drives, if any.

(e) Waste Removal. Arranging for waste removal services for the Building.

(f) Janitorial Services. Providing janitorial services for the Premises in accordance with the janitorial schedule set forth in Schedule 6.1(f) hereto or another janitorial schedule specified by Tenant and reasonably satisfactory to Landlord.

(g) Taxes. Paying all Taxes levied upon or with respect to the Project.

(h) Insurance. Procuring and maintaining in full force and effect the following insurance coverages:

(i)	Commercial General Liability Coverage with respect to the Project, and the conduct and operation of its business therein, including coverage for premises and operations, personal and advertising injury, products and completed operations, independent contractors and blanket contractual liability, and carrying the same coverages and same minimum limits required to be carried by Tenant;

(ii)	Cause of Loss-Special Form property insurance, including boiler and machinery coverage (in an amount equal to 100% of the replacements costs of the equipment) with respect to the Building, its fixtures, equipment and personal property, the Base Building Work on an occurrence basis with a 100% Replacement Cost basis of valuation, with an agreed amount endorsement waiving all co-insurance provisions, and a deductible not in excess of commercially reasonable deductibles then being carried by institutional landlords of comparable buildings and covering at least the following perils: building collapse, fire, hurricane, impact of vehicles and aircraft, lightning, malicious mischief, earth movement, subsidence, terrorism (to the extent available and carried by owners of comparable buildings generally), theft, vandalism, sprinkler leakage, water damage and windstorm. Such coverage shall include an Ordinance or Law Coverage Endorsement, and commercially reasonable limits of Wind/Hail coverage and shall insure costs of demolition;

(iii)	Business income/rental income insurance (including off-premises services coverage ) in an amount sufficient to cover twelve (12) months’ of loss of business income and rents;

(iv)	Workers’ compensation insurance in accordance with applicable Legal Requirements and Employer’s Liability insurance in amounts and with deductibles comparable to the insurance being carried by comparable owners, provided, however, to the extent Landlord does not have employees, Landlord shall cause the property management company for the Building to maintain such coverages with respect to its employees; and

(v)	Such other insurance coverages or amounts of property or liability coverages as are required by its mortgagees or that Landlord reasonably determines to be prudent and consistent with coverages carried by owners of comparable buildings.

(i) Access. Landlord shall provide Tenant with 24 hour, 7-day per week access to the Premises and Project.

(j) Flood Management. Flood and storm water management measures consistent with first class office buildings in locations comparable to the Project.

(k) Compliance with Laws. Landlord shall cause the Project to comply with all applicable Legal Requirements, including without limitation, the regulations and accessibility guidelines issued pursuant to the Americans With Disabilities Act (42 U.S.C. §12101 et. seq.) to the extent that the same are applicable to the Building and with any and all directions, rules and regulations of Boards of Fire Underwriters, Rating Boards or the like (or successor agencies), provided that (i) Tenant, rather than Landlord, shall be responsible for the performance of the Base Building Work and TI Work (but, upon completion of the Base Building Work, Tenant shall assign all contracts and warranties for the Base Building Work to Tenant as provided in Section 3.1(e) and Landlord shall thereafter be responsible for ongoing maintenance and repair of the Base Building Work as provided in Section 3.1(e) and compliance of such Base Building Work with Legal Requirements), and (ii) nothing shall obligate Landlord to cause the Project to comply with applicable Legal Requirements to the extent such need for compliance results from Tenant’s particular use of the Premises, as opposed to general office use, generally.

(l) Other. Any other services necessary or appropriate for the management and operation of the Project as a “Class A” office property in the Boston metropolitan area. Landlord shall cooperate with Tenant to establish a protocol for Tenant to obtain services through Landlord’s contractors directly where necessary and appropriate (e.g. emergencies, day-to-day services for which prior written notice is cumbersome).

(m) Change in Service Providers. If Tenant gives Landlord written notice (a) that Tenant is dissatisfied with the performance of any service provider retained by Landlord, (b) stating the reasons for Tenant’s dissatisfaction, and (c) that Tenant desires that such provider be replaced, then, provided that the reasons stated for Tenant’s dissatisfaction are not arbitrary, Landlord shall use commercially reasonable efforts to replace the provider.

Section 6.2 Tenant-Assumed Services.

(a) Tenant shall have the option, exercisable from time to time by not less than 30 days’ prior written notice given to Landlord at any time that an Event of Default does not exist, to assume responsibility for any of the Services specifically identified in such notice as of the date specified in such notice; provided that Tenant may not assume responsibility for the Services described in Section 6.1(g) (payment of Taxes) or Section 6.1(h) (insurance to be maintained by Landlord). Any Service for which Tenant assumes responsibility as provided above shall, from the effective date of such assumption until the relinquishing of such responsibility by Tenant or the recapturing of such responsibility by Landlord as provided below, be called a “Tenant-Assumed Service.” Tenant may, by not less than 30 days’ prior written notice to Landlord, relinquish responsibility for any Tenant-Assumed Service specified in such notice as of the date specified in such notice. At any time that an Event of Default exists, Landlord may, by written notice to Tenant, recapture any Tenant-Assumed Service specified in such notice as of the date specified in such notice. Landlord and Tenant shall confer from time to time as requested by either to discuss the allocation of Services as between Landlord’s Services the Tenant-Assumed Services.

(b) Tenant shall perform each Tenant-Assumed Service directly or through a contractor approved by Landlord, which approval Landlord will not unreasonably withhold, condition or delay. Tenant shall perform or cause each Tenant-Assumed Service to be performed in a good and workmanlike manner, in accordance with all Legal Requirements, in accordance with any applicable provisions of the Declaration, and consistently with the operation of a “Class A” office property in the

Boston metropolitan area. If any Tenant-Assumed Service is not performed as required above, Landlord may, in addition to any other remedies available to Landlord, after written notice to Tenant and a reasonable opportunity to cure, require Tenant to replace the contractor performing such Tenant-Assumed Service with another contractor in accordance with the above provisions of this Section or to cease self-performing such Tenant-Assumed Service (if Tenant has elected to do so) and to engage a contractor to perform such Tenant-Assumed Service in accordance with the above provisions of this Section.

Section 6.3 Interruption.

(a) Except as otherwise provided in this Lease, Tenant shall not be entitled to any abatement of Base Rent or Additional Rent, nor shall Landlord have any liability to Tenant, nor shall this Lease or any of Tenant’s obligations hereunder be affected, by reason of a stoppage or interruption of utility services caused by breakage, accident, strikes, repairs, or for any other cause or causes beyond the reasonable control of Landlord, provided that Landlord shall use reasonable efforts to minimize the effect of any such stoppage or interruption and to eliminate the same at the earliest practicable time.

(b) As used herein, an “Occupancy Interruption” shall have occurred if: (1) Tenant is unable to use any portion of the Premises for the Permitted Use due to any reason other than (i) any act or neglect of Tenant or Tenant’s Invitees, (ii) the failure by Tenant to perform Tenant’s obligations under this Lease, or (iii) fire or other casualty or condemnation (which events shall be governed by the provisions of Articles X and XI, as applicable), and (2) Tenant shall have given written notice to Landlord of such Occupancy Interruption (a “Tenant Interruption Notice”). If an Occupancy Interruption occurs and continues for a period of five (5) consecutive Business Days, Base Rent and Additional Rent shall be abated based on the extent of the inability to use the Premises from and after the 6th consecutive Business Day until such Occupancy Interruption is ended. Within five Business Days after Landlord’s receipt of any Tenant Interruption Notice, Landlord shall reasonably estimate the date by which such Occupancy Interruption will end and provide written notice of such estimate to Tenant. If (x) Tenant is unable to use 25% or more of the Premises for the Permitted Use by reason of an Occupancy Interruption, and (y) Landlord reasonably estimates that such Occupancy Interruption will not end within 180 days after Tenant gives the subject Tenant Interruption Notice, or if such Occupancy Interruption occurs during the last year of the Lease Term (taking into account any extension option then exercised by Tenant) and Landlord reasonably estimates that such Occupancy Interruption will not end within 45 days after Tenant gave the subject Tenant Interruption Notice, then Tenant shall have the right to terminate this Lease by notice to Landlord given within 30 days after receipt of Landlord’s estimate. Notwithstanding anything herein to the contrary, in the event this Lease is not terminated as provided for above and the Occupancy Interruption does not end within 60 days from the date by which Landlord estimated it would end, then Tenant shall have the right to terminate this Lease by notice to Landlord given prior to the end of the Occupancy Interruption. Where Tenant is terminating this Lease pursuant to this Section 6.3(b), such termination shall be effective as of the date for termination set forth in Tenant’s termination notice, which date shall not be later than 60 days after the date of such notice.

Section 6.4 Additional Services. If Tenant requests Landlord to perform any service other than Landlord’s Services, Landlord shall, before performing such service, give Tenant an estimate of the cost of performing such service, and if Tenant elects to have Landlord perform such service, Tenant shall pay to Landlord as Additional Rent therefor Landlord’s actual costs for providing such service, plus an additional 15% of such cost as an administrative fee, within 30 days of Landlord’s billing Tenant therefor. Landlord has no obligation to provide any such service and Tenant has no obligation to use Landlord to perform any such service.

Section 6.5 Declaration. Landlord represents to Tenant that the Declaration is in full force and effect and has not been amended (except as set forth in the definition of Declaration) and, to the actual knowledge of Landlord, Landlord is not in default in the performance of its obligations under the Declaration. Landlord shall maintain the Declaration in full force and effect throughout the term of the Lease. As one of the Lease Effectiveness Conditions, Landlord will obtain and furnish to Tenant an estoppel certificate executed by Parcel B Owner substantially in the form of Schedule 6.5 hereto or in such other form as is reasonably satisfactory to Tenant. On or about the Commencement Date, Landlord shall give Parcel B Owner a notice in the form of Exhibit F hereto, designating Tenant as a “Parcel A Parking Tenant,” as defined in the Declaration, with respect to 105 parking spaces or such smaller number of parking spaces which Tenant has indicated by written notice to Landlord that Tenant desires to use, and designating Tenant as a “Parcel A Designated Tenant,” as defined in the Declaration. Landlord shall duly and punctually pay and perform Landlord’s obligations under the Declaration, subject to the payment and performance of Tenant’s obligations with respect to the same, as necessary to preserve the rights of the Project and occupants thereof under the Declaration. Other than with the prior written consent of Tenant, Landlord will not agree to any amendment of the Declaration or take any action, or grant any consent, under the Declaration (including the promulgation of rules and regulations pursuant to Section 4.5 of the Declaration) (other than actions that Landlord is obligated to undertake as the Parcel B Owner such as payments of costs due under the Declaration), if such amendment, consent or action would have an adverse effect on the rights or obligations of Tenant under this Lease (including any action that would increase Operating Costs or impact the cost of parking thereunder). To the extent that Landlord’s consent or approval under the Declaration may not be unreasonably withheld, conditioned or delayed under the express terms of the Declaration, Tenant agrees that the same standard applies to its obligations with respect to consents under the immediately preceding sentence. Landlord shall timely enforce the terms of the Declaration against the Parcel B Owner in the event that the Parcel B Owner is not in compliance with the Declaration. Any amounts paid by the Parcel B Owner pursuant to Section 12.2.2 of the Declaration shall be paid by Landlord to Tenant upon receipt.

Section 6.6 Landlord Indemnity. Subject to Section 13.5 and Section 12.8, Landlord will exonerate, indemnify, defend, save and hold harmless Tenant (and any and all Persons claiming by, through or under Tenant) from and against all claims, proceedings, defenses thereof, liabilities, costs, and expenses of any kind and nature, including reasonable legal fees, arising from any negligent act or omission of any of Landlord’s Invitees, or arising from any accident or injury to third persons or damage to property of third persons to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s Invitees, except to the extent resulting from the negligence or willful misconduct of Tenant or any of Tenant’s Invitees. This exoneration, indemnification and hold harmless agreement shall survive the termination of this Lease.

ARTICLE VII

CERTAIN OBLIGATIONS OF TENANT

Section 7.1 Rent. Tenant will promptly pay the Base Rent and Additional Rent, including without limitation any and all fees, charges, expenses, fines, assessments or other sums payable by Tenant to Landlord (or to the applicable provider of utilities) at the time and in the manner provided for in this Lease, all of which shall be deemed to be obligations to pay Base Rent or Additional Rent.

Section 7.2 Utilities. Tenant’s use of electric current shall never exceed the capacity of existing feeders, risers and wiring installations in the Building as set forth on Schedule 6.1(b). Without limiting the foregoing, Tenant shall not connect to the electrical distribution system anything other than normal office equipment (other than Tenant’s Outside Equipment) Tenant shall not make or perform any alterations to wiring, installations, lighting fixtures or other electrical facilities in any manner without the prior written consent of Landlord in accordance with Article VII. Any risers or wiring to meet Tenant’s excess electrical requirements, if requested by Tenant and approved by Landlord, will be installed by Tenant at Tenant’s expense.

Section 7.3 No Waste. Tenant shall not overload, damage or deface the Premises nor shall it suffer or permit the same to be done by anyone claiming by, through or under Tenant, nor shall it commit any physical waste of the Project.

Section 7.4 Maintenance; Repairs; and Yield-Up.

(a) During the Lease Term and any holdover, Tenant will keep the Premises neat and clean and maintain the same in the condition in which it is delivered to Tenant or such better condition as it may be put in thereafter in connection with any Alterations, subject to Landlord’s obligations pursuant to Section 6.1. Tenant’s obligation to so maintain and repair the Premises shall apply to all of the Premises, excluding such elements which are to be maintained and repaired by Landlord as part of Landlord’s Services. At the end of the Lease Term or sooner termination of this Lease, Tenant shall peaceably surrender and deliver up the Premises to Landlord, broom clean, with all utilities safely capped or connected to applicable fixtures, and in the condition Tenant is required to maintain the same hereunder (reasonable wear and tear excepted), and removing all signs and lettering identifying Tenant and all personal property, goods and effects belonging to Tenant or anyone claiming through or under Tenant. The Base Building Work and the TI Work shall be the property of Landlord and shall remain upon, and be surrendered with, the Premises at the end of the Lease Term or sooner termination of this Lease. Tenant shall cause all maintenance and repair work which is the responsibility of Tenant to conform to Legal Requirements. Tenant shall keep the Premises reasonably clear of all filth, trash and refuse. If Tenant fails to perform Tenant’s obligations under the above provisions of this Section beyond applicable notice and cure periods, then Landlord will have the right (but not the obligation), without waiving any default by Tenant, to cause such obligations to be performed upon not less than five Business Days prior written notice to Tenant (or a shorter period of prior written notice, or a contemporaneous written notice, if necessary to prevent harm to persons or property), and if Landlord causes any of such obligations to be performed, the out of pocket costs and expenses reasonably incurred by Landlord in connection therewith shall be due and payable by Tenant to Landlord as Additional Rent within 10 days following demand.

(b) Tenant shall keep any and all Outside Equipment neat and reasonably clean and maintain any and all Outside Equipment in good repair and condition. If, as a condition of approving any Outside Equipment, Landlord required Tenant to remove such Outside Equipment at the end of the Lease Term, then, at the end of the Lease Term or sooner termination of this Lease, Tenant shall, at Tenant’s cost, remove the Outside Equipment. Tenant shall repair any and all damage to the roof and other parts of the Building resulting from the removal of any Outside Equipment and restore the roof and other parts of the Building affected by any removed Outside Equipment to the same condition as existed prior to the installation of such Outside Equipment.

Section 7.5 Alterations by Tenant. Except for Permitted Alterations, as further described below, Tenant will not make any alteration, improvement or addition to the Premises (any such alterations, improvements or additions, including the Base Building Work and the TI Work, being called, “Alterations”) without first obtaining, on each occasion, Landlord’s consent in writing as provided below (which consent shall not be unreasonably withheld, conditioned or delayed), and then only at Tenant’s expense (other than as provided in Section 3.5), and in a lawful manner. In connection any Alterations, Tenant shall (a) provide Landlord with evidence of insurance in form and substance reasonably satisfactory to Landlord, and (b) comply with Sections 7.9 and 7.11. Notwithstanding the foregoing, Tenant may, upon prior written notice to, but without the requirement of consent by, Landlord, make the following Alterations (“Permitted Alterations”): (i) Alterations which (1) are non-structural, (2) do not penetrate or otherwise affect the roof or exterior of the Building, (3) do not materially adversely affect any Building system, and (4) are not reasonably anticipated to cost more than $250,000 in any single instance or related instances; (ii) Alterations which are purely cosmetic in nature, such as paint, wallcovering, carpeting and the like, regardless of cost; and (iii) subject to the provisions of Sections 3.1 and 3.2, above, the Base Building Work and TI Work. Any Alteration shall be consistent with the Permitted Use and with the nature of the Building and shall be made only after duly obtaining (and providing to Landlord copies of) all required permits and licenses from all governmental authorities. Tenant will deliver to Landlord in writing a schedule setting forth the details and location of all proposed Alterations and, to the extent a building permit is required for such Alterations, reasonably detailed plans and specifications. The contractor(s) performing the work other than Permitted Alterations shall be subject to Landlord’s approval, which will not be unreasonably withheld, conditioned or delayed. If required by Landlord’s lender, Tenant shall, at Landlord’s cost, provide a statutory lien bond with respect to Alterations (but such bond shall not be a condition to the approval of Alterations or to the commencement or prosecution of the same). All approved Alterations and all Permitted Alterations made by Tenant shall be made in a good and workmanlike manner in accordance with Legal Requirements, and, to the extent applicable, substantially in accordance with plans and specifications approved by Landlord. Landlord may condition Landlord’s approval of specialty Alterations (that is, Alterations for Tenant’s specific use that are not useful for office purposes generally) on Tenant’s agreement to remove such Alterations at the end of the Lease Term; otherwise, Tenant will have no obligation to remove any Permitted Alterations or Alterations approved by Landlord at the end of the Lease Term. Except to the extent that Landlord requires the removal of specialty Alterations as a condition of approval, all Alterations shall be the property of Landlord and shall remain upon, and be surrendered with, the Premises at the end of the Lease Term or sooner termination of this Lease. Notwithstanding the foregoing to the contrary, Tenant shall retain the exclusive right to depreciation for all Alterations made by Tenant, but not the right to depreciation for the TI Costs to the extent of the TI Allowance). Subject to the above provisions of this Section 7.5, Alterations may include security systems, kitchen and cafeteria facilities consistent with first class office use, installation of data cabling and pedestrian walkways (covered or uncovered) between the Building and Tenant’s premises in other adjacent buildings, lobby modifications, restrooms, and a fitness facility.

If Landlord fails to respond to Tenant within 10 Business Days after receipt of a Tenant request for approval of any Alterations under this Lease, then Tenant may give Landlord a follow-up notice demanding a response to the request, which follow-up notice shall state conspicuously at or near the top of the first page, “THIS IS A FOLLOW-UP NOTICE REQUESTING YOUR CONSENT TO ALTERATIONS BY INFINITY PHARMACEUTICALS, INC. YOUR FAILURE TO RESPOND IN WRITING TO THIS FOLLOW-UP NOTICE WITHIN FIVE BUSINESS DAYS SHALL BE DEEMED TO CONSTITUTE CONSENT.” Within five Business Days after receipt of such a follow-up notice, Landlord shall give written notice to Tenant consenting or withholding consent to the proposed Alterations, and if Landlord fails to give such a written notice within such five Business Day period, Landlord shall be deemed to have consented to the proposed Alterations.

Landlord shall not charge a supervisory or management fee for any Alterations, the TI Work or the Base Building Work.

Section 7.6 Trade Fixtures and Equipment. Any trade fixtures installed in, or attached to, the Premises by, and at the expense of, Tenant, and any Outside Equipment, shall remain the property of Tenant, if the same may be removed without damage to, or destruction of, the Premises. Tenant shall have the right, at any time and from time to time during the Lease Term, to remove any and all of its trade fixtures which it may have installed in, or attached to, the Premises, during the Lease Term, and any Outside Equipment. In addition, at the end of the Lease Term or sooner termination of this Lease, Tenant shall remove all of Tenant’s trade fixtures and, if Landlord required Tenant to remove any Outside Equipment as a condition of approving such Outside Equipment, such Outside Equipment. At any time that Tenant removes any of its trade fixtures or Outside Equipment, Tenant shall promptly repair any damage to the Project caused by such removal.

Section 7.7 Compliance with Laws. Tenant, in its use of the Premises and at its sole expense, shall comply with all applicable Legal Requirements, including, without limitation, all Legal Requirements related to the use, storage, discharge, release, removal or existence of Hazardous Materials. Tenant shall keep the Premises in a sanitary and safe condition in accordance with all applicable Legal Requirements. The above provisions of this Section 7.7 are subject to Landlord’s obligations under Section 6.1. Notwithstanding anything in this Section 7.7 to the contrary, Tenant shall have no obligation to make any structural repairs or replacements or undertake any repairs or maintenance to the extent the responsibility of Landlord under this Lease except to the extent resulting from Tenant’s particular use or occupancy of the Premises, as distinguished from general office use, generally (e.g. including by the construction of Alterations, but excepting the Base Building Work).

Tenant may, at its expense, contest the validity or applicability of any Legal Requirements by appropriate proceedings prosecuted diligently and in good faith (including, but not limited to, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by applicable Legal Requirements and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by applicable Legal Requirements), and may defer compliance therewith, provided that Landlord is not thereby subjected to actual or potential criminal prosecution, criminal or civil penalty or civil liability and such actions by Tenant do not otherwise have a material adverse effect on Landlord or the Project.

Section 7.8 Contents at Tenant’s Risk. All inventory, equipment, goods, merchandise, furniture, fixtures and property of every kind which may be on or about the Premises, and all Outside Equipment, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the use or abuse of water or by the leaking or bursting of water pipes, or by rising water, or by roof or other structural leak, or by loss of electrical service, or in any other way or manner, no part of such loss or damage shall be charged to or borne by Landlord in any case whatsoever, except that the foregoing shall not exculpate the Landlord from its own negligent or willful acts or omissions. Tenant shall maintain full and adequate insurance coverage on all of its property at the Premises, including physical damage, theft and business interruption insurance, or Tenant shall be a self-insurer thereof, in which case Tenant shall so advise Landlord in writing and shall be fully responsible for all such damage, and shall indemnify and save harmless Landlord from any loss, cost, expense, damage or liability resulting from Tenant’s failure to have such insurance as required in this Lease. Such insurance on Tenant’s property shall contain a waiver of subrogation clause in favor of Landlord, or shall name Landlord as an additional insured for the sole purpose of preventing a subrogation claim against Landlord. If Tenant is a self-insurer, in whole or in part, Landlord shall be entitled to the same benefits it would have enjoyed had insurance covering the loss in full with a waiver of subrogation clause been in effect, or as if the Landlord has been named on insurance covering the loss in full as an additional insured for the purpose of preventing a subrogation claim.

Section 7.9 Exoneration; Indemnification and Insurance. Subject to Section 13.5, Tenant will exonerate, indemnify, defend, save and hold harmless Landlord (and any and all Persons claiming by, through or under Landlord) from and against all claims, proceedings, defenses thereof, liabilities, costs, and expenses of any kind and nature, including reasonable legal fees, arising from any act or omission of any of Tenant’s Invitees, or arising from any accident, injury or damage occurring in, on or about the Project, which such accident, damage or injury results or is claimed to have resulted from the negligence or misconduct on the part of any of Tenant’s Invitees, except to the extent resulting from the negligence or willful misconduct of Landlord or any of Landlord’s Invitees. This exoneration, indemnification and hold harmless agreement shall survive the termination of this Lease.

From and after any pre-term occupancy by Tenant, and thereafter during the Lease Term and any period of holding over, Tenant shall maintain in full force and effect a policy of commercial general liability insurance under which Landlord (and its designees) and, to the extent identified to Tenant in writing, Landlord’s mortgagee(s) are added as additional insureds. This policy to be written on ISO Commercial General Liability Coverage Form CG 00 01 (12 07) edition date or equivalent. Any endorsement to the policy should not in any way restrict the premises/operations, personal injury/advertising injury, product liability/completed operations, and contractual liability coverage that is provided in the above form. Each such policy shall be non-cancelable with respect to Landlord without 30 days prior written notice to Landlord, and Tenant shall deliver to Landlord prior to any pre-term occupancy and thereafter prior to the expiration of any then effective coverage (and shall endeavor to provide at least 30 days prior to the expiration of any then effective coverage) a satisfactory written certificate of insurance coverages in an ACORD form 25 (for liability insurance) or such other form as is reasonably approved by Landlord, naming Landlord as certificate holder and otherwise consistent with the terms of this Section 7.9. The minimum limits of liability of such insurance shall be $1,000,000 combined single limit for bodily injury and property damage, each occurrence, and $2,000,000 general aggregate limit, together with an overall umbrella liability limit of $2,000,000. Tenant shall not permit any contractor performing work in excess of $10,000 to do any work at or furnish any materials to be incorporated into the Premises without first delivering to Landlord satisfactory evidence of the Contractor’s commercial general liability insurance, worker’s compensation insurance, automobile insurance, and, if required by Landlord’s lender, statutory lien bonds paid for by Landlord (but such bond shall not be a condition to the approval of Alterations or to the commencement or prosecution of the same), each reasonably acceptable to Landlord and complying with any insurance specifications provided by Landlord. All insurance requirements imposed upon Tenant or its contractors under this Lease shall be subject to the further requirement that the forms of coverage and all companies providing insurance coverage should be licensed or authorized to do business in the Commonwealth of Massachusetts, be in sound financial condition, and maintain an A.M. Best rating of A- or better.

Section 7.10 Landlord’s Access. Landlord and its representatives shall have the right without charge to it and without reduction in Base Rent or Additional Rent, at reasonable times with at least 48 hours prior written notice (except in an emergency) and in such manner as shall not unreasonably interfere with Tenant’s business, to enter the Premises for any reasonable purpose (including, without limitation, showing the Premises to prospective purchasers and lenders and, during the last 12 months of the Lease Term, tenants) and to make entry for the purpose of investigating repair or maintenance problems and to make such repairs as Landlord deems advisable, and to maintain, use, repair or replace pipes, ducts, wires, meters and any other Landlord’s fixtures serving or to serve the Premises or other parts of the Project, or to maintain or repair any portion of the Project, and, in case of an emergency, whether resulting from circumstances in the Premises or elsewhere on the Project, Landlord or its representatives may enter the Premises (forcibly, if necessary) at any time to take such measures as may be needed to cope with such emergency. Such access shall include, but not be limited to, the right to open floors, walls, ceilings, and building systems for the foregoing purposes, provided that any work that is reasonably likely to cause disruption or inconvenience to Tenant shall be scheduled in advance with Tenant (other than in the event of an emergency). All work performed by Landlord in the Premises that may cause disruption or inconvenience to Tenant, including by generation of excessive noise, shall be performed after regular business hours or on weekends except in the event of an emergency or as otherwise permitted by Tenant. Landlord’s entry into the Premises shall be subject to Tenant’s reasonable security requirements, including requiring the use of identification badges, accompaniment by a Tenant representative, and identification verification. Landlord may not store any materials in the Premises other than in areas designated by Tenant for short term periods. During the last 12 months of the Lease Term, and at any other time during the Lease Term that an Event of Default exists, Landlord shall have the right to place signs at and about the Premises (including but not limited to on the exterior of and outside the Building) advertising the Premises as being available for lease.

Section 7.11 No Liens. Tenant shall not permit any mechanics’, laborers’ or materialmen’s liens against the Project or Tenant’s interests in the Premises, this Lease, or the estate created hereby for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed in or on the Premises by or at the direction or sufferance of Tenant, other than inchoate liens or the filing of notices of contract (provided that Tenant then obtains partial lien waivers and subordinations for any work under such contract as such work progresses). Landlord may condition the right of Tenant to do any work which could result in a lien upon the Project or Tenant’s interests in the Premises, this Lease, or the estate created hereby on the delivery and recording of statutory lien bonds (if required by Landlord’s lender), paid for by Landlord (but such bond shall not be a condition to the approval of Alterations or to the commencement or prosecution of the same).

ARTICLE VIII

SUBLETTING AND ASSIGNMENT

Section 8.1 Subletting and Assignment.

(a) Except as hereinafter set forth, Tenant shall not assign, mortgage, pledge or encumber this Lease nor sublet all or any part of the Premises, nor permit or allow the use of all or any part of the Premises by third party users, such as concessionaires, without, on each occasion, obtaining Landlord’s written consent thereto, which shall be within Landlord’s sole discretion (except as provided below). Tenant may request such consent as provided in Section 8.1(f). Landlord will not unreasonably withhold, delay or condition its consent to a proposed assignment of this Lease or sublease of all or any portion of the Premises under the circumstances described in Section 8.1(b)(i), and will respond to a request for such consent as provided in Section 8.1(f) (subject to Landlord’s recapture right under Section 8.1(e)). Landlord’s consent to an assignment of this Lease or a sublease or all or any portion of the Premises to a Permitted Transferee under the circumstances described in Section 8.1(b)(ii), and Landlord’s consent to use of portions of the Premises by third party users under the circumstances described in Section 8.1(b)(iii), shall not be required. As used herein, the term “assign” or “assignment” shall be deemed to include, without limitation any transfer of Tenant’s interest in this Lease by operation of law or the merger or consolidation of Tenant with or into any other firm or corporation; provided, however, that the sale, transfer or issuance of stock or other ownership interest in Tenant shall not be deemed to be an assignment or other transfer subject to Landlord’s approval under this Article VIII.

(b) (i) Subject to Landlord’s recapture rights under Section 8.1(e), Landlord will not unreasonably withhold, condition or delay its consent to any assignment of this Lease or any sublease of all or any part of the Premises, so long as: (A) the assignment or sublease will not violate the terms of any Encumbrance; (B) the assignee’s or subtenant’s proposed use is permitted under the terms of this Lease; (C) the assignee or subtenant is qualified to do business in the Commonwealth of Massachusetts and has all applicable permits and licenses to do business from the Premises; (D) Tenant pays to Landlord all of Landlord’s reasonable third party expenses in connection with the review and approval of the assignment or sublease, including, without limitation, reasonable attorneys’ fees (but in any event not to exceed $5,000); (E) there does not then exist an Event of Default and no Event of Default will be created as a result of the proposed assignment or sublease or the proposed use by the assignee or subtenant; and (F) if a sublease, the proposed sublease prohibits any assignment of the sublease or any sub-sublease of any portion of the Premises without the prior written consent of Landlord, which consent shall be subject to the same conditions as apply to consents to assignments or subleases by Tenant under this Article VIII. If an assignment of the Lease or a sublease of all or any part of the Premises is subject to consent by Landlord’s mortgagee under the terms of the applicable financing documents for which there is a Subordination, Non-Disturbance and Attornment Agreement (in the event of a conflict between the applicable financing documents and a Subordination, Non-Disturbance and Attornment Agreement, the Subordination, Non-Disturbance and Attornment Agreement shall control), then Landlord will not be considered to be unreasonable in conditioning its consent to a proposed assignment or sublease on consent by Landlord’s mortgagee.

(ii) Notwithstanding anything to the contrary in Section 8.1(a), Tenant may, upon written notice to, but without the requirement of consent by, Landlord, assign this Lease or sublease all or any portion of the Premises to a Permitted Transferee, so long as: (A) if an assignment (other than an assignment by law, such as a merger), the Permitted Transferee assumes this Lease pursuant to a document satisfactory to Landlord; (B) the assignee or subtenant is qualified to do business in the Commonwealth of Massachusetts and has all applicable permits and licenses to do business from the Premises; (C) Tenant pays to Landlord all of Landlord’s reasonable third party expenses in connection with confirming that the assignment or sublease is permitted under this Section 8.1(b)(ii), including, without limitation, reasonable attorneys’ fees (but in any event not to exceed $2,500); (D) there does not then exist an Event of Default and no Event of Default will be created as a result of the proposed assignment or sublease or the proposed use by the assignee or subtenant, and (E) each of Landlord’s mortgagees has consented to such assignment or sublease if such mortgagee’s consent is required pursuant to the terms of the applicable financing documents for which there is a Subordination, Non-Disturbance and Attornment Agreement (in the event of a conflict between the applicable financing documents and a Subordination, Non-Disturbance and Attornment Agreement, the Subordination, Non-Disturbance and Attornment Agreement shall control).

(iii) Notwithstanding anything to the contrary in Section 8.1(a), Tenant may allow portions of the Premises to be occupied by third parties in connection with research collaborations by such third parties with Tenant or in connection with the performance of vendor agreements between Tenant and such third parties, which research collaborations or vendor agreements have been entered into by Tenant in the ordinary course of its business and not with the intent to circumvent other provisions of this Article VIII.

(c) In the event of any permitted assignment of this Lease, Tenant shall be jointly and severally liable with the assignee for the payment of any and all Base Rent and Additional Rent which may become due by the terms of this Lease and for the performance of all covenants, agreements and conditions on the part of Tenant to be performed hereunder. Except with respect to a transfer to any Permitted Transferee, Tenant shall also pay to Landlord 50% of any Sublease Profit, as defined in

Section 8.1(d), as and when received by Tenant. Any assignment or sublease, even if to a Permitted Transferee, shall be subject to the condition that (i) the new tenant (that is, the assignee or subtenant) and Tenant execute and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, pursuant to which such new tenant (A) if an assignment (other than an assignment by operation of law, such as a merger), assumes all of the obligations of Tenant under this Lease from and after the date of such assignment, (B) if a sublease, agrees to execute and deliver such estoppel certificates and subordination agreements in the same forms as Landlord may require of Tenant under this Lease, (C) if a sublease, acknowledges that Landlord has no obligations to the subtenant under this Lease, the sublease or otherwise and (D) if a sublease, agrees to maintain the same insurance coverages as the insurance coverages which Tenant is required to maintain under this Lease (to the extent applicable to any subleased space) and to provide evidence thereof to Landlord in accordance with the terms of this Lease; and (ii) the new tenant delivers to Landlord evidence of the insurance coverages required to be maintained by such new tenant under the agreement referenced in clause (i) above. Failure to comply with the requirements of clause (i) of the immediately preceding sentence with respect to an assignment or sublease to a Permitted Transferee shall not render such assignment or sublease void or constitute a default hereunder if such failure is cured within 20 days following Landlord’s written notice of such failure, which notice shall state in bold and prominent print that “FAILURE TO PROVIDE THE DOCUMENTATION REQUIRED BY SECTION 8.1(c) OF THE LEASE MAY RESULT IN A DEFAULT AND/OR THE VOIDING OF A PERMITTED TRANSFER.” No modification of the terms of this Lease or any course of dealing between Landlord and any assignee or sublessee of Tenant’s interest herein shall operate to release or impair Tenant’s obligations hereunder.

(d) As used in Section 8.1(c), “Sublease Profit” means: (i) in the case of a sublease of all or any part of the Premises, the amount, if any, by which (A) the rent (including base rent and additional rent) under the sublease exceeds (B) the sum of (I) the Base Rent and Additional Rent under this Lease for the Premises (or part of the Premises) subject to the sublease, determined on a per square foot basis, plus (II) the amortization of the TI Costs in excess of the TI Allowance for the Premises (or part of the Premises) subject to the sublease, determined on a per square foot basis and on the basis of straight-line amortization over the Initial Term, plus (III) the amortization of the costs of the sublease determined on a straight-line basis over the term of the sublease; and (ii) in the case of an assignment of this Lease, the amount, if any, by which (A) any amount paid by the assignee to Tenant for the assignment exceeds (B) the sum of (I) the unamortized TI Costs in excess of the TI Allowance as of the date of the assignment, determined on the basis of straight-line amortization over the Initial Term, plus (II) the costs of the assignment. Sublease Profit shall be determined with respect to a sublease upon each payment of rent under the Sublease. Sublease Profit shall be determined with respect to an assignment upon the assignment.

(e) Notwithstanding anything to the contrary contained in this Article VIII or other provisions of this Lease, in the event that Tenant seeks Landlord’s consent to an assignment of this Lease or a sublease of more than 36,000 square feet of the Premises for substantially the remainder of the Lease Term or for a sublease term of two years or longer, other than to a Permitted Transferee, Landlord, at its option, may terminate this Lease (or if the request is for a sublease of less than all of the Premises, at Landlord’s option, Landlord may terminate this Lease as to the portion requested to be sublet and Landlord and Tenant shall execute an amendment to this Lease to modify the Premises and to adjust Base Rent and Tenant’s Share based upon the modified Leasable Square Footage of the Premises). In such an event, Landlord may enter into a new lease with the proposed assignee or sublessee or any other party on any terms and provisions acceptable to Landlord in Landlord’s sole discretion for the Premises or the portion of the Premises released from this Lease. Landlord’s option to terminate this Lease in whole or in part pursuant to this Section 8.1(e) must be exercised, if at all, within ten Business Days after Tenant submits to Landlord a written request for consent to a proposed assignment or sublease, accompanied by a draft of the proposed assignment or sublease or a proposal letter or letter of intent setting forth in reasonable detail the terms of the proposed assignment or sublease. Notwithstanding the above provisions of this Section 8.1(e) to the contrary, if Landlord exercises its option to terminate this Lease in whole or in part under this Section 8.1(e), Tenant may, by written notice given to Landlord within ten Business Days after Landlord exercises such option, withdraw Tenant’s request for Landlord’s consent to the subject assignment or sublease, in which event this Lease shall not terminate.

(f) Any request by Tenant for Landlord’s consent to a proposed assignment of this Lease or sublease of all or any portion of the Premises (a “Consent Request”) shall be made in writing and shall be accompanied by a copy of the proposed assignment or sublease or a proposal letter or letter of intent setting forth in reasonable detail the terms of the proposed assignment or sublease, by current financial statements of the proposed assignee or subtenant (audited if available, and subject to applicable confidentiality agreements), by documents describing the proposed assignee or subtenant and its business to be conducted at the Premises, and by such other documents that Tenant believes may be relevant to Landlord’s consideration of the Consent Request. After Landlord’s receipt of a Consent Request, Tenant shall respond with due diligence to Landlord’s reasonable inquiries regarding the proposed assignment or sublease and will furnish to Landlord such documents reasonably requested by Landlord for Landlord’s consideration of the Consent Request that Tenant has not previously furnished to Landlord. Within 10 Business Days after receipt of a Consent Request and ancillary documents and information required hereunder, Landlord shall give written notice to Tenant consenting or withholding consent to the proposed assignment or sublease. If Landlord fails to give such a written notice to Tenant within such 10 Business Day period, Tenant may give Landlord a follow-up notice demanding a response to the Consent Request, which follow-up notice shall state conspicuously at or near the top of the first page, “THIS IS A FOLLOW-UP NOTICE REQUESTING YOUR CONSENT TO AN ASSIGNMENT OR SUBLEASE BY INFINITY PHARMACEUTICALS, INC. YOUR FAILURE TO RESPOND IN WRITING TO THIS FOLLOW-UP NOTICE WITHIN FIVE BUSINESS DAYS SHALL BE DEEMED TO CONSTITUTE CONSENT.” Within five Business Days after receipt of such a follow-up notice, Landlord shall give written notice to Tenant consenting or withholding consent to the proposed assignment or sublease, and if Landlord fails to give such a written notice within such five Business Day period, Landlord shall be deemed to have consented to the proposed assignment or sublease.

ARTICLE IX

RIGHTS OF MORTGAGEES AND GROUND LESSORS; ESTOPPEL CERTIFICATES

Section 9.1 Subordination to Mortgages and Ground Leases. This Lease is and shall be and remain subordinate to the lien of any present or future mortgage or mortgages, or ground lease, upon the Project, irrespective of the time of execution or time of recording of any such mortgage or mortgages, or ground lease, and to all renewals, extensions, and modifications therefor or amendments thereto; provided that as a condition to such subordination to any present or future mortgage or ground lease, the mortgagee or ground lessor and Tenant shall enter into a Subordination, Non-Disturbance and Attornment Agreement in mutually agreeable form pursuant to which, among other things, the mortgagee or ground lessor agrees not to disturb Tenant’s possession of the Premises pursuant to the terms of this Lease so long as no Event of Default exists. As one of the Lease Effectiveness Conditions, Union Security Insurance Company (Landlord’s present mortgagee) shall enter into a Subordination, Non-Disturbance and Attornment Agreement with Tenant substantially in the form of Exhibit G-1 hereto or in such other form as is reasonably satisfactory to Tenant, and Tenant shall be permitted to record the same. Notwithstanding anything to the contrary in this Lease, this Lease shall not be subordinate to any future mortgage or ground lease unless Landlord, Tenant and the mortgagee or ground lessor shall enter into a Subordination, Non-Disturbance and Attornment Agreement substantially in the form of Exhibit G-2 or in such other form as shall be negotiated by Landlord, Tenant and Landlord’s lender in good faith, and Tenant shall be permitted to record the same. Upon five Business Days’ written request from Landlord, any holder of a mortgage or ground lease on the Project or any successor in interest to Landlord, whether by purchase, foreclosure, deed in lieu of foreclosure or otherwise, Tenant shall enter into an commercially reasonable attornment agreement, in the form requested by such party, with such party; provided that as a condition of entering into an attornment agreement with a holder of a mortgage or ground lease that is superior to this Lease, Tenant may require that the attornment agreement include commercially reasonable non-disturbance provisions for the benefit of Tenant.

Section 9.2 Lease Superior at Mortgagee’s or Ground Lessor’s Election. At the request in writing of any mortgagee, or ground lessor, of the Project, this Lease shall be deemed superior to such mortgage, or ground lease, whether this Lease was executed before or after such mortgage, or ground lease, and Tenant shall execute such documents to effect the foregoing in recordable form as such mortgagee, or ground lessor, shall request.

Section 9.3 Notice to Mortgagee and Ground Lessor. Upon receipt of a written request from Landlord or any holder of a mortgage, on all or any part of the Project, or the ground lessor thereof, Tenant will thereafter send any such holder copies of all notices (including, but not limited to, notices of default or termination) given by Tenant to Landlord in accordance with any provision of this Lease. In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, any such holder may at its election cure such failure or breach for and on behalf of Landlord within 15 Business Days after the time provided herein for Landlord to cure the same together with such longer period (but in any event not to exceed 180 days) as may be reasonably necessary to obtain possession of the Premises to cure the default, provided that such holder or ground lessor diligently commences the proceedings necessary to obtain possession and prosecutes the same to completion. Nothing in this Section 9.3 shall be deemed to prohibit or delay Tenant from the exercise of its express remedies pursuant to this Lease pursuant to Sections 3.5(e), 6.3, 12.7(b) and 12.7(c). In the event of any inconsistency between this Section and any similar provision in a Subordination, Non-Disturbance and Attornment Agreement entered into by Tenant and any mortgagee or ground lessor, the provisions of the Subordination, Non-Disturbance and Attornment Agreement shall be controlling.

Section 9.4 Limitations on Obligations of Mortgagees, Ground Lessors and Successors. The holder of a mortgage or ground lease or any successor-in-interest to any of them or to Landlord shall not be: (a) bound by any payment of an installment of Base Rent or Additional Rent which may have been made more than 30 days before the due date of such installment; (b) bound by any amendment or modification to this Lease made without the consent of the holder of a mortgage or ground lease or such successor in interest to the extent that such consent is required pursuant to the terms of a Subordination, Non-Disturbance and Attornment Agreement; (c) liable for any previous act or omission of Landlord (or its predecessors in interest) (but shall be obligated to cure any defaults continuing after the date of such succession); (d) responsible for any monies owing by Landlord to the credit of Tenant or subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or any of its predecessors in interest) except for those offsets expressly provided under this Lease; (e) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof (expressly excluding Landlord’s repair and maintenance obligations hereunder or to the extent of construction obligations agreed to in any Subordination, Non-Disturbance and Attornment Agreement); or (f) obligated to make any payment to Tenant other than any security deposit actually delivered to holder of a mortgage or ground lease or such successor in interest or payments expressly provided under this Lease. In the event of any inconsistency between this Section and any similar provision in a Subordination, Non-Disturbance and Attornment Agreement entered into by Tenant and any mortgagee or ground lessor, the provisions of the Subordination, Non-Disturbance and Attornment Agreement shall be controlling.

Section 9.5 Estoppel Certificates. Tenant shall, at any time and from time to time, within fifteen days after written request by Landlord or any holder of a mortgage on all or a portion of the Project or the ground lessor thereof, execute, acknowledge and deliver to Landlord and any mortgagee or ground lessor a statement in writing certifying that (except as may be otherwise specified by Tenant): (i) this Lease is presently in full force and effect and unmodified; (ii) Tenant has accepted possession of the Premises; (iii) any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; (iv) no rent under this Lease has been paid more than 30 days in advance of its due date; (v) the addresses for notices to be sent to Tenant is as set forth in this Lease or as specified in such certificate; (vi) Tenant, to the best of its knowledge, as of the date of executing the certificate has no charge, lien or claim of offset under this Lease, or otherwise, against rents or other charges due or to become due hereunder; (vii) to the best of its knowledge, Tenant is not in default under this Lease; (viii) to the best of Tenant’s knowledge, Landlord is not in default of this Lease; and (ix) such other information as Landlord may reasonably request about this Lease or Tenant’s occupancy.

Landlord shall, at any time and from time to time, within fifteen days after written request by Tenant, execute, acknowledge and deliver to Tenant and any permitted or prospective assignee, permitted or prospective subtenant or lender of Tenant a statement in writing certifying that (except as may be otherwise specified by Landlord): (i) this Lease is presently in full force and effect and unmodified; (ii) any improvements required by the terms of this Lease to be made by Tenant have been completed to the satisfaction of Landlord; (iii) the addresses for notices to be sent to Landlord is as set forth in this Lease or as specified in such certificate; (iv) to the best of its knowledge, Landlord is not in default under this Lease; (v) to the best of Landlord’s knowledge, Tenant is not in default of this Lease; and (vi) such other information as Tenant may reasonably request about this Lease or Tenant’s occupancy.

As between Landlord and Tenant, nothing contained in an estoppel certificate delivered pursuant to this Section 9.5 shall be deemed to constitute a waiver of any of Landlord’s or Tenant’s rights under this Lease, including, but not limited to, any right to audit, or deemed to be a modification or amendment of this Lease. If there are any conflicts between the terms of an estoppel certificate and this Lease, the terms of this Lease will prevail.

ARTICLE X

CASUALTY

Section 10.1 Damage From Casualty.

(a) If any portion of the Building is damaged by fire or other casualty, Tenant shall give Landlord written notice of such casualty promptly after Tenant becomes aware of such casualty. Within 60 days after Tenant gives Landlord written notice of such casualty or Landlord otherwise has knowledge of such casualty, Landlord shall reasonably estimate, and give Tenant written notice (the “Restoration Notice”) of, the period commencing with the date of such notice (the “Restoration Period”) that Landlord anticipates will be reasonably required to perform the restoration work which is the responsibility of Landlord as provided below. For any material casualty (i.e. costing in excess of $250,000 to repair or restore), Landlord will consult with a qualified general contractor to estimate the Restoration Period, which general contractor shall be independent of Landlord and shall not have performed work for Landlord or any affiliate of Landlord during the ten (10) years immediately preceding such consultation. If (x) the Restoration Notice states that the Restoration Period will be longer than 270 days, or (y) the casualty occurs in the last year of the Lease Term and the Restoration Period stated in the Restoration Notice exceeds one-half of the then remaining Lease Term, then either Landlord or Tenant may terminate this Lease by giving to the other written notice of termination within ten days after Landlord gives Tenant the Restoration Notice. Such notice of termination shall be effective on the date thereof, and if Tenant is then occupying the Premises, Tenant shall thereafter have a reasonable period of time in which to vacate the Premises. If (i) the Restoration Period stated in the Restoration Notice is such that neither Landlord nor Tenant has the right to terminate this Lease pursuant to this Section 10.1(a), or (ii) the Restoration Period stated in the Restoration Notice is such that either Landlord or Tenant has the right to terminate this Lease pursuant to this Section 10.1(a), but neither Landlord nor Tenant exercises such right to terminate this Lease, then this Lease shall not terminate; and in such event, Landlord shall, unless Landlord exercises its termination right pursuant to Section 10.3, promptly commence, and thereafter diligently prosecute with reasonable dispatch, to repair or rebuild the Building to substantially its condition immediately prior to the casualty (subject, however, to Legal Requirements then in existence). Tenant shall thereafter repair and restore its fixtures and personal property to the extent reasonably required for Tenant’s occupancy.

(b) If, pursuant to Section 10.1(a), Landlord is required to restore the Premises and Landlord fails to substantially complete such restoration within 60 days after the end of the Restoration Period (subject to extension for Force Majeure (but in any event not to exceed 60 days)), then Tenant shall have the right to terminate this Lease upon 30 days prior written notice to Landlord. If Landlord fails to substantially complete such restoration work within such 30 day period, then this Lease shall terminate as of such 30th day.

(c) Notwithstanding any other provisions of this Section 10.1 to the contrary, Landlord shall not be obligated to commence repair or restoration work prior to adjustment of its insurance claim, nor shall Landlord be required to expend sums in excess of “net recovered insurance proceeds”. The term “net recovered insurance proceeds” shall mean the amount of any insurance proceeds actually paid by the insurer, less (i) the Landlord’s reasonable third party cost of obtaining the same (including attorneys’ fees and appraisal fees) and (ii) if (A) the applicable financing documents for which there is a Subordination, Non-Disturbance and Attornment Agreement authorize Landlord’s mortgagee or ground lessor to receive any insurance proceeds and not make such insurance proceeds available for restoration (in the event of a conflict between the applicable financing documents and a Subordination, Non-Disturbance and Attornment Agreement, the Subordination, Non-Disturbance and Attornment Agreement shall control), and (B) pursuant to such authority, Landlord’s mortgagee or ground lessor does in fact receive insurance proceeds which it does not make available for restoration, the amount of the insurance proceeds so received by Landlord’s mortgagee or ground lessor and not made available for restoration. If Landlord’s mortgagee or ground lessor receives any insurance proceeds and does not make such insurance proceeds available for restoration, then Tenant may terminate this Lease upon 30 days’ prior written notice to Landlord, unless, by the end of such 30 day period, Landlord commits in writing to Tenant to restore the Premises and provides to Tenant evidence reasonably satisfactory to Tenant that Landlord has or will have available funds sufficient to complete the restoration.

Section 10.2 Abatement of Rent. In the event that the provisions of Section 10.1 shall become applicable, the Base Rent shall be abated or reduced proportionately during any period in which, by reason of any such damage or destruction, Tenant is unable to use a portion of the Premises for general office use, and such abatement or reduction shall continue (but may be adjusted from time to time based on the extent of the interference with Tenant’s operations) for the period commencing with such destruction or damage and ending with the substantial completion by Landlord of such work, repair and/or reconstruction as Landlord is required to do.

Section 10.3 Landlord’s Right to Terminate. Notwithstanding the foregoing, Landlord may terminate this Lease following: (a) damage or destruction to the Building to the extent of 50% or more of the cost of replacement thereof; (b) the refusal of the applicable insurance carrier to pay funds sufficient for the cost to repair or replace so long as Landlord is maintaining the insurance coverages required under this Lease; or (c) the refusal of any applicable mortgagee or ground lessor to release insurance proceeds to pay for costs of restoration to the extent permitted under the terms of the applicable financing documents for which there is a Subordination, Non-Disturbance and Attornment Agreement (in the event of a conflict between the applicable financing documents and a Subordination, Non-Disturbance and Attornment Agreement, the Subordination, Non-Disturbance and Attornment Agreement shall control). Landlord may exercise the right to so terminate this Lease by written notice to Tenant given within 60 days after the date of the damage or 60 days after the date Landlord receives written notice of such damage, whichever is later. Such notice of termination shall be effective on the date thereof.

ARTICLE XI

EMINENT DOMAIN

Section 11.1 Eminent Domain; Right to Terminate and Abatement in Rent. If more than 50% of the Premises shall be taken, or if a conveyance shall be made in anticipation thereof, for any street or other public use, by action of the municipal, state, federal or other authorities, after the execution hereof and before the expiration of the Lease Term, then this Lease and the Lease Term shall terminate at the election of either party (given by written notice to the other within 90 days of the taking or within 90 days of notice of the taking), and such election may be made in case of any such taking notwithstanding the entire interest of Landlord may have been divested by such taking. If less than all or substantially all of the Premises is taken, or a conveyance made in anticipation thereof, but the result of such event is that the Premises will be reduced by more than 20%, then the Lease Term shall terminate at the election of Tenant (given by written notice to Landlord within 90 days of the taking or within 90 days of notice of the taking). In case of any such taking or destruction of, or damage to, the Premises, rendering the same or any part thereof unfit for use and occupation, a just proportion of the Base Rent hereinbefore reserved according to the nature and extent of the injury sustained by the Premises shall be suspended or abated until the Premises or, in case of such taking, what may remain thereof, shall have been put in proper condition for use and occupation. To the extent that the Premises, upon having been put in proper condition for use and occupation are smaller, the Base Rent hereinbefore reserved shall be reduced for the balance of the Lease Term in the same proportion which the reduction in space bears to the original Leasable Square Footage of the Premises.

Section 11.2 Restoration. If this Lease is not terminated as provided in Section 11.1, Landlord shall apply so much of the available proceeds of the eminent domain award as are required to restore the Project and the Premises to a condition, to the extent practical, substantially the same as that immediately preceding the taking, but subject to zoning laws and building codes then in existence. If the available proceeds of the eminent domain award are insufficient, in Landlord’s judgment, for that purpose, Landlord shall have no obligation to expend funds in excess of said proceeds and Landlord, in consultation with Tenant, shall reasonably determine which portions of the Project, if any, shall be restored. The term “available proceeds” shall mean the amount of the award paid to Landlord, less (a) the reasonable out of pocket cost of obtaining the same (including reasonable attorneys’ fees and appraisal fees) and (b) if (i) the applicable financing documents for which there is a Subordination, Non-Disturbance and Attornment Agreement authorize Landlord’s mortgagee or ground lessor to receive any proceeds and not make such proceeds available for restoration (in the event of a conflict between the applicable financing documents and a Subordination, Non-Disturbance and Attornment Agreement, the Subordination, Non-Disturbance and Attornment Agreement shall control), and (ii) pursuant to such authority, Landlord’s mortgagee or ground lessor does in fact receive proceeds which it does not make available for restoration, the amount of the proceeds so received by Landlord’s mortgagee or ground lessor and not made available for restoration. If Landlord’s mortgagee or ground lessor receives any proceeds and does not make such proceeds available for restoration, then Tenant may terminate this Lease upon 30 days’ prior written notice to Landlord, unless, by the end of such 30 day period, Landlord commits in writing to Tenant to restore the Premises and provides to Tenant evidence reasonably satisfactory to Tenant that Landlord has or will have available funds sufficient to complete the restoration. In addition, in the event Landlord fails to commence restoration of the Project and/or the Premises within 60 days after the taking, Tenant shall have the right to terminate the Lease upon 60 days’ prior written notice to Landlord.

Section 11.3 Landlord to Control Eminent Domain Action. Landlord reserves all rights to compensation for damage to the Premises or any part thereof, or the leasehold hereby created, heretofore accrued or hereafter to accrue, by reason of any taking for public use of said Premises or any portion thereof, or right appurtenant thereto, or privilege or easement in, through, under or over the same, and by way of confirmation of the foregoing Tenant hereby assigns all rights to such damages heretofore accrued or hereafter accruing during the Lease Term to Landlord. Notwithstanding the immediately preceding sentence to the contrary, in the event of a taking that results in a termination of this Lease pursuant to this Article XI, Landlord shall pay over to Tenant out of any compensation award received by Landlord an amount equal to the product of (a) the percentage of the Premises taken multiplied by (b) the unamortized Tenant’s TI Costs (as defined below) as of the date of the award. For purposes of the immediately preceding sentence, “Tenant’s TI Costs” means the actual TI Costs not paid or reimbursed by the Space Planning Allowance, the TI Allowance, the Supplemental Allowance or the Excess Base Building Allowance, and Tenant’s TI Costs shall be amortized on a straight-line basis over the Initial Term. Nothing herein contained shall limit Tenant’s right to any separate award for the taking of personal property, moving expenses, or other items the payment of which shall not reduce the award payable to Landlord.

ARTICLE XII

DEFAULT AND REMEDIES

Section 12.1 Event of Default. As used herein, “Event of Default” shall mean the occurrence and/or existence of any one or more of the following: (a)(i) Tenant shall fail to pay installment of Base Rent or Additional Rent when due and such failure continues for five days after Landlord gives Tenant written notice thereof, or (ii) Landlord having given the notice specified in clause (a)(i) two times in any 12 month period with respect to regularly scheduled installments of Base Rent or Additional Rent, Tenant shall fail, on another occasion within the same 12 month period, to pay any regularly scheduled installment of Base Rent or Additional Rent when due and such failure continues for five days; or (b) Tenant shall neglect or fail to perform or observe any of the other covenants or undertakings herein on its part to be performed or observed and such neglect or failure shall continue for 30 days after notice to Tenant; provided that if the default is other than a default under clause (a) above, or clauses (c) through (i) below, and is such that it cannot be cured within 30 days, but is capable of being cured, such 30 day period shall be extended for a reasonable period of time necessary to complete such cure, provided that Tenant commences to cure such default within said 30 day period, continues to do so diligently, and thereafter completes such cure; or (c) there is filed by Tenant any case, petition, proceeding or other action under any Bankruptcy Law; or (d) any other proceedings shall be instituted against Tenant under any Bankruptcy Law and not be dismissed within 60 days; or (e) Tenant shall execute an assignment of its property for the benefit of its creditors; or (f) a receiver, custodian or other similar officer for Tenant shall be appointed and not be discharged within 60 days; or (g) the estate hereby created shall be taken by execution or by other process of law and is not redeemed by Tenant within 30 days thereafter; or (h) an assignment or sublease in violation of the terms of this Lease; or (i) any other event constituting an Event of Default under other Sections of this Lease, including, without limitation, Section 2.6. If, as provided above, Landlord is responsible for collecting rent via electronic funds transfer, then Tenant, other than having inadequate funds, will not be subject to default for any errors or omissions by Landlord or Landlord’s bank.

Section 12.2 Landlord’s Remedies.

(a) Upon the occurrence of an Event of Default and after the lapse of any applicable period of cure, Landlord may, immediately or at any time thereafter (notwithstanding any license or waiver of any former breach or waiver of the benefit hereof, or consent in a former instance), and without demand or notice, in person or by agent or attorney, enter the Premises or any part thereof and repossess the same as of its former estate, and/or, by written notice to Tenant, terminate Tenant’s right to possession under this Lease without terminating this Lease or terminate this Lease, and in any such event expel Tenant and those claiming through or under it and remove their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedy which might otherwise be used for arrears of Base Rent or Additional Rent or breach of covenant. Whether or not Landlord shall have terminated this Tenant’s or Tenant’s right to possession, Landlord, in addition to all other remedies which it may have at law or equity, and not in limitation thereof, shall have the remedies provided in this Article XII.

(b) If, pursuant to Section 12.2(a), Landlord terminates Tenant’s right of possession of the Premises without terminating this Lease, then Tenant shall pay to Landlord during the remainder of the Lease Term the Base Rent and Additional Rent in installments as and when the same become due and payable, subject to reduction by any rent actually received by Landlord as a result of a re-letting of the Premises (net of the reasonable and customary costs of re-letting, including remodeling costs, brokerage commissions and reasonable attorneys’ fees). Landlord shall exercise commercially reasonable efforts to re-let the Premises to mitigate damages, and Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise for a term or terms which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant concessions or free rent. The good faith failure of Landlord to re-let the Premises or any part or parts thereof, or, if the Premises are re-let, the good faith failure to collect the rents due under such re-letting, shall not release or affect Tenant’s liability for damage so long as Landlord does not act arbitrarily or capriciously. Any suit brought to collect the amount of the deficiency for any month or other period shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month or period by a similar proceeding. Landlord, at Landlord’s option, may make such alterations, repairs, replacements and decorations on the Premises as Landlord in Landlord’s sole but good faith business judgment considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations or decorations shall not operate or be construed to release Tenant from liability hereunder.

(c) If, pursuant to Section 12.2(a), Landlord terminates this Lease, Tenant shall forthwith pay to Landlord as damages, in addition to all sums which were due prior to the date of such termination, a sum equal to the amount by which the Base Rent and Additional Rent for the remainder of the Lease Term exceeds the fair rental value of the Premises for the remainder of the Lease Term, discounted to present value using a then market rate of interest as reasonably determined by Landlord. For the purposes of computing damages payable pursuant to this Section 12.2(c), the Additional Rent with respect to Taxes and Operating Costs for the remainder of the Lease Term will be assumed to be the product of such Additional Rent for the most recently ended fiscal, calendar or lease year, as the case may be, times the number of years remaining of the Lease Term.

(d) Tenant shall be responsible to Landlord for all expenses which Landlord may incur in connection with the enforcement of Landlord’s rights after an Event of Default, including, without limitation, reasonable legal expenses, attorneys’ fees, brokerage fees, and the cost of putting the Premises in good order or preparing the same for rental.

(e) In no event, other than a holdover, shall Tenant be liable for consequential or any indirect damages under this Lease.

Section 12.3 Reimbursement of Landlord. Upon the occurrence of an Event of Default, Tenant will, in addition to paying Landlord all amounts due under the terms and provisions of this Lease, including, without limitation, Section 12.9, reimburse Landlord for all reasonable expenses incurred by Landlord in collecting such rent or in obtaining possession of, or in re-letting the Premises, or in defending any action, including expenses for reasonable counsel fees and commissions. If on termination of this Lease by expiration or otherwise, Tenant shall fail to remove any of its property from the Premises as provided for herein, Landlord shall be authorized, in its sole option, and in Tenant’s name and on its behalf, either (a) to cause such property to be removed and placed in storage for the account and at the expense of Tenant; or (b) to sell such property at public or private sale, with or without notice, and to apply the proceeds thereof, after the payment of all expenses of removal, storage and sale, to the indebtedness, if any, of Tenant to Landlord, the surplus, if any, to be paid to Tenant. All sums payable by Tenant under this Article XII shall be deemed Additional Rent.

Section 12.4 Landlord’s Right to Perform Tenant’s Covenants. If an Event of Default shall occur, Landlord, in its sole discretion may after due notice to, or demand upon, Tenant, make any payment or perform any other act on the part of Tenant to be made and performed as in this Lease provided, in such manner and to such extent as Landlord may reasonably deem desirable, and in exercising any such rights, Landlord may pay necessary and incidental costs and expenses, employ counsel, and incur and pay reasonable attorneys’ fees. The making of any such payment or the performing of any other act by Landlord pursuant to this Article shall not waive, or release Tenant from, any obligations of Tenant in this Lease contained. All sums so paid by Landlord and all reasonably necessary and incidental costs and expenses in connection with the performance of any such act by Landlord shall, except as otherwise in this Lease expressly provided, be payable to Landlord on demand, and Tenant covenants to pay any such sum or sums promptly, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent. Whenever practicable, Landlord, before proceeding as provided in this Section 12.4, shall give Tenant notice in writing of the failure of Tenant which Landlord proposes to remedy, and shall allow Tenant such length of time as may be reasonable in the circumstances, consistent with any grace periods contained herein, but not exceeding ten days from the giving of notice, to remedy the failure itself and, if Tenant shall not remedy the failure in the time so allowed, Landlord shall be deemed to have given “due notice” and may proceed as provided in this Section 12.4; provided that nothing in this Section shall prevent Landlord from acting without notice to Tenant in case of any emergency wherein there is danger to property or person or where there may exist any violation of Legal Requirements including but not limited to the presence of Hazardous Materials, in which event no notice shall be required.

Section 12.5 Cumulative Remedies. The specified remedies to which Landlord may resort under the terms of this Lease, or under the provisions of applicable law, are cumulative and not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. The failure of Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option contained herein shall not be construed as a waiver or a relinquishment for the future of such covenant or option. Receipt by Landlord of any Base Rent or Additional Rent payment with knowledge of the breach of any covenants hereof shall not be deemed a waiver of such breach. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by it. In addition to the other remedies provided in this Lease, Landlord shall be entitled to restraint by injunction of any violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease.

Section 12.6 Expenses of Enforcement. Tenant shall pay all reasonable expenses and reasonable attorneys’ fees incurred by Landlord in enforcing any obligation or any remedies hereunder including, without limitation, in connection with collection of Base Rent or Additional Rent, recovery by Landlord of the Premises, or in any litigation in which Landlord shall become involved by reason of any act or negligence of Tenant’s Invitees or any breach of this Lease by Tenant. Landlord shall pay all reasonable expenses and reasonable attorneys’ fees incurred by Tenant in enforcing any obligation or any remedies hereunder including any litigation in which Tenant shall become involved by reason of any act or negligence of Landlord or any breach of this Lease by Landlord.

Section 12.7 Landlord’s Default.

(a) Landlord shall not be deemed to be in default hereunder unless such default shall remain uncured for more than 30 days following written notice from Tenant to Landlord specifying the nature of such default, or such longer period as may be reasonably required to correct such default. Landlord’s liability to keep, maintain, and repair shall always be limited to the cost of making such repair or accomplishing such maintenance or repair. In no event whatsoever shall Landlord be liable for consequential or any indirect damages under this Lease. The provisions of this Section 12.7(a) are further subject to the provisions of Articles X and XI dealing with eminent domain and fire and other casualty, and Section 6.3 dealing with interruption of Services.

(b) If Landlord fails to cure any default by Landlord within the period provided in Section 12.7(a), Tenant may give Landlord an additional written notice confirming that the default has not been cured and that Tenant intends to cure such default, and, if Landlord fails to cure such default within five (5) Business Days after such notice, Tenant may, without waiving the default, take such steps as are reasonably appropriate to cure the default. The reasonable out-of-pocket cost of Tenant’s cure of a default by Landlord shall be due and payable 15 days after submission by Tenant to Landlord of an invoice therefor together with such documentation as Landlord shall reasonably require showing the actual costs incurred by Tenant. In the event of an emergency consisting of an imminent threat of injury to persons or damage to Tenant’s property at the Premises, Tenant shall have the right to make such temporary, emergency repairs as may be reasonably necessary to prevent such damage to the property of Tenant at the Premises, or such injury to persons, without prior notice, but upon contemporaneous notice, to Landlord. Landlord shall reimburse Tenant for the reasonable out-of-pocket costs actually incurred by Tenant in making such emergency repairs to the Premises within 15 days after submission by Tenant to Landlord of an invoice therefor together with such documentation as Landlord shall reasonably require showing the actual costs incurred by Tenant. The reasonable out-of-pocket costs incurred by Tenant in accordance with this Section 12.7(b) are called the “Self-Help Costs”).

(c) Tenant may offset the Self-Help Costs against Base Rent and Additional Rent only if Tenant first obtains (i) a judgment for recovery of the Self-Help Costs in a court of competent jurisdiction which is no longer subject to appeal, (ii) a determination that the Self-Help Costs are owing by Landlord in an arbitration conducted pursuant to the following provisions of this Section 12.7(c), or (iii) a written acknowledgment by Landlord that Landlord does not contest that the Self-Help Costs are due. Any offset which Tenant is entitled to take pursuant to this Section 12.7(c) shall include interest on the Self-Help Costs from the due date at a per annum rate equal to 3% plus the prime rate of Bank of America (or any successor) in effect from time to time. Without limiting Tenant’s remedies for Landlord’s failure to pay any Self-Help Costs, Tenant may submit a claim for the Self-Help Costs to binding arbitration before a single disinterested arbitrator having not less than ten years’ experience in the operation, maintenance and leasing of commercial real estate to be selected and held by the American Arbitration Association in Boston, Massachusetts in accordance with its expedited commercial rules and regulations then in effect. Landlord and Tenant shall use diligent good faith efforts to complete the arbitration within 30 days following the submission of such dispute to arbitration. The determination of the arbitrator shall be conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction. The party which does not prevail in the arbitration as determined by the arbitrator shall pay for the arbitrator and related costs of the arbitration (but not the attorneys’ fees of the prevailing party). Except as provided in this Section 12.7(c), Tenant shall not have any right of offset with respect to Self-Help Costs.

(d) Except as otherwise expressly provided in this Lease and except for constructive eviction, Tenant shall not have the right to terminate this Lease by reason of a default by Landlord.

Section 12.8 Limitation of Liability.

(a) The obligations of Landlord hereunder shall be binding upon Landlord and each succeeding owner of Landlord’s interest hereunder only during the period of such ownership, and Landlord and each succeeding owner shall have no liability whatsoever except for its obligations during each such respective period (provided that nothing herein shall relieve any landlord of its obligations occurring during its ownership period). Tenant agrees for itself and each succeeding holder of Tenant’s interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against Landlord or any succeeding owner of Landlord’s interest, which is in any manner related to this Lease, the Premises or Tenant’s use and occupancy of the Premises or the Outside Areas, whether at law or in equity, shall be satisfied out of Landlord’s interest in the land and buildings then comprising the Project and the profits, proceeds and awards therefrom, and further agrees to look only to such assets (or profits, proceeds and awards thereof) and to no other assets of Landlord for satisfaction. Neither Landlord nor any Person executing this Lease on behalf of Landlord, nor any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of Landlord, nor any subsequent Landlord, or any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of any subsequent Landlord shall have any personal liability hereunder.

(b) No Person executing this Lease on behalf of Tenant, nor any stockholder, partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of Tenant, shall have any personal liability hereunder.

Section 12.9 Late Payment and Administrative Expense. If Tenant shall fail to pay Base Rent, Additional Rent or other charges after the same become due and payable under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the lesser of (a) a per annum rate equal to 3% plus the prime rate of Bank of America (or any successor) in effect on the day the payment became due and subject to change thereafter or (b) the maximum rate permitted by applicable law (“Interest Payment”). In addition, if Landlord is required to redeposit any check which is returned for insufficient funds or if Tenant shall fail to pay Base Rent, Additional Rent or other charges on or before the date on which the same become due and payable, then Tenant shall also pay to Landlord an administrative expense charge (“Administrative Expense”) of 3% of the amount thereof for each calendar month or part thereof after the due date of such payment until such payment is received by Landlord. The provisions herein for Interest Payment and Administrative Expense shall not be construed to relieve Tenant of the obligation to pay Base Rent, Additional Rent and all other charges when due under this Lease and shall be in addition to and not in limitation of Landlord’s other remedies as provided for in this Lease. Notwithstanding the foregoing to the contrary, Tenant shall not be liable for any Interest Payment or Administrative Expense for the first two late payments in any calendar year unless and until Tenant receives notice of such late payment and fails to make the same within five (5) Business Days thereafter.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.1 Brokers. Each party represents that it has not dealt with any Person in connection with the Premises or the negotiation or execution of this Lease other than officers, employees and attorneys of Landlord, Tenant and Brokers. Each party shall indemnify and save harmless the other from and against all claims, liabilities, costs and expenses incurred as a result of any breach of the foregoing representation. The fees payable to Brokers for this Lease shall be payable by Landlord subject to and in accordance with the terms of separate agreements between Landlord and Brokers.

Section 13.2 Quiet Enjoyment. Tenant shall, so long as this Lease remains in full force and effect, peaceably and quietly have and hold the Premises without hindrance or molestation by any Person or Persons lawfully claiming by, through or under, Landlord, subject, however, to the terms of this Lease.

Section 13.3 Tenant’s Request for Landlord’s Action. If Tenant requests Landlord to take any action which is not required of Landlord pursuant to this Lease, Landlord may, before taking such action, give Tenant an estimate of the reasonable attorneys’ fees, expenses and disbursements anticipated to be incurred by Landlord in connection with such action, and if Tenant elects to have Landlord take such action, Tenant shall pay to Landlord as Additional Rent Landlord’s reasonable attorneys’ fees, expenses and disbursements in connection with such action, with payment to be made by Tenant within 30 days after billing therefor by Landlord.

Section 13.4 Notices. Any notice, demand, request or statement required or intended to be given or delivered under the terms of this Lease shall be in writing, shall be addressed to the party to be notified at the address or addresses set forth in the Summary of Basic Terms or at such other address in the continental United States as each party may designate for itself from time to time by notice hereunder, shall be deemed to have been given, delivered or served upon the earlier of receipt or refusal to accept delivery and shall be delivered by (a) U.S. Mail, with proper postage prepaid, certified or registered, return receipt requested, (b) nationally recognized overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, (c) email (provided that notice is simultaneously given by another method specified herein) or (d) personal delivery. Notice for Landlord or Tenant may be given by counsel for the applicable party.

Section 13.5 Waiver of Subrogation. Landlord and Tenant hereby release each other, to the extent of their respective insurance coverages, from any and all liability for any loss or damage caused by fire, any of the extended coverage casualties, or other casualties insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the party benefited by the release or its agents. Tenant’s fire, extended coverage, and other insurance policies will include such a clause. To the extent that Tenant is a self-insurer with respect to personal property, the provisions of Section 7.8 shall be applicable.

Section 13.6 Entire Agreement; Execution; Time of the Essence and Headings and Table of Contents. This Lease together with all Exhibits and Schedules referred to herein and the Summary of Basic Terms, sets forth the entire agreement between the parties hereto and cannot be modified or amended, except in a writing duly executed by the respective parties. This Lease, together with all Exhibits and Schedules referred to herein and the Summary of Basic Terms, supersedes all previous written and oral negotiations, understandings and agreements regarding the subject matter of this Lease. Neither Landlord nor any Person acting on behalf of Landlord has made any representations to Tenant on which Tenant has relied in entering into this Lease except any representations expressly stated in this Lease. This Lease is executed as a sealed instrument and in multiple counterparts, all copies of which are identical, and any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of any other copy. Time is of the essence with respect to the obligations of Tenant and Landlord to be performed within a specific time frame in this Lease. The headings throughout this Lease and the Table of Contents are for convenience of reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this Lease.

Section 13.7 Partial Invalidity. If any term or condition of this Lease or its application to any Person or circumstance shall to any extent be in violation of or unenforceable under any law, rule, regulation or order (including any court order) now existing or hereafter enacted or entered by any court or other governmental entity having competent jurisdiction (including after all appeals therefrom), the remainder of this Lease, or the application of such term or condition to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and shall be enforceable to the fullest extent not prohibited by law.

Section 13.8 No Waiver. No assent, express or implied, by Landlord to any breach of any agreement or condition herein contained on the part of Tenant to be performed or observed, and no waiver, express or implied, of any such agreement or condition shall be deemed to be a waiver of or an assent to any succeeding breach of the same or any other agreement or condition; the acceptance by Landlord of Base Rent or Additional Rent due hereunder (whether such payment is made by Tenant or another Person), or silence by Landlord as to any breach, shall not be construed as waiving any of Landlord’s rights hereunder unless such waiver shall be in writing. No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due Landlord from Tenant shall be deemed to be anything but payment on account, and the acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon a letter accompanying said check, that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy.

Section 13.9 Holdover. If Tenant remains in the Premises beyond the expiration of this Lease at the end of the Lease Term, or sooner following an early termination as provided for herein, such holding over shall not be deemed to create any tenancy, but Tenant shall be a daily Tenant at sufferance only subject to all of Tenant’s obligations set forth herein, but at a Base Rent equal to one and one-half (1 1⁄2) times the Base Rent then most recently in effect and with the continued obligation to pay Additional Rent and other charges provided for under this Lease, with such Base Rent and Additional Rent to be charged on a monthly basis for each calendar month or portion thereof for which Tenant holds over, without proration for a partial calendar month. The acceptance of a purported rent check following termination shall not constitute the creation of a tenancy at will, it being agreed that Tenant’s status shall remain that of a daily Tenant at sufferance, at the aforesaid daily rate. Tenant shall also pay to Landlord all damages, if any, sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

Section 13.10 When Lease Becomes Binding. The submission of this document for examination and negotiation does not constitute an offer to lease or a reservation or an option for the Premises, and this document shall become effective and binding, only upon the execution and delivery hereof by both Landlord and Tenant and the receipt by Landlord of the Security Deposit and the first monthly installment of Base Rent ($170,291.67). All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

Section 13.11 Recordation. Tenant shall not record this Lease with any registry of deeds or land court, and any such recordation will be void and constitute an Event of Default under this Lease. Landlord shall execute and deliver in connection with the execution of this Lease, and Tenant may record, a notice of this Lease in the form attached as Exhibit H (which form may be amended from time to time to reflect changes in the information contained therein).

Section 13.12 As Is. Subject to performance of the Base Building Work, Tenant represents to Landlord that it has leased the Premises after a full and complete examination of the same, and by its execution and delivery of this Lease, Tenant hereby acknowledges that neither Landlord, nor Landlord’s agents, has made any representation or promises with respect to the Premises, the Building, or the land upon which it stands, and no rights, easements or licenses are acquired by Tenant, by implication or otherwise, except as may be set forth expressly in this Lease.

Section 13.13 Financial Statements; Certain Representations and Warranties.

(a) From time to time at the request of Landlord, Tenant shall provide to Landlord, any actual or potential mortgagee and any actual or potential ground lessor or any representative of any of the foregoing, copies of Tenant’s annual financial statements (audited if available), certified as true and correct by an officer of Tenant; provided that so long as the stock of Tenant is publicly traded, documents on file with the Securities and Exchange Commission and available to Landlord shall satisfy such financial reporting requirements.

(b) Tenant represents and warrants to Landlord, its successors and assigns that: (i) Tenant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is authorized to transact business in the Commonwealth of Massachusetts; (ii) the execution, delivery and performance of this Lease by Tenant has been duly authorized by the all required corporate action of Tenant; and (iii) this Lease is valid and binding upon the Tenant and is enforceable against Tenant in accordance with the terms hereof.

(c) Landlord represents and warrants to Tenant, its successors and assigns that: (i) Landlord is a nominee trust, validly existing and is authorized to transact business in the Commonwealth of Massachusetts; (ii) the execution, delivery and performance of this Lease by Landlord has been duly authorized by the all required trust action of Landlord; and (iii) this Lease is valid and binding upon the Landlord and is enforceable against Landlord in accordance with the terms hereof.

Section 13.14 Confidentiality.

(a) Tenant acknowledges that the terms under which Landlord has leased the Premises to Tenant (including, without limitation, the rental rate(s), term and other financial and business terms) constitute confidential information of Landlord (“Landlord’s Confidential Information”). Tenant shall keep Landlord’s Confidential Information completely confidential; provided that (i) Landlord’s Confidential Information may be disclosed by Tenant to those of its officers, employees, attorneys, accountants, lenders and financial advisors (collectively, “representatives”), and to the representatives of any permitted or prospective subtenant or permitted or prospective assignee, who need to know such information in connection with the use and occupancy of the Premises and for financial reporting and credit related activities (it being understood that Tenant shall inform all such Persons to whom Tenant discloses Landlord’s Confidential Information of the confidential nature of Landlord’s Confidential Information and that such Persons shall be directed by Tenant to treat Landlord’s Confidential Information confidentially in accordance with the terms of this Section), and (ii) unless required by applicable law, any other disclosure of such information may only be made if Landlord consents in writing prior to any such disclosure. Landlord acknowledges that Tenant, as a public company, may be required to make certain disclosures about this Lease, including filing the lease as a material contract, and that such disclosures will not violate this Section 13.14(a).

(b) Landlord acknowledges that, in connection with this Lease, Tenant is furnishing to Landlord financial information regarding Tenant and Tenant’s business, facilities and operations and other confidential information (collectively, “Tenant’s Confidential Information”). Landlord covenants and agrees to keep Tenant’s Confidential Information confidential; provided, however, that (i) Tenant’s Confidential Information may be disclosed by Landlord to Landlord’s representatives who need to know such information in connection with Landlord’s business and to Landlord’s lenders, purchasers and investors and prospective lenders, purchasers and investors and their respective representatives (it being understood that Landlord shall inform any such Person to whom Landlord discloses Tenant’s Confidential Information of the confidential nature of Tenant’s Confidential Information and that such Persons shall be directed by Landlord to treat Tenant’s Confidential Information confidentially in accordance with the terms of this Section), and (b) unless required by applicable law, any other disclosure of such information may only be made if Tenant consents in writing prior to any such disclosure.

Section 13.15 Lease Effectiveness Conditions. This Lease is subject to the satisfaction of the following conditions for the benefit of Tenant (collectively, the “Lease Effectiveness Conditions”): (a) Union Security Insurance Company consenting in writing to this Lease; (b) Union Security Insurance Company entering into a Subordination, Non-Disturbance and Attornment Agreement with Tenant substantially in the form of Exhibit G-1 hereto or in such other form as shall be reasonably satisfactory to Tenant, to which Landlord shall consent; (c) Parcel B Owner executing and delivering to Tenant an estoppel certificate substantially in the form of Schedule 6.5 hereto or in such other form as shall be reasonably satisfactory to Tenant; and (d) Tenant and Parcel B Owner entering into a letter agreement substantially in the form of Schedule 13.15 hereto or in such other form as shall be reasonably satisfactory to Tenant, in which Landlord shall join for the purposes indicated in Schedule 13.15 hereto. Landlord and Tenant shall proceed diligently, cooperatively and with commercially reasonable efforts to attempt to satisfy the Lease Effectiveness Conditions as soon as practical after the date of this Lease. At the request of Landlord or Tenant at any time that the Lease Effectiveness Conditions have been satisfied, Landlord and Tenant shall confirm in writing the satisfaction of the Lease Effectiveness Conditions. If the Lease Effectiveness Conditions have not been satisfied within 30 days after the date of this Lease, then Tenant may, within five Business Days after expiration of such 30 day period, terminate this Lease by written notice to Landlord, in which event Landlord shall promptly return to Tenant the Security Deposit and the first monthly installment of Base Rent; and if Tenant fails to so terminate this Lease, Tenant shall be deemed to have waived the Lease Effectiveness Conditions that are then unsatisfied.

Section 13.16 Summary of Basic Terms. The Summary of Basic Terms which is affixed to this Lease sets forth certain basic terms and information which is thereafter referred to in the main text of this Lease. Every reference to the Summary of Basic Terms, or to a particular item thereon, shall have the effect of incorporating the Summary, or the particular item thereof, into the main text of this Lease.

Section 13.17 Waiver of Lien. Landlord hereby waives any right to claim a security interest or lien right in Tenant’s property, other than a lien arising from the enforcement of a judgment against Tenant. Landlord hereby agrees to execute a landlord waiver in Landlord’s commercially reasonable form for the benefit of any national banking association or institutional lender of Tenant.

Section 13.18 Announcements. Landlord shall not issue any press release or other statement announcing the execution of this Lease without Tenant’s review and approval, not to be unreasonably withheld, conditioned or approved.

Section 13.19 Force Majeure. As used in this Lease, “Force Majeure” shall mean, collectively and individually, strike, lockout or other labor trouble, fire or other casualty, governmental pre-emption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor, breakdown, accident, or because of war or other emergency (including severe weather emergency), any governmental restriction, inability to obtain or delays in obtaining materials or supplies (exclusive of delays inherent in ordering long lead items), acts of God, acts of terrorism, acts of war or civil insurrection, or in the case of repair or restoration obligations, any cause beyond such party’s reasonable control. With respect to any obligations of Landlord or Tenant under this Lease, neither Landlord nor Tenant shall be liable for failure to furnish or perform the same, nor shall the same constitute a default hereunder, when it is prevented from doing so by reason of Force Majeure; and any measured time period shall be extended by the period during which Landlord or Tenant is so prevented. In no even shall Force Majeure excuse any failure to make payments under this Lease when due.

[execution on following page]

Tenant and Landlord, each by its duly authorized officer, have signed this Lease as of the date first set forth above.

TENANT:

INFINITY PHARMACEUTICALS, INC.

By:	/s/ Adelene Q. Perkins
Adelene Q. Perkins, President

By:	/s/ Lawrence E. Bloch
Lawrence E. Bloch, Treasurer

LANDLORD:

BHX, LLC, as Trustee of 784 Realty Trust

By:	/s/ Robert A. Schlager
Name:	Robert A. Schlager
Title:	Member
Duly Authorized

EXHIBIT A

Property Description

EXHIBIT “A”

A certain lease area in the Commonwealth of Massachusetts, County of Middlesex, City of Cambridge, situated on the easterly side of Memorial Drive and shown as Lease Area on a plan entitled “Lease and Easement Plan, 784 Memorial Drive, Cambridge, MA, Middlesex County” dated December 20, 1999, prepared by Beals and Thomas, Inc. More particularly bounded and described as follows:

Beginning at a point on the easterly side of Memorial Drive said point being northerly approximately 100 feet from the sideline of Pleasant Street, thence running;

Northerly	by a curve to the right having a radius of 35,622.04 feet and a length of 305.70 feet to a point, said course being by the easterly line of Memorial Drive, thence turning and running;

S 84 35 13 E	110.20 feet to a point, thence turning and running;

S 05 24 47 W	65.46 feet to a point, thence turning and running;

S 84 35 13 E	30.89 feet to a point, thence turning and running;

S 05 24 47 W	36.87 feet to a point, thence turning and running;

Southeasterly	by a curve to the right having a radius of 132.71 feet and a length of 29.31 feet to a point, thence turning and running;

S 87 30 45 W	4.69 feet to a point, thence turning and running;

Southerly	by a curve to the right having a radius of 113.82 feet and a length of 54.88 feet to a point, thence turning and running;

S 05 24 47 W	54.66 feet to a point, thence turning and running;

N 84 35 13 W	33.98 feet to a point, thence turning and running;

S 05 24 47 W	65.53 feet to a point, thence turning and running;

N 84 35 13 W	107.15 feet to the point of beginning.

Containing 39,278 square feet more or less.

EXHIBIT B

Site Plan

TITLE EXCEPTIONS

LEGEND

N/F PRESIDENT AND FELLOWS OF HARVARD COLLEGE (HARVARD UNIVERSITY)
RESIDENTIAL AREA (CONSTRUCTION)
N/F CAMBRIDGE ELECTRIC LIGHT COMPANY
LC LOT 5 122,416 ± S.F. 2.810 ± AC.
#790 5 STORY CONCRETE OFFICE BUILDING (PARKING UNDER)
BUILDING HEIGHT=58.9'
#770 5 STORY CONCRETE OFFICE BUILDING (PARKING UNDER)
BUILDING HEIGHT=59.6'
PLEASANT STREET
LC LOT 5 (FORMERLY LC LOT 4) N/F ARE-770/784/790 MEMORIAL DRIVE, LLC
#784 4 STORY BRICK POLAROID BUILDING
LC LOT 6
N/F ARE-770/784/790 MEMORIAL DRIVE, LLC
MEMORIAL DRIVE
CHARLES RIVER
INDEX MAP
LC LOT 6

SITE OBSERVATIONS

NOTES

PREPARED FOR:

THE BULFINCH COMPANIES, INC.

RECORD OWNER(S):

BHX, LLC, as Trustee of 784 Realty Trust

SURVEYOR'S CERTIFICATE

ALTA/ACSM LAND TITLE SURVEY

784 MEMORIAL DRIVE LC LOT 6

in

CAMBRIDGE, MA

PREPARED BY:

BEALS AND THOMAS, INC.

T1

EXHIBIT C

Building Floor Plan

EXHIBIT D

Base Building Work

INFINITY PHARMACEUTICALS

784 MEMORIAL DRIVE - CAMBRIDGE MA

BASE BUILDING MEP UPGRADES

BUDGET ESTIMATE

	REVISED				8/9/13

DESCRIPTION	QTY		UNIT $	LINE SUM	DIV. SUM
PROJECT REQUIREMENTS
TEMP. PROTECTION OF EXISTING FINISHES	1	LS	3,500	3,500
CELL PHONE & WIRELESS USAGE	3	MO	300	900
FIELD OFFICE SUPPLIES	3	MO	400	1,200
PARKING FEES	12	WKS	320	3,840
COURIER / OVERNIGHT & POSTAGE	3	MO	200	600
MISC. TOOLS & SUPPLIES	3	MO	600	1,800
CLEAN & MAINTAIN TOILET FACILITIES	3	MO	900	2,700
REPRODUCTION OF CONTRACT DOCUMENTS	1	LS	3,250	3,250
GENERAL / DAILY CLEAN UP LABORER	60	DYS	350	21,000
SAFETY INSPECTIONS, PROTECTION & BARRICADES	12	WKS	325	3,900
DUMPSTERS / DEBRIS REMOVAL	12	EA	675	8,100
FINAL CLEANING	1	ALW	4,200	4,200
					$54,990

SELECTIVE DEMOLITION
ACCESS FOR MEP TRADES	16	DYS	480	7,680
CONCRETE / ROOF CORING	1	LS	3,100	3,100
					$10,780

STEEL & MISC. IRON
STRUCTURAL STEEL DUNNAGE FOR NEW ROOF TOP BOILERTS	1	ALW	15,000	15,000
ALLOWANCE TO EXTEND PENTHOUSE (ASSUME 12 X 14)	168	SF		100,000
					$115,000

CARPENTRY & FINISHES
FINISHES REMOVAL & REPAIRS	8	LOC	7,750	62,000
DRYWALL - PAINT - CELING - ROOFING - FINISHES	1	ALW	12,500	12,500
MISC. GENERAL CARPENTRY LABOR	10	DYS	870	8,700
CAPENTRY MATERIALS ALLOWANCE (ROOF BLOCKING, ETXC.)	1	ALW	3,000	3,000
					$86,200

THERMAL & MOISTURE PROTECTION
FLASH IN DUNNAGE SUPPORTS	6	EA	225	1,350
FLASH IN PIPING PENETRATIONS	12	EA	175	2,100
FLASH DETAIL AS REQUIRED AT PENTHOUSE	52	LF	115	5,980
CAULKING & SEALANTS	1	LS	3,500	3,500
					$12,930

FIRE PROTECTION
					NO WORK

INFINITY PHARMACEUTICALS

784 MEMORIAL DRIVE - CAMBRIDGE MA

BASE BUILDING MEP UPGRADES

BUDGET ESTIMATE

	REVISED				8/9/13

DESCRIPTION	QTY		UNIT $	LINE SUM	DIV. SUM
PLUMBING
BASE BUILDING MISC. UPGRADES
REPLACE FITNESS CENTER HOT WATER HEATER + ACCESSORIES	1	EA		INCL
REPLACE BASE BUILDING HOT WATER HEATER + ACCESSORIES	1	LS		INCL
INSTALL NEW MOP SINK AND BASIN - 2ND FL	1	LS		INCL
FURNISH & INSTALL NEW ADA INSULATION AT SINK(2) - 2ND FL	1	LS		INCL
FURNISH & INSTALL NEW ADA INSULATION AT SINK(2) - 3RD FL	1	LS		INCL
FURNISH & INSTALL NEW ADA INSULATION AT SINK(1) - 4TH FL	1	LS		INCL
INSULATE EXISTING ROOF DRAIN - PENTHOUSE	1	LS		INCL
BASE BUILDING BATHROOM FIXTURE REPLACEMENT
REPLACE EXISTING FIXTURES W/ NEW HIGH EFFICIENCY FIXTURES	1	LS		INCL
BASE BUILDING BATHROOM ROUGH REPLACEMENT BACK TO MAIN STACKS
REPLACE ROUGH MAINS BACK TO THE STACK	1	LS		INCL
PROVIDE NEW 4” GAS MAIN FROM NEW METER TO PENTHOUSE	1	LS		INCL
PROVIDE MAKE UP WATER FEED WITH BFP FOR NEW BOILERS	1	LS		INCL
DESIGN & ENGINEERING SERVICES	1	LS		INCL
SUBCONTRACTOR QUOTE - NSMC	1	QT	172,734	172,734
					$172,734

HVAC
ADD BOILER PLANT TO SERVE (3) AHU’S
F & I (2) BOILERS PUMPS + ACCESSORIES	1	LS		INCL
F & I NEW HOT WATER COILS IN AIR HANDLERS (3)	1	LS		INCL
CONTROLS UPGRADE TO INTERFACE W/ BOILERS PUMPS AHU’S	1	LS		INCL
START UP TEST BALANCE	1	LS		INCL
DESIGN & ENGINEERING SERVICES	1	LS		INCL
SUBCONTRACTOR QUOTE - ESI	1	QT	568,000	568,000
DRIVEWAY PATCH & REPAIRS FOR NEW GAS MAIN	1	ALW	5,000	5,000
REPLACE EXISTING CONDENSING UNITS - AHU’S TO REMAIN
REMOVE & DISPOSE REFRIGERANT	1	LS		INCL
F & INSTALL NEW CONDENSING UNITS	1	LS		INCL
CONTROLS UPGRADE TO INTERFACE W/ AHU’S	1	LS		INCL
START UP TEST BALANCE	1	LS		INCL
DESIGN & ENGINEERING SERVICES	1	LS		INCL
SUBCONTRACTOR QUOTE - ESI	1	QT	475,000	475,000
REPLACE EXISTING FPB’S AND VAV’S
77 BOXES ANTICIPATED TO BE CHANGED DURING T.I. SCOPE	77	EA	EXCLUDED	T.I.
REPLACE 28 EXISTING BOXES & CONNECT TO NEW CONTROLS	28	EA	5,600	156,800
					$1,204,800

BUILDING CONTROLS
PROVIDE & INSTALL BUILDING BMS SYSTEM FOR NEW SCOPE	1	LS	188,400	188,400
					$188,400

ELEVATOR
ELEVATOR UPGRADES (MOTORS, CONTROLS, FINISHES)	1	ALW	180,000	180,000
					$180,000

INFINITY PHARMACEUTICALS

784 MEMORIAL DRIVE - CAMBRIDGE MA

BASE BUILDING MEP UPGRADES

BUDGET ESTIMATE

	REVISED				8/9/13

DESCRIPTION	QTY		UNIT $	LINE SUM	DIV. SUM
ELECTRICAL
BASE BUILING UPGRADES
HVAC EQUIPMENT POWER WIRING	1	LS		INCL
PLUMBING EQUIPMENT POWER WIRING	2	EA		INCL
PENTHOUSE EXPANSION POWER & LIGHTING	1	LS		INCL
REPLACE DAMAGED EXIT SIGNS AND EBU’S	20	EA		INCL
INFRARED TESTING OF ELECTRICAL EQUIPMENT	1	LS		INCL
CORE BATHROOM ELECTRICAL UPGRADES - MEN- WOMENS - 4 FLS	4	EA		INCL
FIRE ALARM SYSTEM REPAIRS - REPLACEMENT	1	LS		INCL
DESIGN & ENGINEERING	1	LS		INCL
SUBCONTRACTOR QUOTE- IES	1	QT	38,425	38,425
BASE BUILING LIGHTING UPGRADES
REPLACE EXISTING LIGHTING FIXTURES PER FLOOR			EXCLUDED	T.I.
REPLACE EXISTING LIGHTING FIXTURE CONTROLS PER FLOOR			EXCLUDED	T.I.
					$38,425

SUPERVISION & MANAGEMENT
PROJECT SUPERINTENDENT	12	WKS	3,600	43,200
OFF HOURS SUPERINTENDENT	4	WKS	3,600	14,400
PROJECT MANAGER ( 3/5 TIME)	12	WKS	2,280	27,360
ADMIN. ASSISTIANT	12	DAYS	480	5,760
ACCOUNTING	12	DAYS	560	6,720
					$97,440

GENERAL CONDITIONS
FIELD OFFICE SET UP & SUPPLIES	3.0	MO	600	1,800
					$1,800

ENGINEERING
MEP ENGINEERING				w/ subs
STRUCTURAL ENGINEERING	1	ALW	12,000	12,000
ARCHITECTURAL SERVICES (PERMIT DRAWING ONLY)	1	LS	15,000	15,000
AHA DESIGN REVIEW	1	ALW	5,000	5,000
TRG PRECONSTRUCTION / ESTIMATING & PLANNING	1	LS	7,200	7,200
					39,200

INSURANCE & PERMITS
GENERAL LIABILITY INSURANCE	1.0%		22,027	22,027
CAMBRIDGE BUILDING PERMIT	1.5%		33,040	33,040
P&P BOND COSTS				EXCLUDED
BUILDERS RISK INSURANCE				EXCLUDED
					$55,067

DESIGN CONTINGENCY	5.0%		112,888	112,888
					$112,888

OVERHEAD & PROFIT	5.0%		118,533	118,533
					$118,533

TOTAL BUDGET					$2,489,188

INFINITY PHARMACEUTICALS

784 MEMORIAL DRIVE - CAMBRIDGE MA

BASE BUILDING MEP UPGRADES

BUDGET ESTIMATE

	REVISED			8/9/13

DESCRIPTION	QTY	UNIT $	LINE SUM	DIV. SUM

CLARIFICATIONS

1	ESTIMATE IS BASE ON UNION RATES FOR CARPENTRY ONLY - MEP & LABORERS ARE OPEN SHOP
2	SCOPE ASSUMES NSTAR & BUILDING OWNER WILL ALLOW AN EASEMENT FOR NEW GAS SUPPLY LINE TO THE BUILDING

EXHIBIT E

FORM OF LETTER OF CREDIT

                    , 2014

OUR L/C NO.: XXXXXX

TO: BHX, LLC, as Trustee of 784 Realty Trust c/o The Bulfinch Companies, Inc. 250 First Avenue, Suite 200 Needham, MA 02494	APPLICANT: Infinity Pharmaceuticals, Inc. 780 Memorial Drive Cambridge, MA 02139

WE HAVE ESTABLISHED OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR AS DETAILED HEREIN SUBJECT TO ISP98

DOCUMENTARY CREDIT NUMBER:	XXXXXX

DATE OF ISSUE:	, 2014

BENEFICIARY:	BHX, LLC, as Trustee of 784 Realty Trust c/o The Bulfinch Companies, Inc. 250 First Avenue, Suite 200 Needham, MA 02494

APPLICANT:	Infinity Pharmaceuticals, Inc. 780 Memorial Drive Cambridge, MA 02139

DATE AND PLACE OF EXPIRY:	, 2015 AT OUR COUNTERS

DOCUMENTARY CREDIT AMOUNT	USD 1,000,000.00

AVAILABLE WITH:	JPMORGAN CHASE BANK, N.A CHICAGO, ILLINOIS USA BY PAYMENT

ADDITIONAL DETAILS:

WE ARE INFORMED THIS LETTER OF CREDIT IS ISSUED RELATIVE TO THAT CERTAIN LEASE DATED [DATE], INCLUDING ANY AMENDMENTS AND RESTATEMENTS THERETO BETWEEN INFINITY PHARMACEUTICALS, INC., AS TENANT, AND BHX, LLC, AS TRUSTEE OF 784 REALTY TRUST, AS LANDLORD (THE “LEASE”), FOR PREMISES LOCATED AT 784 MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS.

FUNDS UNDER THIS CREDIT ARE AVAILABLE AGAINST YOUR DRAFT(S) AT SIGHT ON JPMORGAN CHASE BANK N.A., MARKED “DRAWN UNDER JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NO. XXXXXX” ACCOMPANIED BY THE FOLLOWING:

“BENEFICIARY’S SIGNED AND DATED STATEMENT READING AS FOLLOWS:

A DEFAULT HAS OCCURRED UNDER THAT CERTAIN LEASE DATED [DATE], INCLUDING ANY AMENDMENTS AND RESTATEMENTS THERETO, BETWEEN INFINITY PHARMACEUTICALS, INC., AS TENANT, AND BHX, LLC, AS TRUSTEE OF 784 REALTY TRUST, AS LANDLORD.”

OR

“WE ARE IN RECEIPT OF NOTICE FROM JPMORGAN CHASE BANK, N.A. THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND [CURRENT EXPIRY DATE] AND INFINITY PHARMACEUTICALS, INC. HAS FAILED TO SUPPLY ACCEPTABLE REPLACEMENT SECURITY WITHIN THE TIME FRAME SPECIFIED IN THAT CERTAIN LEASE DATED [DATE], INCLUDING ANY AMENDMENTS AND RESTATEMENTS THERETO BETWEEN INFINITY PHARMACEUTICALS, INC. AS TENANT AND BHX, LLC, AS TRUSTEE OF 784 REALTY TRUST, AS LANDLORD (THE “LEASE”).”

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, HOWEVER NOT BEYOND (THE “FINAL EXPIRY DATE”),UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THIS OR ANY FUTURE EXPIRATION DATE WE SHALL SEND NOTICE TO YOU BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, OR BY HAND-DELIVERED COURIER THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD.

IN NO EVENT WILL THE TOTAL OF ALL PAYMENTS PAID HEREUNDER EXCEED U.S. $1,000,000.00.

THIS LETTER OF CREDIT IS TRANSFERABLE, BUT ONLY IN ITS ENTIRETY, AND MAY BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS LETTER OF CREDIT SHALL BE EFFECTED BY US UPON YOUR SUBMISSION OF THIS ORIGINAL LETTER OF CREDIT, INCLUDING ALL AMENDMENTS, IF ANY, ACCOMPANIED BY OUR TRANSFER REQUEST FORM DULY COMPLETED AND SIGNED, WITH THE SIGNATURE THEREON AUTHENTICATED BY YOUR BANK. IF YOU WISH TO TRANSFER THE LETTER OF CREDIT, PLEASE CONTACT US FOR THE FORM WHICH WE SHALL PROVIDE TO YOU UPON YOUR REQUEST. IN ANY EVENT, THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY LISTED IN OR OTHERWISE SUBJECT TO, ANY SANCTION OR EMBARGO UNDER ANY APPLICABLE RESTRICTIONS. CHARGES AND FEES RELATED TO SUCH TRANSFER WILL BE FOR THE ACCOUNT OF THE APPLICANT.

PRESENTATION OF DOCUMENTS BY TELEFACSIMILE (“FAX”) IS ACCEPTABLE, AND MUST BE DIRECTED TO FAX NUMBER 312-954-             , OR ALTERNATELY TO FAX NUMBER 312-954-            UNDER TELEPHONE ADVICE TO 312-954-            , OR ALTERNATELY TO 312-954-            ; PROVIDED THAT SUCH FAX PRESENTATION IS RECEIVED ON OR BEFORE THE EXPIRY

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DATE ON THIS INSTRUMENT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, IT BEING UNDERSTOOD THAT ANY SUCH FAX PRESENTATION SHALL BE CONSIDERED THE SOLE OPERATIVE INSTRUMENT OF DRAWING, NOT CONTINGENT UPON PRESENTATION OF THE ORIGINAL LETTER OF CREDIT OR ORIGINAL DOCUMENTS WITH RESPECT THERETO.

AS AN ALTERNATIVE TO THE OPTION OF FAX PRESENTATION PROVIDED FOR ABOVE, BENEFICIARY MAY ALSO MAKE PRESENTATION OF DOCUMENTS AT OUR COUNTERS. WE ENGAGE WITH YOU THAT DOCUMENTS PRESENTED UNDER AND IN CONFORMITY WITH THE TERMS AND CONDITIONS OF THIS CREDIT WILL BE DULY HONORED ON PRESENTATION IF PRESENTED ON OR BEFORE THE EXPIRATION AT OUR COUNTERS AT 131 SOUTH DEARBORN STREET, 5TH FLOOR, MAIL CODE IL1-0236, ATTN: STANDBY LETTER OF CREDIT UNIT, CHICAGO, IL 60603-5506. THE ORIGINAL LETTER OF CREDIT MUST ACCOMPANY THE DOCUMENTS REQUIRED UNDER THIS CREDIT FOR ENDORSEMENT.

IF A DRAWING BY BENEFICIARY HEREUNDER DOES NOT, IN ANY INSTANCE, CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, WE SHALL GIVE BENEFICIARY IMMEDIATE NOTICE THAT THE DRAW DOCUMENTS ARE NOT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, STATING THE REASONS THEREFOR, AND THAT WE ARE RETURNING THE DOCUMENTS TO BENEFICIARY. UPON BEING NOTIFIED THAT THE DRAW DOCUMENTS ARE NOT IN ACCORDANCE WITH THIS LETTER OF CREDIT, BENEFICIARY MAY ATTEMPT TO CORRECT ANY SUCH NON-CONFORMING DEMAND FOR PAYMENT IF, AND TO THE EXTENT THAT, BENEFICIARY IS ENTITLED AND ABLE TO DO SO WITHIN THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BEE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT. THE OBLIGATION OF JPMORGAN CHASE BANK, N.A. UNDER THIS LETTER OF CREDIT IS THE INDIVIDUAL OBLIGATION OF JPMORGAN CHASE BANK, N.A. AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO.

THIS LETTER OF CREDIT IS GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, TO THE INTERNATIONAL STANDBY PRACTICES, ICC PUBLICATION NO. 590 (THE “ISP98”), AND IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF NEW YORK WILL CONTROL, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

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PLEASE ADDRESS ALL CORRESPONDENCE REGARDING THIS LETTER OF CREDIT TO THE ATTENTION OF THE STANDBY LETTER OF CREDIT UNIT, 131 SOUTH DEARBORN STREET, 5TH FLOOR, MAIL CODE IL1-0236, CHICAGO, IL 60603-5506, INCLUDING THE LETTER OF CREDIT NUMBER MENTIONED ABOVE. FOR TELEPHONE ASSISTANCE, PLEASE CONTACT THE STANDBY CLIENT SERVICE UNIT AT 1-800-634-1969, SELECT OPTION 1, AND HAVE THIS LETTER OF CREDIT NUMBER AVAILABLE.

VERY TRULY YOURS, JPMORGAN CHASE BANK, N.A.
AUTHORIZED SIGNER

WE HEREBY AGREE WITH THE FORMAT/LANGUAGE OF THE ABOVE DRAFTED LETTER OF CREDIT, AND WE REQUEST JPMORGAN CHASE BANK, N.A. TO ISSUE THE LETTER OF CREDIT AS ABOVE DRAFTED.

INFINITY PHARMACEUTICALS, INC.

BY:

NAME AND TITLE:

DATE:

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EXHIBIT F

NOTICE TO PARCEL B OWNER

                    , 2014

ARE 770/784/790 Memorial Drive LLC

c/o Alexandria Real Estate Equities, Inc.

700 Technology Square, First Floor

Cambridge, MA 02139

Re:	Declaration of Easements, Covenants, Conditions and Restrictions, dated December 22, 1999, by 784 Memorial Drive LLC, filed with the Middlesex South Registry District of the Land Court as Document No. 1127474 and recorded in the Middlesex South Registry of Deeds on December 29, 1999, in Book 31008, Page 1, as amended by the First Amendment to Declaration of Easements, Covenants, Conditions and Restrictions, dated September 17, 2001, by 784 Memorial Drive LLC, ARE 770/784/790 Memorial Drive LLC and Landlord, filed with the Middlesex South Registry District of the Land Court as Document No. 1195705 and recorded in the Middlesex South Registry of Deeds in Book 34522, Page 324 (the “Declaration”)

Ladies and Gentlemen:

BHX, LLC, a Massachusetts limited liability company, as Trustee of 784 Realty Trust, under Declaration of Trust dated December 21, 1999, recorded with the Middlesex South Registry of Deeds on December 29, 1999 as Instrument No. 827, and filed with the Middlesex Registry District of the Land Court on December 29, 1999 as Document No. 1127477 (“Parcel A Owner”), is the Parcel A Party, as defined in the Declaration.

Parcel A Owner has leased all of the rentable area on Parcel A, as defined in the Declaration, to Infinity Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), pursuant to a Lease dated September     , 2014 by Parcel A Owner and Tenant. Parcel A Owner hereby designates Tenant as a Parcel A Designated Tenant, as defined in the Declaration, and as a Parcel A Parking Tenant, as defined in the Declaration, with respect to 105 parking spaces.

The notice address for Tenant is:

Infinity Pharmaceuticals, Inc.

780 Memorial Drive

Cambridge, MA 02139

Attention: Chief Executive Officer

Tenant may change such notice address by written notice given to you.

BHX, LLC, as Trustee of 784 Realty Trust

By:
Name:
Title:

EXHIBIT G-1

[Loan Number:             ]

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of September     , 2014, by and between UNION SECURITY INSURANCE COMPANY, an Iowa corporation (hereinafter referred to as “Lender”), and INFINITY PHARMACEUTICALS, INC., a Delaware corporation (hereinafter referred to as “Tenant”).

W I T N E S S E T H :

WHEREAS, BHX, LLC, a Massachusetts limited liability company, as the sole Trustee of 784 Realty Trust, a Massachusetts nominee trust (hereinafter referred to as “Landlord”), and Tenant have entered into a certain lease (as it may be amended, hereinafter referred to as the “Lease”) dated on or about even date herewith, relating to the premises described in Exhibit “A” attached hereto and by this reference made a part hereof (hereinafter referred to as the “Premises”); and

WHEREAS, Lender has made a loan (the “Loan”) to Landlord in the original principal amount of $8,200,000 secured by a Mortgage and Security Agreement dated November 29, 2005, recorded with the Middlesex South Registry of Deeds in Book             , Page             , and filed with the Middlesex South Registry District of the Land Court as Document No. 1395819 (hereinafter referred to as the “Mortgage”); and

WHEREAS, as a condition to making the Loan, Lender has required that Landlord assign to Lender the Lease and all rents, issues and profits from the Lease and from the Premises, pursuant to that certain Assignment of Leases and Rents dated November 29, 2005, recorded with the Middlesex South Registry of Deeds in Book             , Page             , and filed with the Middlesex South Registry District of the Land Court as Document No. 1395820 (hereinafter referred to as the “Assignment”); and

WHEREAS, Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage held by Lender, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease and subject to the terms of this Agreement; and

WHEREAS, the parties hereto desire to set forth their agreement as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1. Lease Subordinate. Lender and Tenant do hereby covenant and agree that the Lease is and shall continue to be subject and subordinate in all respects to the lien of the Mortgage and any renewals, modifications, consolidations, replacements, increases in amount and extensions thereof.

2. Non-Disturbance. Lender does hereby agree with Tenant that so long as Tenant is not in default under the Lease (beyond any period expressly given Tenant under the Lease to cure any such default) in any manner which would entitle Landlord to terminate the Lease or would cause, without any further action of Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant thereunder, then:

(i) Lender will take no action which will interfere with or disturb Tenant’s possession or use of the Premises or other rights under the Lease; and

(ii) in the event Lender or its successor or assign (Lender and any such successor or assign is herein referred to as the “Successor Landlord”) becomes the owner of (or otherwise is in possession of) the Premises by foreclosure (judicial or non-judicial), exercise of a power of sale or other enforcement right under the Mortgage, exercise of the rights of a mortgagee in possession pursuant to the Mortgage or the Assignment pursuant to a receivership or otherwise, conveyance in lieu of foreclosure or other exercise of Lender’s remedies pursuant to the Mortgage, the Assignment or any other documents exercised in connection therewith (any or all of the foregoing hereinafter referred to as a “Foreclosure”), neither the Lease nor any of Tenant’s rights pursuant to the Lease shall be extinguished by reason of such Successor Landlord acquiring the interest of Landlord or coming into the possession of, or acquiring title to, the Premises by reason of such Foreclosure.

In any Foreclosure, Lender shall not join Tenant as a party in any action or proceeding brought pursuant to the Mortgage in any manner which would alter, disturb or invalidate Tenant’s rights to possess and use the Premises pursuant to the terms of the Lease, as the terms of the Lease are amended by this Agreement. In the event of a Foreclosure, the Successor Landlord shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof, as the terms of the Lease are modified by this Agreement. Notwithstanding anything to the contrary hereinabove contained, (a) any interest of Tenant in an option or other right (including any right of first offer or right of first refusal) to purchase all or any part of the Premises contained in the Lease is specifically subordinated to the rights of Lender under the terms of the Mortgage and such option or right shall not be binding upon Lender or any Successor Landlord, and (b) Lender does not intend by this Agreement to waive, negate or alter any covenant or agreement in the Lease, if any, which provides Landlord an option to cancel the Lease independent of any default on the part of Tenant.

3. Lease Obligations Upon Foreclosure. Upon any Foreclosure, all rights and obligations under the Lease shall continue as though the interest of Landlord had not terminated or such Foreclosure had not occurred, and, except as otherwise set forth herein, Tenant shall have the same remedies under the Lease against the Successor Landlord for the breach of the Lease that Tenant would have had against Landlord if the Successor Landlord had not succeeded to the interest of Landlord; provided, however, that the Successor Landlord shall not be:

(a) liable for any act or omission of any prior landlord (including Landlord), provided that the foregoing shall not be deemed to relieve Successor Landlord from the obligation to perform any obligation of Landlord under the Lease which remains unperformed at the time that Successor Landlord succeeds to the interest of Landlord under the Lease; or

(b) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) (other than offset rights expressly provided under the Lease); or

(c) bound by any rent or additional rent which Tenant might have paid under the Lease to any prior landlord (including Landlord) more than thirty (30) days in advance of the due date under the Lease; or

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(d) bound by any amendment or modification of the Lease that shortens the term or reduces the rent payable thereunder made without the written consent of Lender; or

(e) obligated to cure any defaults under the Lease of any prior landlord (including Landlord) unless Tenant has provided Lender with written notice of such default in accordance with Sections 6 and 10 of this Agreement; or

(f) obligated to make any capital improvements to the Premises or the leased premises which any prior landlord (including Landlord) has agreed to make but not completed (provided that nothing in this sentence shall be deemed to relieve any Successor Landlord of its obligation to repair and maintain the Premises as provided under the Lease); or

(g) responsible for security deposits unless paid over to Lender.

4. Attornment. In the event that a Successor Landlord acquires title to the Premises through Foreclosure, (a) the Lease and all of the rights of Landlord pursuant to the Lease shall remain in full force and effect, (b) Tenant shall be bound to the Successor Landlord under all of the provisions of the Lease for the balance of the term thereof (including any extensions or renewals thereof which may be effected in accordance with any options contained in the Lease) with the same force and effect as if the Successor Landlord was the original landlord under the Lease, and (c) Tenant shall attorn to and recognize the Successor Landlord as its landlord under the Lease as aforesaid. Tenant further agrees to attorn to: (i) Lender when in possession of the Premises pursuant to Lender’s rights under the Mortgage or the Assignment; and (ii) any receiver appointed in an action or proceeding to foreclose the Mortgage or otherwise pursuant to Lender’s rights under the Mortgage or the Assignment. These provisions of attornment and recognition shall be effective and self-operative and shall operate automatically without execution of any further instruments on the part of either of the parties hereto. Tenant agrees, however, to execute and deliver at any time, and from time to time, upon the request of Landlord, Lender or any Successor Landlord, any reasonable further instrument or certificate which, Landlord, Lender or such Successor Landlord, as the case may be, deems to be reasonably necessary or appropriate in any such Foreclosure proceeding or conveyance or otherwise to evidence such attornment.

5. Tenants Authorized and Directed to Pay Rents to Lender. Tenant acknowledges that Landlord has executed and delivered to Lender the Assignment of the Lease as an inducement to Lender to make the Loan, and Tenant hereby expressly consents to such assignment. Landlord, by execution of the Joinder and Consent to this Agreement, hereby authorizes and directs Tenant or any other or future tenants or occupants of the Premises, upon receipt from Lender (or Lender’s agent) of written notice to the effect that Lender is then the holder of the Note and the Mortgage and that a default exists thereunder or under the Assignment, to pay over to Lender all rents, payments, reimbursements and other amounts due, payable, arising or accruing under the Lease, and to continue so to do until otherwise notified in writing by Lender. Landlord, by execution of the Joinder and Consent to this Agreement, agrees that payment of such amounts to Lender shall be in accordance with the terms of the Lease and that Landlord shall have no right to declare Tenant in default under the Lease on account of such payments made to Lender, notwithstanding any notices or contrary instructions which Landlord or Landlord’s agents may hereafter deliver to Tenant at the time of a default or otherwise. At such time as Tenant receives written notice from Lender or the Successor Landlord stating that Lender or such Successor Landlord has exercised its rights as aforesaid under the Mortgage or the Assignment to receive the rents under the Lease directly from Tenant, Tenant shall thereafter pay the rents under the Lease directly to Lender or Successor Landlord.

6. Notices of Default. So long as the Mortgage remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner hereinbelow provided, a copy of all notices of default given to Landlord by Tenant under and pursuant to the terms and provisions of the

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Lease. Lender shall have the period of time permitted Landlord for curing any default under the Lease as therein provided or, if greater, thirty (30) days after receipt by Lender of such notice, during which time it shall have the right, but not any obligation, to remedy such default of Landlord, by paying any taxes and assessments owing by Landlord, making any repairs and improvements, making any deposits or doing any other act or thing required of Landlord by the terms of the Lease; and all payments so made and all things so done and performed by Lender shall be as effective to prevent the rights of Landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by Landlord; provided, however, that if the act or omission does not involve the payment of money from Landlord to Tenant and the nature of the default, act or omission, the requirements of local law or prudent mortgage lending practices require Lender to take possession of, appoint a receiver with respect to, or to foreclose on, or otherwise commence legal proceedings to recover possession of, the Premises in order to effect such remedy and such legal proceedings and consequent remedy cannot reasonably be achieved within the said thirty (30) days, then Lender shall have such further time as is reasonable under the circumstances to effect such remedy (but in any event not to exceed 180 days in the aggregate) provided that Lender shall notify Tenant within thirty (30) days after receipt of Tenant’s notice of Lender’s intention to effect such remedy, and, provided further, that if required under the circumstances, Lender shall institute immediate legal proceedings to appoint a receiver for the Premises or to foreclose on or recover possession of the Premises within said thirty (30) day period and thereafter prosecute said proceedings and remedy with due diligence to completion. In the event that neither Lender nor Landlord cures the default specified in the notice within the time periods specified herein, Tenant shall be entitled to exercise and assert its rights under the Lease against Landlord, but not otherwise. Notwithstanding the foregoing, nothing under this Section 6 or this Agreement shall be deemed to delay, condition or prevent the exercise of Tenant’s express remedies pursuant to Sections 2.5(b), 3.5(e), 6.3, 12.7(b) and 12.7(c) under the Lease on the conditions set forth therein.

7. Landlord Consents. Without the prior written consent of Lender, neither Landlord nor Tenant will (a) enter into any agreement terminating the Lease, (b) cancel the term of, terminate or surrender, the Lease, or accept any cancellation, termination or surrender of the Lease, or (c) assign or sublet all or any part of the Premises, except only pursuant to any assignment or sublease in accordance with the Lease. Nothing in this Section 7 shall prohibit the termination of the Lease by Tenant where expressly permitted under the Lease.

8. Lease Representations. Landlord and Tenant hereby certify to Lender that the Lease has been duly executed by Landlord and Tenant and is in full force and effect; that the Lease has not been modified or amended except as specified herein; that to the knowledge of Landlord and Tenant, no party to the Lease is in default thereunder; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; and that Tenant, as of this date, to its knowledge, has no charge, lien, offset, defense, current abatement right, counterclaim or other right or claim under the Lease, or otherwise against the rents or other charges due or to become due thereunder.

9. Environmental Provisions. If and to the extent that the Lease contains any environmental covenants, representations, warranties, certifications or indemnifications from Landlord to Tenant, Tenant hereby agrees that all such rights and privileges pursuant to any such provision of the Lease shall continue to be recognized by and binding upon Landlord upon the succession by Successor Landlord to Landlord’s interest in the Lease and in and to the Premises, but shall not be recognized or binding upon Lender or any Successor Landlord, even if Tenant’s possession of the Premises under the Lease is not otherwise disturbed. In the event that Successor Landlord succeeds to Landlord’s interest in the Premises and with respect to the Lease, Successor Landlord agrees that during the period of Successor Landlord’s ownership of the property, Successor Landlord will comply with all federal, state, county and local statutes, laws, regulations, rules, ordinances and codes relating to environmental matters.

4

10. Insurance Proceeds. For purposes of this Agreement only, Lender agrees that it shall make the amount of all Net Proceeds (as defined in the Mortgage) received by Lender pursuant to the Mortgage available to Landlord for repair and restoration following any fire or other casualty subject only to the following conditions: (a) no Event of Default (as defined in the Lease) shall exist under the Lease, (b) Landlord shall proceed with the repair and restoration of the Premises as nearly as possible to the condition the Premises were in prior to such fire or other casualty promptly after the insurance claims are settled, (c) the Lease shall not have been terminated by reason of such casualty, (d) the Net Proceeds, together with additional funds provided by Landlord if necessary, are sufficient to reconstruct or restore the Premises according to plans and specifications approved by Lender or its Inspecting Engineer (as defined in the Mortgage), which approval shall not be unreasonably withheld or delayed if such plans and specifications substantially conform to the plans for the existing Premises and comply with local building codes and all other applicable laws, ordinances, rules and regulations, and (e) Lender has determined that all approved restoration work can be completed prior to the maturity of the Note or by such earlier date as may be required under the Lease or pursuant to applicable law.

11. Notices. Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon being either (i) personally delivered or delivered by courier or messenger, (ii) delivered overnight delivery by recognized air courier (such as Federal Express, UPS or Airborne), or (iii) deposited in the United States mail, certified with return receipt requested, in each case with all postage or delivery charges prepaid, addressed to the other party at the address of such other party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt.

Any such notice, election, demand, request or response, if given to Lender, shall be addressed as follows:

        Union Security Insurance Company

        c/o Assurant Asset Management

        One Chase Manhattan Plaza

        New York, NY 10005

        Attn: General Counsel; Loan No. [Loan Number:             ]

With a copy to:

        Assurant Asset Management

        One Chase Manhattan Plaza

        New York, New York 10005

        Attn: Senior Vice President - Mortgages; Loan No. [Loan Number:             ]

and, if given to Tenant, shall be addressed as follows:

        Infinity Pharmaceuticals, Inc.

        780 Memorial Drive

        Cambridge, MA 02139

        Attn: Chief Executive Officer

5

With a copy to:   DLA Piper LLP (US)

        33 Arch Street

        Boston, MA 01220

        Attn: Geoffrey Howell

and copies of notices to either Lender or Tenant shall be given to Landlord, addressed as follows:

        BHX, LLC, as Trustee of 784 Realty Trust

        c/o The Bulfinch Companies, Inc.

        250 First Avenue, Suite 200

        Needham, MA 02494

        Attn: Robert Schlager

With a copy to:   BHX, LLC, as Trustee of 784 Realty Trust

        c/o The Bulfinch Companies, Inc.

        250 First Avenue, Suite 200

        Needham, MA 02494

        Attn: Mark R. DiOrio

12. Limitation of Liability. Tenant shall look solely to the Premises and the profits, proceeds and awards therefrom for recovery of any judgment or damages from Lender or such other Successor Landlord, and neither Lender or such other Successor Landlord nor any present or future partner of Lender or such other Successor Landlord or of any partnership which is now or hereafter a partner of Lender or such other Successor Landlord (or of any partnership which is now or hereafter a partner of a partner of Lender or such other Successor Landlord) shall have any personal liability, directly or indirectly, under or in connection with the Lease or this Agreement or any amendment or amendments to either thereof made at any time or times, heretofore or hereafter, and Tenant hereby forever and irrevocably waives and releases any and all such personal liability. The limitation of liability provided in this paragraph is in addition to, and not in limitation of, any limitation on liability applicable to Lender or such other Successor Landlord provided by law or by any other contract, agreement or instrument.

13. No Further Subordinations. By execution of the Joinder and Consent to this Agreement, Landlord agrees that, without the prior written consent of Lender, Landlord will not request that Tenant (a) enter into any subordination agreement with any person other than Lender; or (b) agree to attorn to or recognize any purchaser of the Premises at any foreclosure sale under any lien other than a Successor Landlord pursuant to a foreclosure of the Mortgage of Lender (provided, however, that this provision shall not be deemed to constitute Lender’s consent to the placing of any lien other than the Mortgage on the Premises). Any such agreement executed by Tenant at any time shall be entirely subject to the terms of this Agreement and the rights of Lender hereunder.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term “Landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease, the term “Tenant” refers to Tenant and to any successor to the interest of Tenant under the Lease but only to the extent a successor to such interest is permitted under the Lease; and the term “Lender” refers to Lender and any successor to the interest of Lender under the Mortgage and to any purchaser, including Lender, of the Premises at a Foreclosure.

15. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State in which the Premises is located.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

TENANT: INFINITY PHARMACEUTICALS, INC.
By:
Adelene Q. Perkins, President

By:
Lawrence E. Block, Treasurer

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF MIDDLESEX

On this     day of September, 2014, before me,                     , a Notary Public of Middlesex County, Massachusetts, personally appeared Adelene Q. Perkins, known or identified to me to be the President of Infinity Pharmaceuticals, Inc., a Delaware corporation, and the officer who subscribed the corporate name to the foregoing instrument, and acknowledged to me that she executed the same in the name of such corporation.

IN WITNESS WHEREOF, I have set my hand and affixed my official notarial stamp or seal, the day and year in this certificate first above written.

My Commission Expires:	Notary Public
[NOTARIAL SEAL]

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF MIDDLESEX

On this     day of September, 2014, before me,                     , a Notary Public of Middlesex County, Massachusetts, personally appeared Lawrence E. Bloch, known or identified to me to be the Treasurer of Infinity Pharmaceuticals, Inc., a Delaware corporation, and the officer who subscribed the corporate name to the foregoing instrument, and acknowledged to me that he executed the same in the name of such corporation.

IN WITNESS WHEREOF, I have set my hand and affixed my official notarial stamp or seal, the day and year in this certificate first above written.

My Commission Expires:	Notary Public
[NOTARIAL SEAL]

7

LENDER: UNION SECURITY INSURANCE COMPANY

By:

Name:
Title:

STATE OF NEW YORK

COUNTY OF NEW YORK

On this     day of September, 2014, before me,                     , a Notary Public of New York County, New York, personally appeared                     , known or identified to me to be the                     of Union Security Insurance Company, an Iowa corporation, and the officer who subscribed the corporate name to the foregoing instrument, and acknowledged to me that he executed the same in the name of such corporation.

IN WITNESS WHEREOF, I have set my hand and affixed my official notarial stamp or seal, the day and year in this certificate first above written.

My Commission Expires:	Notary Public
[NOTARIAL SEAL]

8

JOINDER AND CONSENT

The undersigned, BHX, LLC, a Massachusetts limited liability company, as the sole Trustee of 784 Realty Trust, a Massachusetts nominee trust, referred to as “Landlord” in the foregoing Subordination, Non-Disturbance and Attornment Agreement, does hereby join in and consent to the terms of the foregoing Subordination, Non-Disturbance and Attornment Agreement for the purpose of evidencing and confirming the Landlord’s agreements, covenants and acknowledgments contained in the foregoing Subordination, Non-Disturbance and Attornment Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder and Consent under seal as of the date of the foregoing Subordination, Non-Disturbance and Attornment Agreement as set forth above.

LANDLORD: BHX, LLC, as Trustee of 784 Realty Trust

By:

Name:
Title:

ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF NORFOLK

On this     day of September, 2014, before me,                     , a Notary Public of Norfolk County, Massachusetts, personally appeared                     , known or identified to me to be the                     of BHX, LLC, a Massachusetts limited liability company, which is the sole Trustee of 784 Realty Trust, a Massachusetts nominee trust, who subscribed the limited liability company and trust name to the foregoing instrument, and acknowledged to me that he executed the same in the name of such limited liability company and trust.

IN WITNESS WHEREOF, I have set my hand and affixed my official notarial stamp or seal, the day and year in this certificate first above written.

My Commission Expires:	Notary Public
[NOTARIAL SEAL]

9

EXHIBIT G-2

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

EXHIBIT H

NOTICE OF LEASE

In accordance with the provisions of Massachusetts General Laws, Chapter 183, Section 4, as amended, notice is hereby given of the following lease (“Lease”):

LANDLORD:	BHX, LLC, a Massachusetts limited liability company, as Trustee of 784 Realty Trust, whose mailing address is c/o The Bulfinch Companies, Inc., First Needham Place, 250 First Avenue, Suite 200, Needham, MA 02494.

TENANT:	Infinity Pharmaceuticals, Inc., a Delaware corporation, whose mailing address is 780 Memorial Drive, Cambridge, MA 02139.

DATE OF EXECUTION OF LEASE:	September , 2014.

DESCRIPTION OF PREMISES:	All of the leasable space in the building located on the land described on Exhibit A hereto, which land and building are located at and commonly known as 784 Memorial Drive, Cambridge, MA.

TERM OF LEASE:	The period commencing on November 1, 2014 and expiring on March 31, 2025.

OPTIONS TO EXTEND:	Tenant has the option to extend the term for up to two periods of five years each.

This document is executed pursuant to the Lease and is not intended to vary any of the terms and conditions of the Lease.

This Notice of Lease may be executed in multiple counterparts, each of which shall be an original, but all of which, taken together, will constitute one and the same instrument.

EXECUTED as a sealed instrument this     day of September, 2014.

BHX, LLC, as Trustee of 784 Realty Trust

By:
Name:
Title:

INFINITY PHARMACEUTICALS, INC.

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

Norfolk, ss.

On this     day of September, 2014, before me, the undersigned notary public, personally appeared                     , as                     of BHX, LLC, as Trustee of 784 Realty Trust, proved to me through satisfactory evidence of identification, which were                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.

On this     day of September, 2014, before me, the undersigned notary public, personally appeared                     , as                     of Infinity Pharmaceuticals, Inc., proved to me through satisfactory evidence of identification, which were                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires:

2

SCHEDULE 2.1

ENCUMBRANCES

1.	Slope easements as set forth in deed from Dover Stamping Company to the City of Cambridge dated March 19, 1891, recorded in Book 2545, Page 441.

2.	The Declaration.

3.	Covenant by 784 Memorial Drive, LLC recorded with the Middlesex South Registry of Deeds in Book 31728, Page 298, and filed with the Middlesex South Registry District of the Land Court as Document No. 1146951.

4.	Façade Preservation Easement dated December 27, 1999 recorded with the Middlesex South Registry of Deeds in Book 33459, Page 82, and filed with the Middlesex South Registry District of the Land Court as Document No. 1180200.

5.	Reservation of rights set forth in Deed recorded with the Middlesex South Registry of Deeds in Book 32736, Page 514, and filed with the Middlesex South Registry District of the Land Court as Document No. 1168772.

6.	Easement to Cambridge Electric Light Company dated August 7, 2001, recorded in the Middlesex South Registry of Deeds in Book 33495, Page 399, and filed with the Middlesex South Registry District of the Land Court as Document No. 1180726.

7.	Easement to NSTAR Gas Company dated August 2, 2001, recorded in the Middlesex South Registry of Deeds in Book 33742, Page 201, and filed with the Middlesex South Registry District of the Land Court as Document No. 1184536.

SCHEDULE 3.2(b)

PROGRAMMING ELEMENTS FOR TENANT IMPROVEMENTS

The office renovation proposal is inclusive of the 1st, 2nd, 3rd and 4th floor of the 784 Memorial Drive building.

Office Seating Areas:

•	Demolition will include furnishing, installation and removal of temporary protection as required as well as demolition and removal of walls, floors and ceilings as required by design plans.

•	Sprinkler system will be reworked as required by design plans.

•	Existing offices will be removed to create open office environment and allow light to penetrate to the middle of occupied floors.

•	Smaller offices may be created by leaving partial walls in place and finishing with drywall/plaster, glass or DIRTT or other demountable walls.

•	VAV and fan powered boxes not replaced (to the extent not part of the Base Building Work) will be replaced and wired to central building management system.

•	Lighting will be upgraded as required by design plans.

•	Data and electrical wiring will be installed as required by design plans.

•	Small kitchen areas, photocopy areas or other utility spaces may be created or renovated.

•	Materials used may include drywall and plaster, glass or wood and finished according to the design plans.

•	Ceiling grid will be replaced and new ceiling tiles installed.

•	New flooring will be installed, to include carpet, vinyl, VCT or tile.

•	Plaster walls will be painted.

•	New window blinds will be installed.

Conference Rooms:

•	Demolition will include furnishing, installation and removal of temporary protection as required as well as demolition and removal of walls, floors and ceilings as required by design plans.

•	Floor boxes may be installed which will contain electrical power and data.

•	Accessories installed may include wall mounted computer monitors, ceiling mounted screens and projectors.

•	Telephone conferencing systems may be installed.

•	VAV and fan powered boxes (to the extent not replaced in the Base Building Work) will be replaced and wired to central building management system.

•	Lighting will be upgraded as required by design plans.

•	Data and electrical wiring will be installed as required by design plans.

•	Materials used may include drywall and plaster, glass or wood and finished according to the design plans.

•	Ceiling grid will be replaced and new ceiling tiles installed.

•	New flooring will be installed, to include carpet, vinyl, vct or tile.

•	Plaster walls will be painted.

•	New window blinds will be installed.

Common Areas and Lobby:

•	Demolition will include furnishing, installation and removal of temporary protection as required as well as demolition and removal of walls, floors and ceilings as required by design plans.

•	Finishes may be refurbished or replaced.

•	VAV and fan powered boxes (to the extent not replaced in the Base Building Work) will be replaced and wired to central building management system.

•	Lighting will be upgraded as required by design plans. Data and electrical wiring will be installed as required by design plans.

•	Materials used may include drywall and plaster, glass or wood and finished according to the design plans.

•	Ceiling grid will be replaced and new ceiling tiles installed.

•	New flooring may be installed, to include carpet, vinyl, vct or tile.

•	Plaster walls will be painted.

•	New window blinds will be installed.

Cafeteria:

Proposals for cafeteria space include areas on the first and fourth floor. The proposed first floor area would include existing exterior door which exits to Quarter Acre Park. The proposed fourth floor area would allow for use of the exterior roof deck. Cafeteria may include a commercial grade kitchen which would be installed in compliance with applicable building code.

•	VAV and fan powered boxes (to the extent not replaced in the Base Building Work) will be replaced and wired to central building management system.

•	Lighting will be upgraded as required by design plans. Data and electrical wiring will be installed as required by design plans.

•	Materials used may include drywall and plaster, glass or wood and finished according to the design plans.

•	Ceiling grid will be replaced and new ceiling tiles installed.

•	New flooring will be installed, to include carpet, vinyl, vct or tile.

•	Plaster walls will be painted.

•	New window blinds will be installed.

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SCHEDULE 3.2(c)

APPROVED CONTRACTORS FOR TI WORK

Architect

Olson-Lewis

Plumbing Sole Sourcing - Design Build, including engineering

North Shore Mechanical Contractors Danvers MA

HVAC Sole Sourcing - Design Build, including engineering

Environmental Systems Inc. Attleboro MA

Electrical Sole Sourcing - Design Build, including engineering

Interstate Electrical Services N. Billerica MA

Selective Demolition

A1 Concrete Cutting & Construction Norton MA

USA Demolition Woburn MA

Misc Metal

Lawton Welding Co., Inc. Topsfield MA

Weiss Sheet Metal Avon MA

AG Industries N. Attleboro Ma

Glass/Glazing

Wayside Glass & Mirror Marlboro MA

Salem Glass Salem MA

Doors, Frames and Hardware

Commercial Door Shrewsbury MA

Galeno & Associates South Easton MA

O’Connor Door Needham MA

Gypsum Board Assemblies/Framing

EMR Drywall Salem MA

Clifford & Galvin W. Bridgewater MA

Mass Acoustics Natick MA

NE Finish Systems Salem NH

Acoustical Ceilings

The Cheviot Corporation Needham Heights MA

K & K Acoustical Ceilings Tewksbury MA

Mass Acoustics Natick MA

Resilient Flooring

Allegheny Contract Flooring Winchester MA

Business Interiors Floorcovering, Inc. Woburn MA

E-Floors Dedham MA

Painting

J&M Professional Painting Everett MA

Francis E. Kenney Woburn MA

Paint Systems Salem NH

John M. Kennedy Dorchester MA

M.L. McDonald Co., Inc. Watertown MA

Fire Protection

Cameron Fire Protection Engineerin East Gouglas MA

American Plumbing & Heating Corporation Norwell MA

Cannistraro, LLC., J.C. Watertown MA

Noremac Sprinkler

2

SCHEDULE 5.3

ENVIRONMENTAL REPORTS

Preliminary Environmental Site Assessment by GEI Consultants, Inc. dated November 4, 1999.

Phase I Environmental Site Assessment Update by GEI Consultants, Inc. dated September 17, 2004.

Phase I Environmental Site Assessment by GZA GeoEnvironmental, Inc. dated November 8, 2005.

Lead Based Paint Assessment by GZA GeoEnvironmental, Inc. dated May 5, 2004.

SCHEDULE 6.1(b)

SPECIFICATIONS FOR BUILDING SYSTEMS

Existing:

PLUMBING

•	6” sanitary waste discharge line serving the Building and connected to City sewer. A secondary 4” waste line is capped for future use.

•	Sanitary Sewer stacks rise in several locations to serve the above floor levels:

•	Column X1/Row XD 4” Sanitary waste stack rise

•	Column X5/Row XD 5” Sanitary waste stack & 4” Vent stack (Main toilet cores)

•	Column X14-X15/Rows XC-XD 4” sanitary waste stack and 3” vent stack rise

•	Column 6.5/Row E 4” sanitary waste stack rise (addition area)

•	4” Waste line (above crawl space) serves the mechanical floor drains

•	Domestic water line (4”) serving the Premises with supply from the municipal provider or MWRA, as applicable

•	Building served by 2” meter (capable of 160gom)

•	Mechanical room 120 has a 1” secondary backflow preventer for HVAC usage

•	Service reduces after meter to 3” and exits mechanical room 120 to serve Premises

•	A 2-1/2” CW riser serving core toilets

•	Domestic hot water serving the Premises generated in mechanical room 177

•	Heat domestic hot water to 140*f use “master” mix valve to temper down to 120*f

•	Additional Sanitary waste & Domestic cold water notables each floor level

•	1st floor Wet Column – located col. X14/XC – services avail. 4” W, 3” V, 2” DCW

•	(8) 3⁄4” WALL HYDRANT UNITS on exterior of main building & addition

•	1st floor – 2-1/2” DCW riser for core toilets, rises col. X5/XD

•	1st floor – 1-1/4” DHW & 3⁄4” DCW risers located in #162 lavatory wet wall & a 3⁄4” DHW & DCW risers located in #161 lavatory wet wall.

•	2nd floor Wet Column – located col. X14/XC – services avail. 4” W, 3” V, 2” DCW

•	3rd floor Wet Column – located col. X12/XC – services avail. 4” W, 3” V, 2” DCW

•	4th floor Wet Column – located col. X12/XC – services avail. 4” W, 3” V, 2” DCW

•	Water and sewer service shall be available to Tenant on a 24-hour, 7 day a week basis.

ELECTRICAL

•	480Y/277 volt (office) feeders to support loads on all floors on demand, 24-hour, 7 days a week. The feeders have been sized to provide 20.0 watts per useable square foot to support tenant’s lighting, receptacle loads, fan power terminal units / VAV boxes, and miscellaneous electrical loads.

•	The primary HVAC systems are served by a 600 amp 480Y/277 volt feeder to the penthouse distribution panel. Renovations and/or replacements will be served from the same sources on demand, 24-hour, 7 days a week.

HVAC

•	The office floors throughout the Premises are heated and air conditioned utilizing a vav system.

•	Three air handlers totaling 57,700 cfm and 200 tons of associated cooling.

TELECOMMUNICATIONS

The Building is served by telecommunications conduits from the property line to the Main Telecommunications Demarcation room in basement and one (1) telecommunications closet per floor, equipped with sleeves connecting to the main telecommunications room.

LIFE SAFETY

The building is equipped with an Edwards System Technology EST2 microprocessor-based multiplex, addressable fire alarm system with audible and visual occupant notification and municipal reporting. Such system may be improved as part of the Base Building Work.

ELEVATOR

Single passenger elevator manufactured by Fujitec America, Inc.

•	Capacity 3500 Pounds

•	Speed 125 Feet per Minute

The following services to be provided with the completion of the base building work:

PLUMBING

•	Natural gas will be provided to serve the new boiler system

HVAC

The HVAC system will be capable of maintaining the following conditions:

Ouside summer condition 91 DegFdb/73 DegFwb Outside winter condition 6 degrees Interior design 75 DegF +/- 2

•	A boiler plant will heat the building during morning warm up and unoccupied cycles. A hot water pipe distribution system shall be piped to three existing air handlers, or at the Air handlers duct main.

•	A central control system will service the hot water system including boilers, pumps, the existing air handlers, and fans and will be expandable to provide new DDC controls to all new tenant fit up requirements.

ELEVATOR

Single passenger elevator as may be installed as part of the Base Building Work.

2

SCHEDULE 6.1(f)

JANITORIAL SCHEDULE

DAILY	COMMON AREAS, OPEN OFFICES, CONFERENCE ROOMS, LOBBY, RECEPTION

1.	Empty wastebaskets, recycle bins and other refuse and transport to designated areas and provide replacement.
2.	Clean and sanitize drinking fountains.
3.	Dust empty desktops and conference room tables.
4.	Clean counter tops.
5.	Spot clean tenant’s interior glass partitions and doors.
6.	Sweep/vacuum and dust stairways.
7.	Remove fingerprints from doors, frames, light switches, kick and push plates, handles.
8.	All building lobby glass doors cleaned nightly and building side lights spot cleaned.
9.	Empty exterior trash.
10.	Clean all baseboard ledges, moldings, directory, depositories and window frames.
11.	Clean lobby sign.
12.	Clean and polish anodized metal finishes.
13.	Clean all entry thresholds.
14.	Dust all mullions and sills and other surfaces up to 70” high.
15.	Vacuum all carpeted areas.
16.	Wet mop all uncarpeted stairwells, landings and clean handrails.

DAILY	CAFETERIA/KITCHEN AREA

1.	Empty all containers and disposal. Sanitize interior and provide liners.
2.	Wash and sanitize exterior of all containers.
3.	Clean and sanitize drinking fountains and counter tops.
4.	Spot Clean interior glass in partitions and doors.
5.	Remove all fingerprints from doors, frames, light switches, kick and push plates, handles.
6.	Nightly cleaning of kitchen areas additionally includes: Tables, Chairs, Counters, Sinks, Floors, Spot Clean Walls.
7.	Clean interior and exterior of microwave ovens in common kitchen areas
8.	Clean exterior of refrigerators.

DAILY	ELEVATORS

1.	Wipe down and polish all metal and wooden surfaces.
2.	Vacuum carpet.
3.	Spot clean carpet.
4.	Clean/vacuum elevator door trackways.
5.	Spot clean all doors and frames.
6.	Dust and clean entire interior and exterior of cabs including saddles.

DAILY	RESTROOMS and SHOWER ROOMS

1.	Clean, sanitize and polish all vitreous fixtures including toilet bowls, urinals and hand basins.
2.	Clean and sanitize all flush rings, drain and overflow outlets.
3.	Clean and polish all chrome fittings.
4.	Clean and sanitize toilet seats (both sides).
5.	Clean and polish all glass mirrors.
6.	Wash and sanitize exterior of all containers
7.	Damp mop floor area with germicidal solution.
8.	Spot clean metal partitions.
9.	Remove spots, stains, splashes from wall area adjacent to hand basins.
10.	Refill all dispensers to normal limits – soap, toilet tissue, paper towels, seat holders. Supplies to be furnished by landlord. Paper towels must be filled to capacity each evening in proper alignment so as to allow for proper disbursement.
11.	Remove fingerprints from doors, frames, light switches, kick and push plates, handles.
12.	Check operation of soap and napkin dispensers.
13.	Clean janitor’s closet walls, floor and sink.
14.	Wash and sanitize metal partitions.

DAILY	FLOORS – VCT TILE, MARBLE, GRANITE

1.	Dust mop or sweep floors.
2.	Damp mop only with cool, fresh water.
3.	Remove all spills, smears, etc., that do not come off in sweeping & mopping.

DAILY	FLOORS – CARPET

1.	Vacuum all rugs and carpet areas including open areas. Remove any gum, staple, paper clip, and tar.
2.	Spot clean stains with carpet stain remover as per manufacturer specifications.
3.	Clean weather mats with a vacuum and damp wipe vinyl edges to remove all dust when mats are out for inclement weather.

DAILY	GENERAL

1.	Leave notice on any observed regularities in daily log book (i. e. defective plumbing, unlocked doors, lights left on, inventory requirements, rest room supplies).
2.	Turn off lights except those to be left on. Close all doors.
3.	Report evacuation of building to appropriate personnel.
4.	Notify designated personnel of any emergency or security situation.
5.	Complete “Security log” in accordance with Tenant’s procedure. Note: Tenant hallway doors are to remain locked during cleaning.
6.	Wet mop all uncarpeted stairwells, landings and handrails.

WEEKLY	COMMON AREAS, OFFICES, CONFERENCE ROOMS, LOBBY, RECEPTION

1.	Dust all furniture including desks, chairs and tables.
2.	Dust all exposed filing cabinets, bookcases and shelves.
3.	Low dust all horizontal surfaces to hand height (70”) including shelves, moldings and ledges.

4.	High dust above hand heights all horizontal surfaces, including shelves, moldings and ledges.
5.	Remove spots, stains, marks to hand height (70”).
6.	Clean all common area HVAC diffusers as needed.
7.	Clean all public telephones in phone booths, conference rooms and ‘huddle’ rooms.
8.	Spray buff open areas including kneeholes of desks.
9.	Damp wipe all horizontal surfaces, including conference room tables and empty desks.

WEEKLY	RESTROOMS AND SHOWERS

1.	Dust metal partitions
2.	Low dust all horizontal surfaces to hand height including sills, shelves, moldings, frames, ledges, ducts and heating outlets, etc.
3.	High dust above hand heights all horizontal surfaces, including shelves, moldings and ledges.
4.	Dust all furniture including tables, chairs, etc.
5.	Clean and disinfect floor drains and polish chrome.
6.	Pour water/disinfectant into floor drains.

WEEKLY	CAFETERIA/KITCHEN AREA

1.	Low dust all horizontal surfaces to hand height including sills, shelves, moldings, frames, ledges, ducts and heating outlets, etc.
2.	High dust above hand heights all horizontal surfaces, including shelves, moldings, ledges, pipes, ducts, heating outlets, etc.
3.	Clean interior and exterior of all toaster ovens in common area kitchen areas.

WEEKLY	FLOORS – RESILENT.

1.	Burnish and restore vinyl tile flooring in kitchen areas and cafeteria. Sweep and mop loading dock area.

WEEKLY	GENERAL

1.	Customer service visit/walkthrough.

MONTHLY	COMMON AREAS OFFICES, CONFERENCE ROOMS, LOBBY, RECEPTION

1.	Clean and polish bright metal to hand height.
2.	Remove dust and cobwebs from ceiling tiles.
3.	Vacuum diffuser outlets in ceiling.
4.	Hand dust wood paneling.
5.	Wash vinyl and metal kick plates on doors.
6.	Wet mop all uncarpeted stairwells, landings, and handrails.
7.	Vacuum edges of all carpeted surfaces.

MONTHLY	RESTROOMS

1.	Wash and sanitize metal partitions.
2.	Damp wipe lavatory tile walls (sanitize).
3.	Vacuum diffuser outlets in ceiling and walls.
4.	Remove cobwebs –dust high edges and corners

QUARTERLY	COMMON AREAS, OFFICES, CONFERENCE ROOMS, LOBBY, RECEPTION

1.	Clean and sanitize telephones.
2.	Clean entire interior glass in partitions and doors.
3.	Dust blinds.
4.	Dry-clean area adjacent to diffuser outlet.
5.	Clean metal of hi-hat light fixtures.
6.	High dust all horizontal and vertical surfaces not reached in night cleaning such as pipes, light fixtures, door frames, etc.
7.	Dust all picture frames, charts and similar hangings that are not dusted during regular nightly cleaning.

QUARTERLY	RESTROOMS AND SHOWERS

1.	Wash and sanitize exterior of lockers.
2.	Dry-clean adjacent to diffuser outlet.
3.	Power steam joints and floors.
4.	Power steam floor and joints in janitor closets.

QUARTERLY	CAFETERIA/KITCHENETTE

1.	Clean entire interior glass in partitions and doors.
2.	Power steam café floors and joints.

QUARTERLY	FLOORS – RESILENT. VINYL TILE AND/OR HARD

1.	Scrub, refinish and maintain.
2.	Machine scrub floors.
3.	Machine scrub bathroom floors.
4.	High dust lights, walls and grills.

SEMI ANNUALLY	COMMON AREAS, OFFICES, CONFERENCE ROOMS, LOBBY,

Wash all wastebaskets. Strip and refinish all vinyl flooring, applying one (1) coat of sealer and three (3) coats of floor finish. Shampoo all carpets

RESTROOMS

1.	Hand dust, clean and wash all the tile walls as often as necessary, but not less than semi-annually.
2.	Wash restroom lighting fixtures.

ANNUALLY

1.	Wash all exterior light fixtures including reflectors, globes, diffusers, and trim.
2.	Wash all unpainted surfaces.
3.	Strip and refinish cafeteria vinyl flooring, applying one (1) coat of sealer and three (3) coats of floor finish.
4.	Shampoo carpets.

DESCRIPTION OF SERVICES FOR CARPET MAINTENANCE PROGRAM

DAILY	Spot clean all affected areas.

GENERAL

1.	Landlord shall provide in advance an annual schedule of dates, which indicates monthly, quarterly, and semi-annual service to be performed.
2.	Landlord will supply Plastic liners, C fold towels and toilet paper
3.	Provide supervisory personnel on site during all hours that services are provided and said supervisor shall perform the security check and complete the security check list form.
4.	Cleaning services not to begin prior to 6:00 PM.
5.	All persons providing services shall be required to have photo ID’s in plain sight at all times.
6.	All equipment and supplies shall be provided by Landlord.
7.	All equipment shall be maintained to provide satisfactory performance.
8.	All carts, etc., shall be equipped with wheels and bumpers to ensure no damage to floors and walls.
9.	Window washing of the exterior/interior building wall is excluded.
10.	Report any broken or damaged plumbing service.
11.	Cleaners will not stage or gather in common area lobbies.
12.	Keep all exterior doors locked when taking trash to exterior containers.
13.	Empty mop buckets nightly.
14.	Entrance doors must be kept locked.

SCHEDULE 6.5

ESTOPPEL CERTIFICATE OF PARCEL B OWNER

To:	Infinity Pharmaceuticals, Inc.

780 Memorial Drive

Cambridge, MA 02139

Attention:

Re:	Declaration of Easements, Covenants, Conditions and Restrictions, dated December 22, 1999, by 784 Memorial Drive LLC, filed with the Middlesex South Registry District of the Land Court as Document No. 1127474 and recorded in the Middlesex South Registry of Deeds on December 29, 1999, in Book 31008, Page 1, as amended by the First Amendment to Declaration of Easements, Covenants, Conditions and Restrictions, dated September 17, 2001, by 784 Memorial Drive LLC, ARE 770/784/790 Memorial Drive LLC and Landlord, filed with the Middlesex South Registry District of the Land Court as Document No. 1195705 and recorded in the Middlesex South Registry of Deeds in Book 34522, Page 324 (the “Declaration”)

Ladies and Gentlemen:

We understand that you have signed or are about to sign a lease with Parcel A Owner (as defined in the Declaration), by which Parcel A Owner would lease to you the entire building located on Parcel A (as defined in the Declaration), and that you are relying upon the following statements and agreements. Capitalized terms used but not defined herein shall have the meanings given thereto in the Declaration.

As Parcel A Owner’s request pursuant to Section 14.3 of the Declaration, the undersigned, as Parcel B Owner (as defined in the Declaration), certifies to you as follows as of the date set forth below:

1.	The Declaration is in full force and effect and unmodified, except as provided above in the definition of Declaration.

2.	To the knowledge of Parcel B Owner, Parcel B Owner is not in default in the performance or observance of its obligations under the Declaration.

3.	To the knowledge of Parcel B Owner, Parcel A Owner is not in default in the performance or observance of Parcel A Owner’s obligations under the Declaration.

4.	Since January 1, 2011, Parking Rent (as defined in Section 4.6.2 of the Declaration) has been invoiced directly to the existing tenant at Parcel A by Parking B Owner at the monthly rate of $21,705.00. No amounts are currently past due on account thereof. The Required Parking Spaces (as defined in Section 4.1 of the Declaration) are allocated to Parking A Owner as follows: (a) 29 spaces in the outside surface parking lot located at the Entire Property are allocated to Parking A Owner on a reserved basis and (b) 76 spaces in the above ground parking structure at the Entire Premises are allocated to Parking A Owner on a reserved basis.

5.	To the knowledge of Parcel B Owner, there are no shared Parcel A Utility Facilities or Parcel B Utility Facilities that are currently subject to reimbursement obligations among Parcel A and Parcel B pursuant to Sections 5.1 and 5.2 of the Declaration.

6.	The monthly estimated charges payable by Parcel A Owner to Parcel B Owner for Common Area Expenses (as defined in Section 9.2.4) under the Declaration for the calendar year 2013 is $3,220, subject to annual reconciliation as set forth in Section 9.2.4 of the Declaration. No amounts are currently past due on account thereof.

7.	This certificate shall be binding on Parcel B Owner, but nothing contained herein shall be deemed to amend or modify the provisions of the Declaration or the rights and obligations of the parties arising thereunder.

 Dated as of September     , 2014.

ARE-770/784/790 MEMORIAL DRIVE, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

By:
Name:
Title:

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SCHEDULE 13.15

Infinity Pharmaceuticals, Inc.

780 Memorial Drive

Cambridge, MA 02139

As of September     , 2014

ARE-770/784/790 Memorial Drive, LLC

c/o Alexandria Real Estate Equities, Inc.

385 E. Colorado Blvd, Suite 299

Pasadena, CA 91101

Re: Declaration of Easements, Covenants, Conditions and Restrictions recorded with the Middlesex South District Registry of Deeds in Book 31008, Page 1, and filed with the Middlesex South Registry District of the Land Court as Document No. 127474 (as amended from time to time, the “Declaration”).

Ladies and Gentlemen,

In connection with (i) an amendment dated as of the date hereof to our lease (the “780-790 Lease”) of the property owned by you and known as 780-790 Memorial Drive (which property is described on Exhibit A, and notice of which 780-790 Lease is recorded at Book 37003, Page 230 as Document Number 123563 and (ii) our contemporaneous lease dated as of the date hereof (as it may be amended, the “784 Lease”) of the property known as 784 Memorial Drive (more particularly described on Exhibit B) (“784 Memorial”) from BHX, LLC, a Massachusetts limited liability company, as Trustee of 784 Realty Trust, we are writing to confirm certain agreements regarding the Declaration. By countersigning this letter agreement in the space appearing below, you confirm and agree, on behalf of yourself and your affiliate successors and affiliate assigns as Parcel B Owner under the Declaration, to the following (so long as Infinity Pharmaceuticals, Inc. or any of its affiliates is a tenant at 784 Memorial):

(A) The Parcel B Owner shall give us a copy of any notice of default given to the Parcel A Owner under the Declaration contemporaneously with the delivery of any such default notice to the Parcel A Owner, in the manner for which notices to Tenant are provided under the 780-790 Lease. In the event that we elect to cure any such default (having no obligation to do so), which cure shall be subject to the terms and conditions of the Declaration applicable to cures made by the Parcel A Owner generally, the Parcel B Owner shall recognize such cure as if made by the Parcel A Owner.

(B) Notwithstanding anything to the contrary in the Declaration, the Parcel B Owner under the Declaration shall accept instructions from us directly with respect to the parking rights held by us as a Parcel A Tenant, including without limitation the giving of Parking Change Notices, provided that a copy of any such instructions is given contemporaneously to Parcel A Owner. The Parcel A Owner acknowledges its consent to this subparagraph (D) by countersigning in the space located below.

Thank you for your assistance in this matter. This letter is executed as a sealed Massachusetts instrument.

Very truly yours, INFINITY PHARMACEUTICALS, Inc.
By:
Name:
Title:

Acknowledged and Agreed:

ARE-770/784/790 MEMORIAL DRIVE, LLC

By:	Alexandria Real Estate Equities, L.P., managing member

	By:	ARE-QRS Corp., general partner

By:
Name:
Title:

The undersigned Parcel A Owner joins in this Agreement solely for the

Purposes set forth in subparagraph (B), above.

BHX, LLC, as Trustee of 784 Realty Trust

By:
Name:
Title:

2